                                                                   EXHIBIT 4


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                           FALCON PRODUCTS, INC.,
                      SHELBY WILLIAMS INDUSTRIES, INC.
                                     AND
                          SELLERS & JOSEPHSON INC.

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             --------------------------------------------------


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                         LOAN AND SECURITY AGREEMENT
                             DATED: JUNE 3, 2003
                                 $75,000,000

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             --------------------------------------------------


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                          FLEET CAPITAL CORPORATION
              INDIVIDUALLY AND AS AGENT FOR ANY LENDER WHICH IS
                          OR BECOMES A PARTY HERETO

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                              TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SECTION 1.  CREDIT FACILITY...................................................1

   1.1.      Loans............................................................1
   1.2.      Letters of Credit; LC Guaranties.................................4
   1.3.      Term Loans.......................................................5
   1.4.      Borrowing Agent..................................................5

SECTION 2.  INTEREST, FEES AND CHARGES........................................6

   2.1.      Interest.........................................................6
   2.2.      Computation of Interest and Fees.................................7
   2.3.      Fee Letter.......................................................7
   2.4.      Letter of Credit and LC Guaranty Fees............................7
   2.5.      Unused Line Fee..................................................8
   2.6.      Prepayment Fee...................................................8
   2.7.      Audit Fees.......................................................9
   2.8.      Reimbursement of Expenses........................................9
   2.9.      Bank Charges....................................................10
   2.10.     Collateral Protection Expenses; Appraisals......................10
   2.11.     Payment of Charges..............................................11
   2.12.     Term Loan B Fee Letter..........................................11
   2.13.     No Deductions...................................................11
   2.14.     Joint and Several Obligations...................................11

SECTION 3.  LOAN ADMINISTRATION..............................................14

   3.1.      Manner of Borrowing Revolving Credit Loans/LIBOR Option.........14
   3.2.      Payments........................................................17
   3.3.      Mandatory and Optional Prepayments..............................20
   3.4.      Application of Payments and Collections.........................24
   3.5.      All Loans to Constitute One Obligation..........................25
   3.6.      Loan Account....................................................26
   3.7.      Statements of Account...........................................26
   3.8.      Increased Costs.................................................26
   3.9.      Basis for Determining Interest Rate Inadequate..................27
   3.10.     Sharing of Payments, Etc........................................28
   3.11.     Post Event of Default Allocation................................29

SECTION 4.  TERM AND TERMINATION.............................................30

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   4.1.      Term of Agreement...............................................30
   4.2.      Termination.....................................................30

SECTION 5.  SECURITY INTERESTS...............................................31

   5.1.      Security Interest in Collateral.................................31
   5.2.      Other Collateral................................................33
   5.3.      Lien Perfection; Further Assurances.............................33
   5.4.      Lien on Realty..................................................34
   5.5.      Pledge of Securities............................................34

SECTION 6.  COLLATERAL ADMINISTRATION........................................35

   6.1.      General.........................................................35
   6.2.      Administration of Accounts......................................36
   6.3.      Administration of Inventory.....................................37
   6.4.      Records and Schedules of Equipment..............................38
   6.5.      Payment of Charges..............................................38

SECTION 7.  REPRESENTATIONS AND WARRANTIES...................................38

   7.1.      General Representations and Warranties..........................38
   7.2.      Continuous Nature of Representations and Warranties.............46
   7.3.      Survival of Representations and Warranties......................47

SECTION 8.  COVENANTS AND CONTINUING AGREEMENTS..............................47

   8.1.      Affirmative Covenants...........................................47
   8.2.      Negative Covenants..............................................51
   8.3.      Specific Financial Covenants....................................59

SECTION 9.  CONDITIONS PRECEDENT.............................................60

   9.1.      Documentation...................................................60
   9.2.      No Default......................................................60
   9.3.      Other Conditions................................................60
   9.4.      Availability....................................................60
   9.5.      No Litigation...................................................60

SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT...............61

   10.1.     Events of Default...............................................61
   10.2.     Acceleration of the Obligations.................................64
   10.3.     Other Remedies..................................................65
   10.4.     Set Off and Sharing of Payments.................................66


                                    -ii-


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   10.5.     Remedies Cumulative; No Waiver..................................67

SECTION 11.  THE AGENT; CERTAIN PROVISIONS RELATING TO LENDERS...............67

   11.1.     Authorization and Action........................................67
   11.2.     Agent's Reliance, Etc...........................................68
   11.3.     Fleet and Affiliates............................................69
   11.4.     Lender Credit Decision..........................................69
   11.5.     Indemnification.................................................69
   11.6.     Rights and Remedies to be Exercised by Agent Only...............70
   11.7.     Agency Provisions Relating to Collateral........................70
   11.8.     Agent's Right to Purchase Commitments...........................71
   11.9.     Right of Sale, Assignment, Participations.......................71
   11.10.    Amendment.......................................................75
   11.11.    Resignation of Agent; Appointment of Successor..................77
   11.12.    Audit and Examination Reports; Disclaimer by Lenders............77
   11.13.    Buyout Right....................................................78

SECTION 12.  MISCELLANEOUS...................................................79

   12.1.     Power of Attorney...............................................79
   12.2.     Indemnity.......................................................80
   12.3.     Sale of Interest................................................81
   12.4.     Severability....................................................81
   12.5.     Successors and Assigns..........................................81
   12.6.     Cumulative Effect; Conflict of Terms............................81
   12.7.     Execution in Counterparts.......................................81
   12.8.     Notice..........................................................82
   12.9.     Consent.........................................................83
   12.10.    Credit Inquiries................................................83
   12.11.    Time of Essence.................................................83
   12.12.    Entire Agreement................................................84
   12.13.    Interpretation..................................................84
   12.14.    Confidentiality.................................................84
   12.15.    GOVERNING LAW; CONSENT TO FORUM.................................84
   12.16.    WAIVERS BY BORROWERS............................................85
   12.17.    Advertisement...................................................86

SECTION 13.  THE TRANCHE B AGENT.............................................86

   13.1.     Authorization and Action........................................86
   13.2.     Tranche B Agent's Reliance, Etc.................................87
   13.3.     Back Bay and Affiliates.........................................88
   13.4.     Term Loan B Lender Credit Decision..............................88
   13.5.     Indemnification.................................................88

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   13.6.     Rights and Remedies to be Exercised by Tranche B Agent Only.....89
   13.7.     Agency Provisions Relating to Collateral........................89
   13.8.     Tranche B Agent's Right to Purchase Commitments.................90
   13.9.     Resignation of Tranche B Agent; Appointment of Successor........90
   13.10.    Information Sharing.............................................90
   13.11.    Rights of Term Loan B Lenders...................................91


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                         LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT is made as of this 3rd day of June, 2003, by and among FLEET CAPITAL CORPORATION ("Fleet"), a Rhode Island corporation with an office at One South Wacker Drive, Suite 1400, Chicago, Illinois 60606, individually as a Lender and as Agent ("Agent") for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, is referred to hereinafter individually as a "Lender"), the LENDERS and each of FALCON PRODUCTS, INC., a Delaware corporation with its chief executive office and principal place of business at 9387 Dielman Industrial Drive, St. Louis, Missouri 63132 ("Falcon"), SHELBY WILLIAMS INDUSTRIES, INC., a Delaware corporation with its chief executive office and principal place of business at 9387 Dielman Industrial Drive, St. Louis, Missouri 63132 ("Shelby"), AND SELLERS & JOSEPHSON INC., a New Jersey corporation with its chief executive office and principal place of business at 86 Route 4 East, Englewood, New Jersey 67631 ("Sellers & Josephson"). Falcon, Shelby and Sellers & Josephson are hereafter referred to collectively as "Borrowers" and individually as a "Borrower". Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                         SECTION 1. CREDIT FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a Total Credit Facility of up to $75,000,000 available to Borrowers upon a Borrower's request therefor, as follows:

         1.1.   Loans.
                -----

         1.1.1. Revolving Credit Loans. Each Revolving Credit and Term Loan A
                ----------------------
     Lender agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrowers from time to time during the period from the date hereof to but not including the last day of the Term, as requested by Borrowers in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of (i) such
     Revolving Credit and Term Loan A Lender's Revolving Loan Commitment minus the product of such Revolving Credit and Term Loan A Lender's
     -----
     Revolving Loan Percentage and the LC Amount minus the product of such
                                                 -----
     Revolving Credit and Term Loan A Lender's Revolving Loan Percentage and reserves, if any and (ii) the product of such Revolving Credit and Term Loan A Lender's Revolving Loan Percentage and an amount equal to the Borrowing Base at such time minus the LC Amount minus reserves, if any.
                                 -----               -----
     The aggregate amount of the Revolving Loan Commitments is $33,769,000. Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent shall deem necessary or appropriate in its reasonable credit judgment, against the amount of Revolving Credit Loans which

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

     Borrowers may otherwise request under this subsection 1.1.1 including without limitation with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of a Borrower's business;
     (ii) potential dilution related to Accounts; (iii) shrinkage, spoilage and obsolescence of a Borrower's Inventory; (iv) slow moving Inventory;
     (v) other sums chargeable against a Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (vi) amounts owing by a Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of any Borrower (other than Permitted Liens described in any of subsections 8.2.5(i), (iv), (v),
     (vi), (x), (xi), (xii) or (xiii)); (vii) amounts owing by a Borrower in connection with Product Obligations; (viii) during the period from the Closing Date through and including June 15, 2003, an amount equal to $5,700,000 in respect of accrued interest on the Subordinated Note Debt due on June 15, 2003 (provided, that such reserve shall be released at the time of payment of such interest); and at all times thereafter, an amount equal to then accrued and unpaid interest on the Subordinated Note Debt, with such amount to be adjusted on a monthly basis, on the last day of each calendar month (provided, that such reserve shall be released at the time of each payment of such interest); (ix) the Special Reserve; (x) the Rebuild Reserve; and (xi) such other specific events, conditions or contingencies as to which Agent, in its reasonable credit judgment, determines reserves should be established from time to time hereunder. Notwithstanding the foregoing, (a) the reserves described in clauses (viii), (ix) and (x) above shall be implemented and maintained by Agent unless otherwise agreed by Required Lenders, (b) the reserves implemented under clause (x) shall be released as necessary to permit replacement or repair of the subject Property, as provided in subsection 3.3.1(a) or subsection 8.2.9(iv), as applicable, (c) Agent shall not establish any reserves in respect of any matters relating to any items of Collateral that have been taken into account in determining Eligible Inventory or Eligible Accounts, as applicable and (d) the Special Reserve shall no longer be required and shall be terminated upon the payment in full of Term Loan B. The Revolving Credit Loans shall be repayable in accordance with the terms of the Revolving Notes and shall be secured by all of the Collateral.

         1.1.2. Overadvances. Insofar as Borrowers may request and Agent or
                ------------
     Revolving Credit and Term Loan A Lenders (as provided below) may be willing in their sole and absolute discretion to make Revolving Credit Loans to Borrowers at a time when the unpaid balance of Revolving Credit Loans plus the sum of the LC Amount plus the amount of LC Obligations that have not been reimbursed by Borrowers or funded with a Revolving Credit Loan, plus reserves, exceeds, or would exceed with the making of any such Revolving Credit Loan, the Borrowing Base (such Loan or Loans being herein referred to individually as an "Overadvance" and collectively, as "Overadvances"), Agent shall enter such Overadvances as debits in a Borrower's Loan Account. All Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Credit Loans generally. Any Overadvance made pursuant to the terms hereof shall be made by all Revolving Credit and Term Loan A Lenders ratably in

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

     accordance with their respective Revolving Loan Percentages. Overadvances in the aggregate amount of $1,500,000 or less may, unless a Default or Event of Default has occurred and is continuing, be made in the sole and absolute discretion of Agent. Overadvances in an aggregate amount of more than $1,500,000 but less than $2,500,000 may, unless a Default or an Event of Default has occurred and is continuing, be made in the sole and absolute discretion of the Majority Lenders. Overadvances in an aggregate amount of $2,500,000 or more and Overadvances to be made after the occurrence and during the continuation of a Default or an Event of Default shall require the consent of all Lenders. The foregoing notwithstanding, in no event, unless otherwise consented to by all Revolving Credit and Term Loan A Lenders, (w) shall any Overadvances be outstanding for more than sixty
     (60) consecutive days, (x) after all outstanding Overadvances have been repaid, shall Agent or Revolving Credit and Term Loan A Lenders make any additional Overadvances unless sixty (60) days or more have expired since the last date on which any Overadvances were outstanding, (y) shall Overadvances be outstanding on more than ninety (90) days within any one hundred eighty day (180) period or (z) shall Agent make Revolving Credit Loans on behalf of Revolving Credit and Term Loan A Lenders under this subsection 1.1.2 to the extent such Revolving Credit Loans would cause a Revolving Credit and Term Loan A Lender's share of the Revolving Credit Loans to exceed such Revolving Credit and Term Loan A Lender's Revolving Loan Commitment minus such Revolving Credit and Term Loan A Lender's Revolving Loan Percentage of the LC Amount.

         1.1.3. Use of Proceeds. The Revolving Credit Loans shall be used
                ---------------
     solely (i) for the satisfaction of existing Indebtedness of Falcon,
     (ii) for Borrowers' general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws, and (iii) for other purposes permitted under this Agreement.

         1.1.4. Agent Loans. Upon the occurrence and during the continuance
                -----------
     of an Event of Default, Agent, in its sole discretion, may make Revolving Credit Loans on behalf of Revolving Credit and Term Loan A Lenders, in an aggregate amount not to exceed $500,000, if Agent, in its reasonable business judgment, deems that such Revolving Credit Loans are necessary or desirable (i) to protect all or any portion of the Collateral, (ii) to enhance the likelihood, or maximize the amount of, repayment of the Loans and the other Obligations, or (iii) to pay any other amount chargeable to any Borrower pursuant to this Agreement, including without limitation costs, fees and expenses as described in Sections 2.8 and 2.9 (hereinafter, "Agent Loans"); provided, that in no
                                                        --------
     event shall (a) the maximum principal amount of the Revolving Credit Loans exceed the aggregate Revolving Loan Commitments and (b) Majority Lenders may at any time revoke Agent's authorization to make Agent Loans. Any such revocation must be in writing and shall become effective prospectively upon Agent's receipt thereof. Each Revolving Credit and Term Loan A Lender shall be obligated to advance its Revolving Loan Percentage of each Agent Loan. If Agent Loans are made pursuant to the preceding sentence, then (a) the Borrowing Base shall be deemed increased by the amount of such permitted Agent Loans, but only for so long

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

     as Agent allows such Agent Loans to be outstanding, and (b) all Revolving Credit and Term Loan A Lenders that have committed to make Revolving Credit Loans shall be bound to make, or permit to remain outstanding, such Agent Loans based upon their Revolving Loan Percentages in accordance with the terms of this Agreement.

         1.2.   Letters of Credit; LC Guaranties.
                --------------------------------

         1.2.1. Issuance of Letters of Credit and LC Guarantees. Agent agrees,
                -----------------------------------------------
     for so long as no Default or Event of Default exists and if requested by a Borrower, to, as requested by a Borrower, (i) issue its, or cause to be issued by Bank or another Affiliate of Agent, on the date requested by a Borrower, Letters of Credit for the account of a
     Borrower or (ii) execute LC Guaranties by which Agent, Bank, or another Affiliate of Agent, on the date requested by a Borrower, shall guaranty the payment or performance by such Borrower of its reimbursement obligations with respect to letters of credit issued for a Borrower's account by other Persons; provided that the LC Amount shall not exceed
                               --------
     $7,500,000 at any time. No Letter of Credit or LC Guaranty may have an expiration date after the last day of the Term.

         1.2.2. Revolving Credit and Term Loan A Lender Participation.
                -----------------------------------------------------
     Immediately upon the issuance of a Letter of Credit or an LC Guaranty under this Agreement, each Revolving Credit and Term Loan A Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein equal to the applicable LC Obligations multiplied by such Revolving Credit and Term Loan A
                 ---------- --
     Lender's Revolving Loan Percentage. Agent will notify each Revolving Credit and Term Loan A Lender on a weekly basis, or if determined by Agent, a more frequent basis, upon presentation to it of a draw under a Letter of Credit or a demand for payment under a LC Guaranty. On a weekly basis, or more frequently if requested by Agent, each Revolving Credit and Term Loan A Lender shall make payment to Agent in immediately available funds, of an amount equal to such Revolving Credit and Term Loan A Lender's pro rata share of the amount of any payment made by Agent in respect to any Letter of Credit or LC Guaranty. The obligation of each Revolving Credit and Term Loan A Lender to reimburse Agent under this subsection 1.2.2 shall be unconditional, continuing, irrevocable and absolute, except in respect of indemnity claims arising out of Agent's willful misconduct. In the event that any Revolving Credit and Term Loan A Lender fails to make payment to Agent of any amount due under this subsection 1.2.2, Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Revolving Credit and Term Loan A Lender hereunder until Agent receives such payment from such Revolving Credit and Term Loan A Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in
                                --------  -------
     this sentence shall relieve such Revolving Credit and Term Loan A Lender of its obligation to reimburse the Agent for such amount in accordance with this subsection 1.2.2.

         1.2.3. Reimbursement. Notwithstanding anything to the contrary
                -------------
     contained herein, Borrowers, Agent and Revolving Credit and Term Loan A Lenders hereby

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

     agree that all LC Obligations and all obligations of each Borrower relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans that are Base Rate Portions, which Borrowers hereby acknowledge are requested and Revolving Credit and Term Loan A Lenders hereby agree to fund. In the event that Revolving Credit Loans are not, for any reason, promptly made to satisfy all then existing LC Obligations, each Revolving Credit and Term Loan A Lender hereby agrees to pay to Agent, on demand, an amount equal to such LC Obligations multiplied by such Lender's Revolving Loan Percentage, and
                 ---------- --
     until so paid, such amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Portions. In no event shall Agent or any Revolving Credit and Term Loan A Lender make any Revolving Credit Loan in respect of any Obligation that has already been satisfied by any Borrower.

         1.3.   Term Loans.
                ----------

         1.3.1. Term Loan A. Each Revolving Credit and Term Loan A Lender,
                -----------
     severally and not jointly, agrees to make a term loan (collectively, the "Term Loan A") to Borrowers on the Closing Date, in the aggregate principal amount of such Revolving Credit and Term Loan A Lender's Term Loan A Commitment, which shall be repayable in accordance with the terms of the Term A Notes and shall be secured by all of the Collateral. The aggregate amount of the Term Loan A Commitments is $6,231,000. The proceeds of the Term Loan A shall be used solely for the purposes for which the proceeds of the Revolving Credit Loans are authorized to be used.

         1.3.2. Term Loan B. Each Term Loan B Lender, severally and not jointly,
                -----------
     agrees to make a term loan (collectively, the "Term Loan B") to Borrowers on the Closing Date, in the aggregate principal amount of such Term Loan B Lender's Term Loan B Commitment, which shall be repayable in accordance with the terms of the Term B Notes and shall be secured by all of the Collateral. The aggregate amount of the Term Loan
     B Commitments is $35,000,000. The proceeds of Term Loan B shall be used solely for the purposes for which proceeds of the Revolving Credit
     Loans are authorized to be used.

         1.4.   Borrowing Agent.
                ---------------
         For ease of administration of this Agreement, each Borrower other than Falcon hereby appoints Falcon as the borrowing agent for all Borrowers hereunder. In such capacity, Falcon will request all Revolving Credit
Loans to be made pursuant to Section 1.1, will request all Letters of Credit and LC Guaranties to be issued pursuant to Section 1.2 and will submit all LIBOR Requests with respect to obtaining any LIBOR Portion pursuant to subsection 3.1.7, converting any Base Rate Portion into a LIBOR Portion pursuant to subsection 3.1.8 or continuing any LIBOR Portion into a subsequent Interest Period pursuant to subsection 3.1.9, in each case pursuant to the procedures set forth in Section 3.1. Notwithstanding anything to the contrary contained in this Agreement, no Borrower other than Falcon shall be entitled to request

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

any Revolving Credit Loans, Letters of Credit or LC Guaranties or to submit any LIBOR Requests hereunder.

                    SECTION 2. INTEREST, FEES AND CHARGES

         2.1.   Interest.
                --------

         2.1.1. Rates of Interest.
                -----------------

                (a) Interest shall accrue on the principal amount of the Base Rate Revolving Portions and the Base Rate Term A Portions outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Base Rate. Said rate of
                                      ----
     interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. If a Borrower exercises its LIBOR Option as provided in Section 3.1, interest shall accrue on the principal amount of the LIBOR Revolving Portions and the LIBOR Term A Portions outstanding at the end of each day at a rate per annum equal to the Applicable Margin then in effect plus the LIBOR
                                                         ----
     applicable to each LIBOR Portion for the corresponding Interest Period.

                (b) Interest shall accrue on the principal amount of Term Loan B outstanding at the end of each day at a rate per annum equal to 16.5%, and shall be payable as follows: a portion of such interest equal to 12% per annum (the "Term Loan B Current Pay Interest") shall be paid on a current basis as provided in subsection 3.2.2(iii) and the balance of such interest equal to 4.5% per annum (the "Term Loan B PIK Interest") shall be added to the outstanding principal balance of Term Loan B on the first day of each month hereafter commencing on June 1, 2003 and shall be paid as provided in subsection 3.2.2. Notwithstanding the foregoing, if within forty-five (45) days after the Closing Date, Borrowers have not satisfied the agreements described in subsection 8.1.11, and until such time as such agreements have been satisfied, total interest accruing on the principal amount of Term Loan B shall increase to 17.5% per annum and the Term Loan B Current Pay Interest shall increase to 13% per annum.

         2.1.2. Default Rate of Interest. At the option of Agent or Majority
                ------------------------
     Lenders, upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Revolving Credit and Term Loan A Loans shall bear interest at a rate per annum equal to 2.0% plus the interest rate otherwise applicable thereto (the
                   ----
     "Tranche A Default Rate"). At the option of the Tranche B Agent or Majority Term Loan B Lenders, upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of Term Loan B shall bear interest at a rate per annum equal to 4% plus
                                                                        ----
     the interest rate otherwise applicable thereto (the "Tranche B Default Rate"), and, thereupon (during the continuation of such Event of Default), the Term Loan B Current Pay Interest shall increase to 16% per annum.

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

         2.1.3. Maximum Interest. In no event whatsoever shall the aggregate
                ----------------
     of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Notes are in contravention of any such law, such provisions shall be deemed amended to conform thereto (the "Maximum Rate"). If at any time, the amount of interest paid hereunder is limited by the Maximum Rate, and the amount at which interest accrues hereunder is subsequently below the Maximum Rate, the rate at which interest accrues hereunder shall remain at the Maximum Rate, until such time as the aggregate interest paid hereunder equals the amount of interest that would have been paid had the Maximum Rate not applied.

         2.2.   Computation of Interest and Fees.
                --------------------------------

         Interest, Letter of Credit and LC Guaranty fees and Unused
Line Fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of three hundred sixty (360) days.

         2.3.   Fee Letter.
                ----------

         Borrowers shall jointly and severally pay to Agent, certain fees and other amounts in accordance with the terms of the fee letter of even date herewith among Borrowers and Agent (the "Fee Letter").

         2.4.   Letter of Credit and LC Guaranty Fees.
                -------------------------------------

         Borrowers shall jointly and severally pay to Agent:

                (a) for standby Letters of Credit and LC Guaranties of standby letters of credit, for the ratable benefit of Revolving Credit and Term Loan A Lenders, a per annum fee equal to the Applicable Margin then in effect for LIBOR Revolving Portions of the aggregate undrawn face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, plus all normal and
                                                     ----
     customary charges associated with the issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable in arrears on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason;

                (b) for documentary Letters of Credit and LC Guaranties of documentary letters of credit a fee, for the account of Agent only, in accordance with Agent's documentary letter of credit fee schedule then in effect plus all normal and customary charges associated with the
               ----
     issuance and administration of each such Letter of Credit or LC Guaranty (which fees and charges shall be fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit or

     LC Guaranty, shall be due and payable in arrears on the first Business Day of each month, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason); and

                (c) with respect to all Letters of Credit and LC Guaranties, for the account of Agent only, a per annum fronting fee equal to 0.25% of the aggregate undrawn amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, which fronting fees shall be due and payable monthly in arrears on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

         2.5.   Unused Line Fee.
                ---------------

         Borrowers shall jointly and severally pay to Agent, for the ratable benefit of Revolving Credit and Term Loan A Lenders, a fee (the "Unused Line
Fee") equal to 0.50% per annum multiplied by the average daily amount by which the Revolving Credit Maximum Amount exceeds the sum of (i) the outstanding principal balance of the Revolving Credit Loans plus (ii) the LC Amount plus
                                                ----                    ----
(iii) the amount of the Special Reserve. The Unused Line Fee shall be payable monthly in arrears on the first day of each month hereafter.

         2.6.   Prepayment Fee.
                --------------

                (a) At the effective date of termination of this Agreement for any reason, any prepayment of Term Loan A pursuant to subsection 3.3.5 or any reduction of the Revolving Loan Commitments pursuant to subsection 3.3.6, Borrowers shall jointly and severally pay to Agent, for the ratable benefit of Revolving Credit and Term Loan A Lenders (in addition to the then outstanding principal, accrued interest and other charges then due and owing under the terms of this Agreement and any of the other Loan Documents and any amounts then due and owing pursuant to subsection 3.2.5), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to (i) 1% of the sum of the aggregate amount of the Revolving Loan Commitments then being reduced or terminated and the outstanding amount of Term Loan A then being prepaid, if such termination, prepayment or reduction occurs during the first 12-month period of the Term (June 3, 2003 through June 2, 2004) and (ii) 0.50% of the sum of the aggregate amount of the Revolving Loan Commitments then being reduced or terminated and the outstanding amount of Term Loan A then being prepaid, if such termination, prepayment or reduction occurs during the second 12-month period of the Term (June 3, 2004 through June 2, 2005). If such termination, prepayment or reduction occurs on or after June 3, 2005, no prepayment fee shall be payable for the benefit of the Revolving Credit and Term Loan A
     Lenders.

                (b) Upon any prepayment of the Term Loan B (other than a mandatory prepayment pursuant to subsection 3.3.2 of the Agreement) or upon the effective date of termination of this Agreement for any reason, Borrowers shall pay to Tranche B Agent, for the ratable benefit of the Term Loan B Lenders, as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to the Term Loan B Prepayment Fee applicable at such time.

         2.7.   Audit Fees.
                ----------

         Borrowers shall jointly and severally pay to Agent audit
fees in accordance with Agent's current schedule of fees in effect from time to time in connection with audits of the books and records and Properties of each Borrower and its Subsidiaries and such other matters as Agent shall deem appropriate in its reasonable credit judgment, plus all reasonable out-of-pocket expenses incurred by Agent in connection with such audits; provided, that so long as no Event of Default has occurred and is
--------
continuing, Borrowers shall not be liable for such audit fees incurred in connection with more than four (4) such audits during any fiscal year or in excess of $100,000 in any fiscal year, whether such audits are conducted by employees of Agent or by third parties hired by Agent. Such audit fees and out-of-pocket expenses shall be payable on the first Business Day of the month following the date of issuance by Agent of a request for payment thereof to Falcon. Agent may, in its discretion, provide for the payment of such amounts by making appropriate Revolving Credit Loans to Borrowers and charging the applicable Loan Account therefor.

         2.8.   Reimbursement of Expenses.
                -------------------------

         If, at any time or times regardless of whether or not an Event of Default then exists, (a) Agent or Tranche B Agent incurs legal or accounting expenses or any other out-of-pocket costs or expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any syndication or attempted syndication of the Obligations (including, without limitation, printing and distribution of materials to prospective Lenders and all costs associated with bank meetings, but excluding any closing fees paid to Lenders in connection therewith) or (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; or (b) Agent or any Lender incurs legal or accounting expenses or any other out-of-pocket costs or expenses in connection with (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person) relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's, any of its Subsidiaries' or any Guarantor's affairs; (ii) during the continuance of an Event of Default, any amendment or modification of this Agreement or any of the other Loan Documents or the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) during the continuance of an Event of Default, any attempt to enforce any rights of Agent or any Lender against any Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or
(iv) during the continuance of an Event of Default, any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other out-of-pocket costs and expenses of Agent or any Lender, as applicable, shall be charged to Borrowers on a joint and several basis; provided, that no Borrower shall be responsible for such legal or
       --------
accounting expenses and other out-of-pocket costs or expenses to the extent incurred because of the gross negligence or willful misconduct of Agent or any Lender. For purposes of this Section 2.8, each Term Loan B Lender, each of its Affiliates that is a Term Loan B Lender, and each fund and account managed by such Term Loan B Lender or one of its Affiliates, in each case that is a Term Loan B Lender hereunder, shall be permitted to obtain reimbursement for the costs and expenses of one counsel among them. All amounts chargeable to Borrowers under this Section
2.8 shall be Obligations secured by all of the Collateral, shall be payable on demand to Agent or such Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Base Rate Portions from time to time. Borrowers shall also jointly and severally reimburse Agent for expenses incurred by Agent in its administration of the Collateral to the extent and in the manner provided in Sections 2.9 and 2.10 hereof.

         2.9.   Bank Charges.
                ------------

         Borrowers shall jointly and severally pay to Agent, on demand, for the account of Agent or any applicable Lender, any and all fees, costs or expenses which Agent or such Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to any Borrower or any other Person on behalf of any Borrower, by Agent or such Lender, of proceeds of Loans made to any Borrower pursuant to this Agreement and (ii) the depositing for collection by Agent or such Lender of any check or item of payment received or delivered to Agent or such Lender on account of the Obligations.

         2.10.  Collateral Protection Expenses; Appraisals.
                ------------------------------------------

         All out-of-pocket expenses incurred in protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be jointly and severally borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge one or more Borrowers therefor. Agent may, at Borrowers' joint and several expense, obtain appraisals from appraisers (who may be personnel of Agent), stating the then current fair market value of all or any portion of the real Property or personal Property of any Borrower or any of its Domestic Subsidiaries (other than Inventory), which appraisals may be obtained (a) at any time that an Event of Default is in existence, provided, that if Agent does not obtain any such appraisal after request therefor by Tranche B Agent, Tranche B Agent shall be entitled to obtain such appraisal hereunder (at Borrowers' joint and several expense) and (b) at any time that Agent, Tranche B Agent or any Lender determines that obtaining appraisals is necessary in order for it to comply with applicable laws or regulations. Additionally, Agent may, at Borrowers' joint and several expense, obtain appraisals from appraisers (who may be personnel of Agent), stating the then current fair market value of all or any portion of the Inventory of any Borrower or any of its Domestic Subsidiaries, which appraisals may be obtained (a) once in each calendar year, at Agent's determination, (b) at any time (but no more often than once in each ninety (90) day period), that an Event of Default is in existence, provided, that if Agent does not obtain any such appraisal after request therefor by Tranche B Agent, Tranche B Agent shall be entitled to obtain any such appraisal hereunder (at Borrowers' joint and several expense) and (c) at any time that Agent, Tranche B

Agent or any Lender reasonably determines that obtaining such appraisal is necessary in order for it to comply with applicable laws or regulations.

         2.11.  Payment of Charges.
                ------------------

         All amounts chargeable to any Borrower under this Agreement shall be Obligations secured by all of the Collateral, shall be, unless specifically otherwise provided, payable on demand and shall bear interest from the date demand was made or such amount is due, as applicable, until paid in full at the rate applicable to Base Rate Revolving Portions from time to time.

         2.12.  Term Loan B Fee Letter.
                ----------------------

         Borrowers shall jointly and severally pay to Tranche B Agent certain fees in accordance with the terms of the fee letter of even date herewith among Borrowers and Tranche B Agent (the "Term Loan B Fee Letter").

         2.13.  No Deductions.
                -------------

         Any and all payments or reimbursements made hereunder shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the income (including gross receipts taxes, income taxes, franchise taxes, branch profits taxes and similar taxes) of Agent or any Lender by the jurisdiction under the laws of which Agent or any Lender is organized or doing business or engaged in business, or any political subdivision thereof and taxes imposed on its income by the jurisdiction of Agent's or such Lender's applicable lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, herein "Tax Liabilities"). If any Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after all required deductions are made, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that no Borrower shall be
                           --------  -------
required under this Section 2.13 to increase any sum payable to Agent or any Lender that is organized under the laws of any jurisdiction other than the United States or any state thereof (and shall be allowed to withhold, without gross-up, any Tax Liabilities from or in respect of any sum payable thereunder to Agent or such Lender) to the extent Agent or such Lender fails to establish a complete exemption from United States federal withholding tax on all interest payments hereunder.

         2.14.  Joint and Several Obligations.
                -----------------------------

         Each Borrower acknowledges that it is jointly and severally liable for all of the Obligations and as a result hereby unconditionally guaranties the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all Obligations of every kind and nature of each other Borrower to Agent and

Lenders and, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by Agent or any Lender. Each Borrower agrees that if this guaranty, or any Liens securing this guaranty, would, but for the application of this sentence, be unenforceable under applicable law, this guaranty and each such Lien shall be valid and enforceable to the maximum extent that would not cause this guaranty or such Lien to be unenforceable under applicable law, and this guaranty shall automatically be deemed to have been amended accordingly at all relevant times.

         Each Borrower hereby agrees that its obligations under this guaranty shall be unconditional, irrespective of (a) the validity or enforceability of the Obligations or any part thereof, or of any promissory note or other document evidencing all or any part of the Obligations, (b) the absence of any attempt to collect the Obligations from any other Borrower or any Guarantor or other action to enforce the same, (c) the waiver or consent by Agent or any Lender with respect to any provision of any agreement, instrument or document evidencing or securing all or any part of the Obligations, or any other agreement, instrument or document now or hereafter executed by any other Borrower and delivered to Agent or any Lender (other than a waiver, forgiveness or consent by Agent and Lenders that reduces the amount of any of the Obligations), (d) the failure by Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or Collateral for the Obligations, for its benefit, (e) Agent's or any Lender's election, in any proceeding instituted under the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, of the application of Section 1111(b)(2) of the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, (f) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, (g) the disallowance, under Section 502 of the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, of all or any portion of Agent's or any Lender's claim(s) for repayment of the Obligations or (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

         Each Borrower hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any other Borrower, protest or notice with respect to the Obligations owed by any other Borrower and all demands whatsoever with respect thereto, and covenants that this guaranty will not be discharged, except by complete and irrevocable payment and performance of the Obligations. No notice to any Borrower or any other party shall be required for Agent or any Lender to make demand hereunder. Such demand shall constitute a mature and liquidated claim against the applicable Borrower. During the existence of any Event of Default, Agent and Lenders may, at their election, proceed directly and at once, without notice, against all or any of the Borrowers to collect and recover the full amount or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or any security or collateral for the Obligations. During the existence of an Event of Default, Agent and each Lender shall have the exclusive right to determine the application of payments and credits, if any from any Borrower, any other

Person or any security or collateral for the Obligations, on account of the Obligations or of any other liability of any Borrower to Agent or any Lender.

         Each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any and all Loans made under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment of any Obligations owed by any other Borrower under this Agreement, notice of any action at any time taken or omitted by Agent, Tranche B Agent or any Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent, Tranche B Agent or any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent, Tranche B Agent or any Lender in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Agent, Tranche B Agent or any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.14, afford grounds for terminating, discharging or releasing such Borrower, in whole or in part, from any of its obligations under this Section 2.14, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 2.14 shall not be discharged except by performance and then only to the extent of such performance. Each Borrower hereby waives all suretyship and similar defenses to its absolute and unconditional liability on the Obligations. The obligations of each Borrower under this Section 2.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower, Agent, Tranche B Agent or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower, Agent, Tranche B Agent or any Lender.

         Notwithstanding anything to the contrary set forth in this Section 2.14, it is the intent of the parties hereto that the liability incurred by each Borrower in respect of the Obligations of the other Borrowers (and any Lien granted by each Borrower to secure such Obligations), not constitute a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state or other governmental unit ("Fraudulent Conveyance"). Consequently, each Borrower, Agent and each Lender hereby agree that if a court of competent jurisdiction determines that the incurrence of liability by any Borrower in respect of the Obligations of any other Borrower (or any Liens granted by such Borrower to secure such Obligations) would, but for the application of this sentence, constitute a Fraudulent

Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Loan Documents shall automatically be deemed to have been amended accordingly.

                       SECTION 3. LOAN ADMINISTRATION.

         3.1.   Manner of Borrowing Revolving Credit Loans/LIBOR Option.
                -------------------------------------------------------

         Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

         3.1.1. Loan Requests. A request for a Revolving Credit Loan shall be
                -------------
     made, or shall be deemed to be made, in the following manner: (a) a Borrower may give Agent notice of its intention to borrow, in which notice such Borrower shall specify the amount of the proposed borrowing of a Revolving Credit Loan and the proposed borrowing date, which shall be a Business Day, no later than 11:00 a.m. (Chicago, Illinois time) on the proposed borrowing date (or in accordance with subsection 3.1.7,
     3.1.8 or 3.1.9, as applicable, in the case of a request for a LIBOR Revolving Portion), provided, however, that no such request may be made
                         --------  -------
     at a time when there exists a Default or an Event of Default; and
     (b) the becoming due of any amount required to be paid under this Agreement, or the Notes, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request by a Borrower for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation.

         3.1.2. Disbursement. Each Borrower hereby irrevocably authorizes Agent
                ------------
     to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to subsection 3.1.1 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(a) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowers, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers and Agent from time to time or elsewhere if pursuant to a written direction from a Borrower and (ii) the proceeds of each Revolving Credit Loan deemed requested under subsection 3.1.1(b) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation.
     If at any time any Loan is funded by Agent or Revolving Credit and Term Loan A Lenders in excess of the amount requested or deemed requested by Borrowers, Borrowers jointly and severally agree to repay the excess to Agent immediately upon the earlier to occur of (a) Borrowers' discovery of the error and (b) notice thereof to Borrowers from Agent or any Revolving Credit and Term Loan A Lender.

         3.1.3. Payment by Revolving Credit and Term Loan A Lenders. Agent
                ---------------------------------------------------
     shall give to each Revolving Credit and Term Loan A Lender prompt written notice by facsimile, telex or cable of the receipt by Agent from Borrowers of any request for a

     Revolving Credit Loan. Each such notice shall specify the requested date and amount of such Revolving Credit Loan, whether such Revolving Credit Loan shall be subject to the LIBOR Option, and the amount of each Revolving Credit and Term Loan A Lender's advance thereunder (in accordance with its applicable Revolving Loan Percentage). Each Revolving Credit and Term Loan A Lender shall, not later than 12:00 p.m. (Chicago time) on such requested date, wire to a bank designated by Agent the amount of that Revolving Credit and Term Loan A Lender's Revolving Loan Percentage of the requested Revolving Credit Loan. The failure of any Revolving Credit and Term Loan A Lender to make the Revolving Credit Loans to be made by it shall not release any other Revolving Credit and Term Loan A Lender of its obligations hereunder to make its Revolving Credit Loan. Neither Agent nor any other Revolving Credit and Term Loan A Lender shall be responsible for the failure of any other Revolving Credit and Term Loan A Lender to make the Revolving Credit Loan to be made by such other Revolving Credit and Term Loan A Lender. The foregoing notwithstanding, Agent, in its sole discretion, may from its own funds make a Revolving Credit Loan on behalf of any Revolving Credit and Term Loan A Lender. In such event, the Revolving Credit and Term Loan A Lender on behalf of whom Agent made the Revolving Credit Loan shall reimburse Agent for the amount of such Revolving Credit Loan made on its behalf, on a weekly (or more frequent, as determined by Agent in its sole discretion) basis. On each such settlement date, Agent will pay to each Revolving Credit and Term Loan A Lender the net amount owing to such Revolving Credit and Term Loan A Lender in connection with such settlement, including without limitation amounts relating to Loans, fees, interest and other amounts payable hereunder. The entire amount of interest attributable to such Revolving Credit Loan for the period from the date on which such Revolving Credit Loan was made by Agent on such Revolving Credit and Term Loan A Lender's behalf until Agent is reimbursed by such Revolving Credit and Term Loan A Lender, shall be paid to Agent for its own account.

         3.1.4. Authorization. Each Borrower hereby irrevocably authorizes
                -------------
     Agent, in Agent's sole discretion, to advance to Falcon or another Borrower, and to charge to the applicable Borrower's Loan Account hereunder as a Revolving Credit Loan (which shall be a Base Rate Portion), a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month, to pay all principal due and payable at any time and to pay all fees, costs and expenses and other Obligations at any time owed by each Borrower to Agent or any Lender hereunder.

         3.1.5. Letter of Credit and LC Guaranty Requests. A request for a
                -----------------------------------------
     Letter of Credit or LC Guaranty shall be made in the following manner: a Borrower may give Agent and Bank a written notice of its request for the issuance of a Letter of Credit or LC Guaranty, not later than 11:00 a.m. (Chicago, Illinois time), one Business Day before the proposed issuance date thereof, in which notice Borrowers shall specify the proposed issuer, issuance date and format and wording for the Letter of Credit or LC Guaranty being requested (which shall be satisfactory to Agent and the Person being asked to issue such Letter of Credit or LC Guaranty); provided, that no such request
                --------
     may be made at a time when there exists a Default or Event of Default. Such request shall be accompanied by an executed application and reimbursement agreement in form and substance reasonably satisfactory to Agent and the Person being asked to issue the Letter of Credit or LC Guaranty, as well as any required corporate resolutions or other documents reasonably requested by Agent. In the event of any inconsistency or conflict between any such application and reimbursement agreement between a Borrower and Bank, and this Agreement, the terms and provisions of this Agreement shall govern and control.

         3.1.6. Method of Making Requests. As an accommodation to Borrowers,
                -------------------------
     unless a Default or an Event of Default is then in existence, (i) Agent shall permit telephonic or electronic requests for Revolving Credit Loans to Agent, (ii) Agent and Bank may, in their discretion, permit electronic transmittal of requests for Letters of Credit and LC Guaranties to them, and (iii) Agent may, in Agent's discretion, permit electronic transmittal of instructions, authorizations, agreements or reports to Agent. Unless a Borrower specifically directs Agent or Bank in writing not to accept or act upon telephonic or electronic communications from such Borrower, neither Agent nor Bank shall have any liability to any Borrower for any loss or damage suffered by any Borrower as a result of Agent's or Bank's honoring, in good faith, of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Bank by any Borrower, and neither Agent nor Bank shall have any duty to verify the origin of any such communication or the authority of the Person sending it. Each telephonic request for a Letter of Credit or LC Guaranty accepted by Agent and Bank hereunder shall be promptly followed by a written confirmation of such request from the applicable Borrower to Agent and Bank.

         3.1.7. LIBOR Portions. Provided that as of both the date of the LIBOR
                --------------
     Request and the first day of the Interest Period, no Default or Event of Default exists, in the event any Borrower desires to obtain a LIBOR Portion, such Borrower shall give Agent a LIBOR Request no later than 11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested borrowing date. Each LIBOR Request shall be irrevocable and binding on Borrowers. In no event shall Borrowers be permitted to have outstanding at any one time LIBOR Portions with more than six (6) different Interest Periods.

         3.1.8. Conversion of Base Rate Portions. Provided that as of both
                --------------------------------
     the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, a Borrower may, on any Business Day, convert any Base Rate Portion into a LIBOR Portion. If a Borrower desires to convert a Base Rate Portion, a Borrower shall give Agent a LIBOR Request no later then 11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested conversion date. After giving effect to any conversion of Base Rate Portions to LIBOR Portions, Borrowers shall not be permitted to have outstanding at any one time LIBOR Portions with more than six (6) different Interest Periods.

         3.1.9.  Continuation of LIBOR Portions. Provided that as of both the
                 ------------------------------
     date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, a Borrower may, on any Business
     Day, continue any LIBOR Portions into a subsequent Interest Period of the same or a different permitted duration. If a Borrower desires to continue a LIBOR Portion, such Borrower shall give Agent a LIBOR
     Request no later than 11:00 a.m. (Chicago, Illinois time) on the second Business Day prior to the requested continuation date. After giving effect to any continuation of LIBOR Portions, Borrowers shall not be permitted to have outstanding at any one time LIBOR Portions with more than six (6) different Interest Periods. If a Borrower shall fail to give timely notice of its election to continue any LIBOR Portion or portion thereof as provided above, or if such continuation shall not be permitted, such LIBOR Portion or portion thereof, unless such LIBOR Portion shall be repaid, shall automatically be converted into a Base Rate Portion at the end of the Interest Period then in effect with respect to such LIBOR Portion.

         3.1.10. Inability to Make LIBOR Portions. Notwithstanding any other
                 --------------------------------
     provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Revolving Credit and Term Loan A Lender (for purposes of this subsection 3.1.10, the term "Revolving Credit and Term Loan A Lender" shall include the office or branch where such Revolving Credit and Term Loan A Lender or any corporation or bank then controlling such Revolving Credit and Term Loan A Lender makes or maintains any LIBOR Portions) to make or maintain its LIBOR Portions, or if with respect to any Interest Period, Agent is unable to determine the LIBOR relating thereto, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market make it, in the reasonable judgment of Agent, impracticable to fund therein any of the LIBOR Portions, or make the projected LIBOR unreflective of the actual costs of funds therefor to any Revolving Credit and Term Loan A Lender, the obligation of Agent and Revolving Credit and Term Loan A Lenders to make or continue LIBOR Portions or convert Base Rate Portions to LIBOR Portions hereunder shall forthwith be suspended during the pendency of such circumstances and the applicable Borrower shall, if any affected LIBOR Portions are then outstanding, promptly upon request from Agent, convert such affected LIBOR Portions into Base Rate Portions. Agent shall promptly notify Borrowers in writing if and when the circumstances giving rise to such suspension no longer apply.

         3.2.    Payments.
                 --------

         Except where evidenced by notes or other instruments issued or made by one or more Borrowers to any Lender and accepted by such Lender specifically containing payment instructions that are in conflict with this
Section 3.2 (in which case the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

         3.2.1.  Principal.
                 ---------

                 (a) Revolving Credit Loans. Principal on account of Revolving
                     ----------------------
     Credit Loans shall be jointly and severally payable by Borrowers to
     Agent for the ratable benefit of Revolving Credit and Term Loan A
     Lenders immediately upon the earliest of (i) the receipt by Agent or any Borrower of any proceeds of any of the Collateral (except as otherwise provided herein), including without limitation pursuant to subsections 3.3.1, 3.3.2, 3.3.3, 3.4.2 and 6.2.4, to the extent of said proceeds, subject to Borrowers' rights to reborrow such amounts in compliance with subsection 1.1.1 hereof; (ii) the occurrence of an
     Event of Default in consequence of which Agent, Majority Lenders or Majority Term Loan B Lenders (to the extent permitted under Section 10.2), elect to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that, if an Overadvance shall exist at any time,
     --------  -------
     Borrowers shall, on demand, jointly and severally repay the Overadvance. Each payment (including principal prepayment) by a Borrower on account of principal of the Revolving Credit Loans shall be applied first to Base Rate Revolving Portions and then to LIBOR
     Revolving Portions.


                 (b) Term Loan A. Principal on account of Term Loan A shall
                     -----------
     be payable jointly and severally by Borrowers as follows: (i) as required pursuant to subsections 3.3.1, 3.3.2 and 3.3.3, (ii) 16 consecutive quarterly installments, each in the amount of $223,000, commencing on July 1, 2003, and (iii) a final installment in the amount of the remaining principal balance of Term Loan A on June 3, 2007. Notwithstanding the foregoing, the entire unpaid principal balance of Term Loan A shall be due and payable upon the termination of this Agreement.

                 (c) Term Loan B. Principal on account of Term Loan B shall
                     -----------
     be payable jointly and severally by Borrowers as follows: (i) as required pursuant to subsections 3.3.1, 3.3.2 and 3.3.3, and (ii) on June 3, 2007. Notwithstanding the foregoing, the entire unpaid principal balance of Term Loan B shall be due and payable upon the termination of this Agreement.

         3.2.2.  Interest.
                 --------

                 (a) Base Rate Portion. Interest accrued on Base Rate Portions
                     -----------------
     shall be due and payable on the earliest of (1) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (2) the occurrence of an Event of Default in consequence of which Agent, Majority Lenders or Majority Term Loan B Lenders (to the extent permitted under Section
     10.2) elect to accelerate the maturity and payment of the Obligations or (3) termination of this Agreement pursuant to Section 4 hereof.

                 (b) LIBOR Portion. Interest accrued on each LIBOR Portion
                     -------------
     shall be due and payable on each LIBOR Interest Payment Date and on the earlier of (1) the occurrence of an Event of Default in consequence of which Agent, Majority

     Lenders or Majority Term Loan B Lenders (to the extent permitted under
     Section 10.2) elect to accelerate the maturity and payment of the Obligations or (2) termination of this Agreement pursuant to Section 4 hereof.

                 (c) Term Loan B. Term Loan B Current Interest shall be due
                     -----------
     and payable on the earliest of (1) the first calendar day of each month (for the immediately preceding month) computed through the last calendar day of the preceding month, (2) the occurrence of an Event of Default in consequence of which Agent, Majority Lenders or Majority Term Loan B Lenders (to the extent permitted under Section 10.2) elect to accelerate the maturity and payment of the Obligations, or (3) termination of this Agreement pursuant to Section 4 hereof. Term Loan B PIK Interest shall be due and payable on the earliest of (A) the maturity of Term Loan B, (B) the occurrence of an Event of Default in consequence of which Agent, Majority Lenders or Majority Term Loan B Lenders (to the extent permitted under Section 10.2) elect to accelerate the maturity and payment of the Obligations, or
     (C) termination of this Agreement pursuant to Section 4 hereof; provided, that notwithstanding the foregoing, Borrowers may elect to
     --------
     pay in cash all or any portion of the Term Loan B PIK Interest accrued as of the last day of any month, in each case so long as (i) Borrowers are in compliance with the Fixed Charge Coverage Ratio covenant contained in Section 8.3, determined as of the last day of the most recent fiscal quarter on a pro forma basis, including such cash interest payment in the calculation of Fixed Charges for such period,
     (ii) Availability immediately after making such prepayment is at least $5,000,000, and (iii) no Default or Event of Default is in existence or would be caused thereby.

         3.2.3.  Costs, Fees and Charges. Costs, fees and charges payable
                 -----------------------
     pursuant to this Agreement shall be jointly and severally payable by Borrowers to Agent, as and when provided in Section 2 or Section 3 hereof, as applicable, for payment to Agent or a Lender, as applicable, or to any other Person designated by Agent or such Lender in writing. Payments hereunder owing to Tranche B Agent or any Term Loan B Lender shall be paid by Agent, upon receipt thereof by Agent, to Tranche B Agent for distribution to Term Loan B Lenders.

         3.2.4.  Other Obligations. The balance of the Obligations requiring
                 -----------------
     the payment of money, if any, shall be jointly and severally payable by Borrowers to Agent for distribution to Lenders, as appropriate and pursuant to the application provisions set forth herein, as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

         3.2.5.  Prepayment of/Failure to Borrow LIBOR Portions. Borrowers may
                 ----------------------------------------------
     prepay a LIBOR Portion only upon at least three (3) Business
     Days prior written notice to Agent (which notice shall be irrevocable). Borrowers shall jointly and severally pay to each Revolving Credit and Term Loan A Lender, upon request of such Revolving Credit and Term Loan
     A Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of such Revolving Credit and Term Loan A Lender) to compensate such Revolving Credit and Term Loan A Lender for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Portion on a date other than the last day of the Interest Period for such LIBOR Portion; (ii) any failure by Borrowers to borrow a LIBOR Portion on the date specified by Borrowers' LIBOR Request; or (iii) any failure by Borrowers to pay a LIBOR Portion on the date for payment specified in Borrowers' written notice. Without limiting the foregoing, Borrowers shall jointly and severally pay to each Revolving Credit and Term Loan A Lender a "yield maintenance fee" in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the Interest Period chosen pursuant to the LIBOR Portion as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period chosen pursuant to the LIBOR Portion as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced
     United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Portion as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the applicable Revolving Credit and Term Loan A Lender upon the prepayment of a LIBOR Portion. If by reason of an Event of Default, Agent, Majority Lenders or Majority Term Loan B Lenders (to the extent permitted under Section 10.2) elect to declare the Obligations to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Portion shall become due and payable in the same manner as though Borrowers had exercised such right of prepayment.

         3.3.    Mandatory and Optional Prepayments.
                 ----------------------------------

         3.3.1.  Proceeds of Sale, Loss, Destruction or Condemnation of
                 ------------------------------------------------------
     Collateral. Except for dispositions of assets permitted by subsections
     ----------
     8.2.9(ii) and 8.2.9(iii) and except as provided in subsection 8.2.9(v), if any Borrower or any of its Domestic Subsidiaries sells any of its Property or if any of its Property is lost or destroyed or taken by condemnation, the applicable Borrower or Domestic Subsidiary shall, unless otherwise agreed by Required Lenders, pay to Agent for the benefit of Lenders as and when received by such Borrower or such Domestic Subsidiary and as a mandatory prepayment of the Loans, as herein provided, a sum equal to the proceeds (including insurance payments but net of costs and taxes incurred in connection with such sale or event) received by such Borrower or such Domestic Subsidiary from such sale, loss, destruction or condemnation. To the extent that the Property sold, lost, destroyed or condemned consists of Equipment, real Property, or other Property other than Accounts or Inventory, the applicable prepayment shall be applied, subject to Section 3.11, first,
                                                                      -----
     to Agent's costs and expenses relating to the relevant transaction, second, to the installments of principal due under the Term A Notes
     ------
     ratably, to be applied to future installment payments in inverse order of maturity until paid in full, third, at Agent's option, either (i) to repay outstanding principal of
     -----
     Revolving Credit Loans (but without permanently reducing the Revolving Loan Commitments); provided, that the Special Reserve will be increased
                        --------
     by the amount so applied to Revolving Credit Loans or (ii) to repay the principal outstanding under the Term B Notes ratably, until paid in full, fourth, if any Event of Default is in existence, to cash
           ------
     collateralize the LC Amount (in the amount of 105% thereof), fifth, to
                                                                  -----
     repay any other Obligations then due and payable; provided, that
                                                       --------
     (a) the Special Reserve shall be terminated after the Term B Notes have been paid in full and (b) notwithstanding the foregoing, if (1) on the date such prepayment is made no Event of Default is in existence or would be caused thereby and (2) Availability immediately after making such prepayment is equal to or greater than $5,000,000, such prepayment shall be applied to the Obligations, first, to Agent's costs and
                                          -----
     expenses relating to the relevant transaction, second, to the
                                                    ------
     installments of principal due under the Term A Notes ratably, to be applied to future installment payments in inverse order of maturity until paid in full, third, to the principal outstanding under the Term
                         -----
     B Notes ratably, until paid in full, fourth, to reduce the outstanding
                                          ------
     principal balance of the Revolving Credit Loans (but not to permanently reduce the Revolving Loan Commitments), and fifth, to repay other
                                                 -----
     Obligations then due and payable. To the extent that the Property sold, lost, destroyed or condemned consists of Accounts or Inventory, the applicable prepayment shall be applied, subject to Section 3.11, to reduce the outstanding principal balance of the Revolving Credit Loans, but shall not permanently reduce the Revolving Loan Commitments. Notwithstanding the foregoing:

                 (a) If the proceeds of insurance (net of costs and taxes incurred) with respect to any loss or destruction of Equipment or real Property of any Borrower or any Domestic Subsidiary (i) are less than $250,000, unless an Event of Default is then in existence, Agent shall apply such amounts to reduce the outstanding principal balance of the Revolving Credit Loans (without permanently reducing the Revolving Loan Commitments), (ii) are greater than or equal to $250,000 and less than $3,500,000, unless an Event of Default is then in existence, such amounts shall be provisionally applied to reduce the outstanding principal balance of the Revolving Credit Loans (and a Rebuild Reserve shall be created in the amount of such proceeds), until the earlier of
     (1) Borrowers' decision not to repair or replace the damaged Property (in which case such amount shall be applied to the Obligations in the manner specified in the second sentence of this subsection 3.3.1 until payment thereof in full) or (2) the expiration of three hundred sixty-five (365) days from the receipt of such amount, or (iii) are equal to or greater than $3,500,000, and Borrowers have requested that Agent and Tranche B Agent both agree to permit the applicable Borrower or Domestic Subsidiary to repair or replace the damaged Property, such amounts shall be provisionally applied to reduce the outstanding principal balance of the Revolving Credit Loans (and a Rebuild Reserve shall be created in the amount of such proceeds), until the earliest of
     (1) Agent's and Tranche B Agent's decision with respect thereto, (2) the expiration of one hundred twenty (120) days from the date of such request, unless the applicable Borrower or Domestic Subsidiary has commenced action to replace or rebuild the damaged Property, or (3) the expiration of three hundred sixty-five (365) days from such request. If Borrowers decide to repair or replace the applicable Property under clause (ii) above or if both Agent and Tranche B Agent agree, in their reasonable judgment, to permit any such repair or replacement under clause (iii) above, the applicable amount shall, unless an Event of Default is in existence, be released from the Rebuild Reserve to the applicable Borrower or Domestic Subsidiary as needed for use in replacing or repairing the damaged Property during such three hundred sixty-five (365) day period, with any remaining amount at the end of such three hundred sixty-five
     (365) day period applied to the Obligations in the manner specified in the second sentence of this subsection 3.3.1 until payment thereof in full; and in the case of clause (iii) above, if either Agent or Tranche B Agent declines to permit any such repair or replacement or fails to respond to Borrowers within such three hundred sixty-five (365) day period, such amount shall be released from the Rebuild Reserve and applied to the Obligations in the manner specified in the second sentence of this subsection 3.3.1 until payment thereof in full.

                 (b) If any proceeds of insurance with respect to any loss or destruction of Equipment or real Property of any Foreign Subsidiary are repatriated to the United States, such amounts (net of any costs or taxes incurred with respect thereto) shall be applied to the Obligations as set forth in the second sentence of subsection 3.3.1. If the proceeds of any sale or other disposition of Property of any Foreign Subsidiary are repatriated to the United States, such amounts (net any costs or taxes incurred with respect thereto) shall be applied to the Obligations in the manner set forth for Property of such type in the second or third sentence of this subsection 3.3.1, as applicable.

                 (c) If any sale of Collateral involves both Fixed Assets and Other Assets or if such sale involves a sale of all or substantially all of the capital stock or Properties of any Borrower or any Subsidiary, or of any business line of such Borrower or such
     Subsidiary, then the proceeds thereof will be allocated as follows for the purposes of this subsection 3.3.1: (i) first, to Accounts and Inventory, to the extent of the book value thereof, (ii) second, to Equipment and real Property, to the extent of the greater of the book value or fair market appraised value thereof (if an appraisal reasonably acceptable to both Agent and Tranche B Agent exists) and
     (iii) third, to goodwill. Subject to Section 3.11, amounts so allocated to Accounts and Inventory shall be applied to the Obligations as set forth in the third sentence of subsection 3.3.1. Subject to Section 3.11, amounts so allocated to Equipment and real Property shall be applied to the Obligations as set forth in the second sentence of subsection 3.3.1. Subject to Section 3.11, amounts so allocated to goodwill shall be applied to the Obligations as set forth in the second sentence of subsection 3.3.1 (other than proviso (b) thereof);
     provided, that notwithstanding the foregoing, if (1) on the date the
     --------
     applicable prepayment is made no Event of Default is in existence and
     (2) Availability immediately after making such prepayment is equal to or greater than $5,000,000, such prepayment shall be applied to the Obligations, first, to Agent's costs and expenses relating to the
                  -----
     relevant transaction, second, to the principal outstanding under the
                           ------
     Term B Notes ratably, until paid in full, third, to the
                                               -----
     installments of principal due under the Term A Notes ratably, to be applied to future installment payments in inverse order of maturity until paid in full, fourth, to reduce the outstanding principal balance
                         ------
     of the Revolving Credit Loans (but not to permanently reduce the Revolving Loan Commitments), and fifth, to repay other Obligations then
                                      -----
     due and payable.

         3.3.2.  Excess Cash Flow Recapture. Borrowers shall jointly and
                 --------------------------
     severally prepay the Loans in amounts equal to Borrowers' Excess Cash Flow (i) for the period from June 8, 2003 through and including November 1, 2003 and (ii) for each subsequent fiscal year of Borrowers during the Term hereof, each such prepayment to be based upon, and made within five (5) Business Days following the due date for delivery by Borrowers to Agent of, the applicable annual financial statements required by subsection 8.1.3(i) hereof. Subject to Section 3.11, each such prepayment shall be applied to the Term Loans, as follows: first, to installments of principal due under the Term A Notes ratably, to be applied to future installment payments in inverse order of maturity until paid in full, and second, to principal outstanding under the Term B Notes ratably, until paid in full. The Special Reserve shall be increased by any amounts in respect of Borrowers' Excess Cash Flow that are applied to the Revolving Credit Loans pursuant to Section 3.11; provided, that the Special Reserve shall be terminated after the Term B
     --------
     Notes have been paid in full.

         3.3.3.  Other Mandatory Prepayments. If any Borrower or any Subsidiary
                 ---------------------------
     receives any proceeds from any tax refunds, indemnity payments or pension plan reversions, Borrowers shall jointly and severally pay to Agent for the benefit of Lenders, when and as received by such Borrower or such Subsidiary, and as a mandatory prepayment of the Obligations, a sum equal to 100% of such proceeds of such tax refund, indemnity payment or pension plan reversions. Any such prepayment shall be applied to the Obligations in the manner specified in the third sentence of subsection 3.3.1 until payment thereof in full.

         3.3.4.  LIBOR Portions. If the application of any payment made in
                 --------------
     accordance with the provisions of this Section 3.3 at a time when no Event of Default has occurred and is continuing would result in termination of a LIBOR Portion prior to the last day of the Interest Period for such LIBOR Portion, the amount of such prepayment shall not be applied to such LIBOR Portion, but will, at Borrowers' option, be held by Agent in a non-interest bearing account at a Lender or another bank satisfactory to Agent in its discretion, which account is in the name of Agent and from which account only Agent can make any withdrawal, in each case to be applied as such amount would otherwise have been applied under this Section 3.3 at the earlier to occur of (i) the last day of the relevant Interest Period or (ii) the occurrence of a Default or an Event of Default.

         3.3.5.  Optional Prepayments. Borrowers may, at their option from time
                 --------------------
     to time upon not less than 3 Business Days' prior written notice to
     Agent, prepay installments of the Term A Notes, provided that the
                                                     --------
     amount of any such prepayment is at least $500,000 and in integral multiples of $100,000 above $500,000, and that such prepayments are made ratably with respect to all Term A Notes.
     Each such prepayment shall be applied to the installments of principal due under the Term A Notes in the inverse order of maturity. Borrowers may, at their option from time to time upon not less than three (3) Business Days' prior written notice to Agent, prepay principal of the Term B Notes (on a ratable basis), in minimum amounts of at least
     $500,000 and in integral multiples of $100,000 above $500,000, in each case so long as (i) in the case of partial prepayments of the Term B
     Notes only, Borrowers are in compliance with the Fixed Charge Coverage Ratio covenant contained in Section 8.3, determined as of the last day of the most recent fiscal quarter on a pro forma basis, including the principal amount of Term Loan B to be so prepaid in the calculation of fixed charges for such period, (ii) Availability immediately after making such prepayment is at least $5,000,000 and (iii) no Default or Event of Default is in existence at the time of such prepayment or would be caused by the making of such prepayment. In addition, Borrowers may make only 2 partial prepayments of Term Loan B and the Term B Notes in any calendar year and such partial prepayments may be made only (a) once during the period from January 1 through January 31 of each year and (b) once during the period from July 1 through August
     1 of each year. Any such optional prepayment of Term A Notes and/or
     Term B Notes under this subsection 3.3.5 shall be credited against the amount of the mandatory prepayment required under subsection 3.3.2 for the fiscal year in which such optional prepayment was made. Except for charges under subsection 3.2.5 applicable to prepayments of LIBOR Term
     A Portions, and except for fees under Section 2.6 applicable to prepayments of the Term A Notes or Term B Notes, such prepayments shall be without premium or penalty.

         3.3.6.  Optional Reductions of Revolving Loan Commitments. Borrowers
                 -------------------------------------------------
     may, at their option from time to time but not more than once in any 12-month period upon not less than three (3) Business Days' prior written notice to Agent, terminate in whole or permanently reduce ratably in part, the unused portion of the Revolving Loan Commitments, provided, however, that (i) each such partial reduction shall be in an amount of $2,000,000 or integral multiples of $1,000,000 in excess thereof and (ii) the aggregate of all optional reductions to the Revolving Loan Commitments may not exceed $5,000,000 during any 12-month period or $10,000,000 during the Term. Except for charges under subsection 3.2.5 applicable to prepayments of LIBOR Revolving Portions and except for fees under Section 2.6 applicable to reduction or termination of the Revolving Loan Commitments, such reductions and terminations shall be without premium or penalty.

         3.3.7.  No Term Loan Reborrowing. No amounts repaid or prepaid with
                 ------------------------
     respect to Term Loan A or Term Loan B may be reborrowed.

         3.4.    Application of Payments and Collections.
                 ---------------------------------------

         3.4.1.  Collections. All items of payment received by Agent by 12:00
                 -----------
     noon, Chicago, Illinois, time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Chicago, Illinois, time, on any Business Day shall be deemed received on the following Business Day. If as the result of collections of Accounts as authorized by subsection 6.2.4 hereof or otherwise, a credit balance exists in any Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be disbursed to a Borrower or otherwise at a Borrower's direction in the manner set forth in subsection 3.1.2, upon a Borrower's request at any time, so long as no Default or Event of Default then exists. Agent may at its option, offset such credit balance against any of the Obligations upon and during the continuance of an Event of Default.

         3.4.2.  Apportionment, Application and Reversal of Payments. Principal
                 ---------------------------------------------------
     and interest payments shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender). All payments hereunder shall be remitted to Agent. All proceeds of equity obtained by any Borrower or any Subsidiary, all payments in respect of Guaranty Agreements and all other cash obtained by any Borrower or any Domestic Subsidiary shall be immediately deposited into a Dominion Account. Except as provided in
     Section 3.11, all proceeds of Collateral not relating to principal or interest of specific Loans, or not constituting payment of specific fees, all proceeds of Accounts, or, except as provided in Section
     3.3.1, other Collateral received by Agent, including without limitation all amounts deposited in a Dominion Account, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees,
                                                  -----
     indemnities, or expense reimbursements (other than amounts related to Product Obligations) then due to Agent or Lenders from any Borrower; second, to pay interest due from Borrowers in respect of all Loans,
     ------
     including Agent Loans; third, to pay or prepay principal of Agent
                            -----
     Loans; fourth, to pay or prepay principal of the Revolving Credit Loans
            ------
     (other than Agent Loans) and unpaid reimbursement in respect of Letter of Credit Obligations; fifth, if an Event of Default is in existence,
                            -----
     to pay an amount to Agent equal to all outstanding Letter of Credit Obligations to be held as cash Collateral for such Obligations (in the amount of 105% of the LC Amount); sixth, to the payment of principal
                                       -----
     then due in respect of Term Loan A; seventh, to the payment of
                                         -------
     principal then due in respect of Term Loan B; eighth, to the payment of
                                                   ------
     any other Obligation (other than amounts related to Product
     Obligations) due to Agent or any Lender by any Borrower; and ninth, to
                                                                  -----
     pay any amounts due with respect to Product Obligations. After the occurrence and during the continuance of an Event of Default, Agent shall have the continuing exclusive right to apply and reapply (without requiring any turnover) any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, as set forth in Section 3.11, notwithstanding any entry by Agent or any Lender upon any of its books and records.

         3.5.    All Loans to Constitute One Obligation.
                 --------------------------------------

         The Loans, the LC Amount and the other Obligations shall constitute one general joint and several obligation of Borrowers, and shall be secured by Agent's Lien upon all of the Collateral. All of the Obligations are and shall be deemed to be pari passu with each other and none of the Revolving
                      ---- -----
Credit Loans, Term Loan A, Term Loan B or any of the other

Obligations are or shall be deemed to be subordinate or junior in right of payment to any other of such facilities or Obligations.

         3.6.    Loan Account.
                 ------------

         Agent shall enter all Loans as debits to one or more loan accounts (each, a "Loan Account") and shall also record in the appropriate Loan Account all payments made by each Borrower on any Obligations and all proceeds of Collateral which are finally paid to Agent, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to each Borrower.

         3.7.    Statements of Account.
                 ---------------------

         Agent will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement during the immediately preceding month, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrowers absent demonstrable error unless Agent is notified by Borrowers in writing to the contrary within thirty (30) days of the date each accounting is received by Borrowers. Such notice shall only be deemed an objection to those items specifically objected to therein.

         3.8.    Increased Costs.
                 ---------------

         If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted or implemented after the date of this Agreement and having general applicability to all banks or finance companies within the jurisdiction in which any Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of such Lender therewith, shall:

                 (i) (1) subject such Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

                 (ii) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of such Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                 (iii) impose on such Lender or the London interbank market any other condition with respect to any Loan Document;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining Loans hereunder or the result of any of the foregoing is to reduce the rate of return on such Lender's capital as a consequence of its obligations hereunder, or the result of any of the foregoing is to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans, then, in any such case, Borrowers shall jointly and severally pay such Lender, not later than sixty (60) days following its receipt of notice of the imposition of such increased costs and the certification set forth below, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be, to the extent such Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate or the LIBOR. An officer of the applicable Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrowers, which certification shall include a written explanation of such additional cost or reduction to Borrowers. Such certification shall be conclusive absent demonstrable error. If a Lender claims any additional cost or reduced amount pursuant to this Section 3.8, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrowers if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

         3.9.    Basis for Determining Interest Rate Inadequate.
                 ----------------------------------------------

         In the event that Agent or any Revolving Credit and Term Loan A Lender shall have determined that:

                 (i) reasonable means do not exist for ascertaining the LIBOR for any Interest Period; or

                 (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Portion, or a proposed conversion of a Base Rate Portion into a LIBOR Portion; then

Agent or such Revolving Credit and Term Loan A Lender shall give Borrowers prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given, (i) any such requested LIBOR Portion shall be made as a Base Rate Portion, unless Borrowers shall notify Agent no later than 10:00 a.m. (Chicago, Illinois time) one (1) Business Day prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Portion, and (ii) any Base Rate Portion which was to have been converted to an affected type of LIBOR Portion shall be continued as or converted into a Base Rate Portion, or, if Borrowers shall notify Agent, no later than 10:00 a.m. (Chicago, Illinois time) one (1) Business Day prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Portion. Agent shall give Borrowers prompt notice if and when any such determination is no longer in effect.

         3.10.   Sharing of Payments, Etc.
                 -------------------------

         Subject to Section 3.11 and the other provisions of this Agreement relating to the application of funds received by Agent and the Lenders, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any
Loan made by it in excess of its ratable share of payments on account of Loans made by all Lenders, such Lender shall forthwith purchase from each other Lender such participation in such Loan as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lender; provided, that if all or any portion of such excess
                   --------
payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lenders the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 3.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this Section 3.10 shall be made through Agent. Each Lender agrees with each other Lender that if an amount to be set off by such Lender or an Affiliate of such Lender as described herein (other than any amount held by such Lender or such Affiliate specifically as collateral security for Indebtedness (other than the Obligations) of a Borrower or a Subsidiary to such Lender) is to be applied by such Lender to Indebtedness (other than the Obligations) of any Borrower or any Subsidiary to such Lender, such amount shall be applied ratably to such other Indebtedness and to the portion of the Obligations held by such Lender, and, as to the portion of such amount applied to the Obligations, shall be subject to the provisions of this Section 3.10 regarding purchases of participations.

         3.11.   Post Event of Default Allocation.
                 --------------------------------

         3.11.1. Allocation. After the occurrence and during the continuance
                 ----------
     of an Event of Default under subsection 10.1.1, subsection 10.1.3 caused by a breach of Section 8.3 or subsection 10.1.8 (collectively, "Key Defaults") of this Agreement (until the act or omission constituting such Key Default is cured or such Key Default is waived), Agent shall apply all proceeds of the Collateral, including all amounts held in any Dominion Account, subject to the provisions of this Agreement, all payments under subsections 3.3.2 and 3.3.3 hereof,
     (i) first, ratably to pay any fees, expense reimbursements, indemnities
         -----
     and other amounts then due to Agent (other than in respect of Product Obligations and other than prepayment fees payable under subsection 2.6(a)) until paid in full; (ii) second, ratably to pay any fees,
                                      ------
     expense reimbursements and indemnities then due to Revolving Credit and Term Loan A Lenders (other than prepayment fees payable under subsection 2.6(a)) until paid in full; (iii) third, ratably to pay
                                                  -----
     interest due in respect of Term Loan A and the Revolving Credit Loans (other than Excess Advances) until paid in full; (iv) fourth, ratably
                                                           ------
     to pay the principal of Term Loan A and the Revolving Credit Loans (other than Excess Advances) and unpaid reimbursements in respect of Letter of Credit Obligations (other than Excess Advances) until paid in full; (v) fifth, to the extent not funded by a Revolving Credit Loan,
               -----
     to pay any amounts Borrowers are required to deposit with Agent pursuant to subsection 10.3.5 hereof (other than Excess Advances);
     (vi) sixth, ratably to pay any amounts then due with respect to Product
          -----
     Obligations up to an aggregate amount equal to the sum of (a) the amount of obligations arising with respect to matters described in clauses (i) and (ii) of the definition of the term Product Obligations;
                                                        -------------------
     provided, that the amount of such obligations in respect of outgoing
     --------
     ACH transactions shall not exceed $3,500,000 at any time outstanding and (b) without duplication of clause (a), the amount of any reserves related to Product Obligations imposed by Agent pursuant to subsection 1.1.1; (vii) seventh, ratably to pay any fees, expense reimbursements,
                  -------
     indemnities and other amounts then due to Term Loan B Lenders (other than prepayment fees payable under subsection 2.6(b)); eighth, ratably
                                                            ------
     to pay interest due in respect of Term Loan B until paid in full; ninth, ratably to pay the principal of Term Loan B until paid in full;
     -----
     tenth, ratably to pay prepayment fees owing to Term Loan A and
     -----
     Revolving Credit Lenders under subsection 2.6(a)); eleventh, ratably to
                                                        --------
     pay prepayment fees owing to Term Loan B Lenders under subsection 2.6(b)); and twelfth, to the ratable payment of all other Obligations
                  -------
     then due and payable.

         3.11.2. Rights of Holders of Term Loan B Obligations. One or more
                 --------------------------------------------
     of the holders of Term Loan B Obligations may at any time freely hold or from time to time acquire other Loans or commitments to make other Loans hereunder and related rights and benefits arising under this Agreement, including voting power as a Lender entitled to be counted for purposes of determining whether an action has been taken or approved by Majority Lenders or Required Lenders, and as such shall be in all respects entitled to fully participate in, enjoy and enforce all of the rights, privileges and benefits accorded to the holders of such Loans and commitments to make Loans to the extent of its interests in such Loans or commitments, including the right to exercise such voting power and otherwise act as it may see fit to protect and enhance its own interests (including any potentially conflicting interest as a holder of Term Loan B Obligations) on any basis elected by it, without any limitation or restriction whatsoever.

         3.11.3. Conflict of Terms. In the event of a direct conflict between
                 -----------------
     the application provisions of this Section 3.11 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that all such application provisions shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 3.11 shall control and govern.

                       SECTION 4. TERM AND TERMINATION

         4.1.    Term of Agreement.
                 -----------------

         Subject to Agent's and Revolving Credit and Term Loan A
Lenders' right to cease making Loans to Borrowers during the continuance of any Default or Event of Default, this Agreement shall be in effect for a period of 4 years from the date hereof, through and including June 3, 2007 (the "Term"), unless terminated as provided in Section 4.2 hereof.

         4.2.    Termination.
                 -----------

         4.2.1.  Termination by Lenders. Agent may, and at the direction of
                 ----------------------
     Majority Lenders or Majority Term Loan B Lenders (to the extent permitted under Section 10.2) shall, terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.

         4.2.2.  Termination by Borrowers. Upon at least thirty (30) days prior
                 ------------------------
     written notice to Agent and Lenders, Borrowers may, at their option, terminate this Agreement; provided, however, no such termination shall
                               --------  -------
     be effective until Borrowers have paid or collateralized to both
     Agent's and Tranche B Agent's reasonable satisfaction all of the Obligations in immediately available funds, all Letters of Credit and LC Guaranties have expired, terminated or have been cash collateralized to Agent's reasonable satisfaction and Borrowers have complied with
     Section 2.6 and subsection 3.2.5. Any notice of termination given by Borrowers shall be irrevocable unless all Lenders otherwise agree in writing and no Revolving Credit and Term Loan A Lender shall have any obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

         4.2.3.  Effect of Termination. All of the Obligations shall be
                 ---------------------
     immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agent and each Lender shall retain all of its rights and remedies under the Loan Documents notwithstanding such termination until all Obligations have been discharged or paid, in full, in immediately available funds, including, without limitation, all Obligations under Section 2.6 and subsection
     3.2.5 resulting from such termination. Notwithstanding the foregoing or the payment in full of the Obligations, Agent shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Agent may incur as a result of dishonored checks or other items of payment received by Agent from any Borrower or any Account Debtor and applied to the Obligations, Agent shall, at its option, (i) have received a written agreement reasonably satisfactory to Agent, executed by Borrowers and by any Person whose loans or other advances to any Borrower are used in whole or in part to satisfy the Obligations, indemnifying Agent and each Lender from any such loss or damage or (ii) have retained cash Collateral or other Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent and each Lender from any such loss or damage.

                        SECTION 5. SECURITY INTERESTS

         5.1.    Security Interest in Collateral.
                 -------------------------------

         To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby grants to Agent, for the benefit of itself and each Lender in accordance with the priorities set forth herein, a continuing Lien upon all of such Borrower's assets, including all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, but excluding any Excluded Property of such Borrower:

                 (i)     Accounts;

                 (ii)    Certificated Securities;

                 (iii)   Chattel Paper;

                 (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

                 (v)     Contract Rights;

                 (vi)    Deposit Accounts;

                 (vii)   Documents;

                 (viii)  Equipment;

                 (ix)    Financial Assets;

                 (x)     Fixtures;

                 (xi) General Intangibles, including Payment Intangibles and Software;

                 (xii) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

                 (xiii)  Instruments;

                 (xiv)   Intellectual Property;

                 (xv)    Inventory;

                 (xvi)   Investment Property;

                 (xvii)  money (of every jurisdiction whatsoever);

                 (xviii) Letter-of-Credit Rights;

                 (xix)   Payment Intangibles;

                 (xx)    Security Entitlements;

                 (xxi)   Software;

                 (xxii)  Supporting Obligations;

                 (xxiii) Uncertificated Securities; and

                 (xxiv) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

         5.2.    Other Collateral.
                 ----------------

         5.2.1. Commercial Tort Claims. The applicable Borrower shall promptly notify Agent in writing upon incurring or otherwise obtaining after the Closing Date a Commercial Tort Claim against any third party with a value in excess of $250,000 or upon a Responsible Officer obtaining knowledge of any other Commercial Tort Claim against any third party and, upon request of Agent, promptly enter into an amendment to this Agreement and do such other acts or things reasonably deemed appropriate by Agent to give Agent a security interest in any such Commercial Tort Claim. Each Borrower represents and warrants that as of the date of this Agreement, to its knowledge, it does not possess any Commercial Tort Claims.

         5.2.2.  Other Collateral. The applicable Borrower shall promptly notify
                 ----------------
     Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Letter-of-Credit Rights or Electronic Chattel Paper with a value in excess of $250,000 or upon a Responsible Officer obtaining knowledge of any other such Collateral, and, upon the request of Agent, promptly execute such other documents, and do such other acts or things reasonably deemed appropriate by Agent to deliver to Agent control with respect to such Collateral; promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts or Investment Property with a value in excess of $250,000 or upon a Responsible Officer obtaining knowledge of any other such Collateral and promptly execute such other documents, and do such other acts or things reasonably deemed appropriate by Agent to deliver to Agent control with respect to such Collateral; promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments with a value in excess of $250,000 or upon a Responsible Officer obtaining knowledge of any other such Collateral and, upon the request of Agent, will promptly execute such other documents, and do such other acts or things reasonably deemed appropriate by Agent to deliver to Agent possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable
     Documents issued in the name of Agent; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document, upon Agent's request, use its best efforts to obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of Agent.

         5.3.    Lien Perfection; Further Assurances.
                 -----------------------------------

         Each Borrower shall, upon the request of Agent, execute such instruments, assignments or documents as are necessary to perfect
Agent's Lien upon any of the Collateral, and take such other action as may be required to perfect or to continue the perfection of Agent's Lien upon the Collateral. Unless prohibited by applicable law, each Borrower hereby authorizes Agent to execute and file any such financing statement, including, without limitation, financing statements that indicate the Collateral (i) as all assets of such Borrower or words of similar effect, or
(ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 5.1, on such Borrower's behalf. Each Borrower also hereby ratifies its authorization for Agent to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, each Borrower shall also promptly execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements reasonably deemed necessary by Agent, to give effect to or carry out the terms or intent of the Loan Documents.

         5.4.    Lien on Realty.
                 --------------

         The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by Mortgages upon all real
Property of each Borrower or Subsidiary now or hereafter owned, including without limitation any real Property purchased pursuant to a purchase option, and upon Falcon's leased real Property located in Belmont, Mississippi. Each Mortgage shall be executed by the applicable Borrower or Subsidiary in favor of Agent. Each Mortgage shall be duly recorded, at Borrowers' joint and several expense, in each office where such recording is required to constitute a fully perfected first Lien on the real Property covered thereby. Except to the extent Agent may not require the following for any particular property, the applicable Borrower or Subsidiary shall deliver to Agent, at Borrowers' joint and several expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Agent, which policies shall be in form and substance satisfactory to Agent and shall insure a valid first Lien in favor of Agent, for the benefit of itself and the Lenders, on the Property covered by each Mortgage, subject only to those exceptions reasonably acceptable to Agent and its counsel. The applicable Borrower or Subsidiary shall deliver to Agent such other documents, including, without limitation, as-built survey prints of the real Property, as Agent and its counsel may reasonably request relating to the real Property subject to the Mortgages.

         5.5.    Pledge of Securities.
                 --------------------

         Each Borrower agrees to, or cause its applicable Domestic Subsidiary to, execute a Pledge Agreement and such other agreements, instruments and documents as both Agent and Tranche B Agent determine are reasonably necessary, by which it pledges to Agent and grants to Agent a Lien on (i) 100% of the Securities of each Domestic Subsidiary owned by such Borrower or such Domestic Subsidiary, as the case may be, and (ii) 65% of the Securities of each Foreign Subsidiary owned by such Borrower or such Domestic Subsidiary, as applicable, designated by Agent from time to time. On the Closing Date, Agent agrees not to so designate any Foreign Subsidiary that has immaterial assets and operations. Agent further agrees not to so designate Industrial Mueblera Shelby Williams, S.A. de C.V., unless it continues to have any material assets or operations after December 31, 2003.

                    SECTION 6. COLLATERAL ADMINISTRATION

         6.1.    General.
                 -------

         6.1.1. Location of Collateral. All Collateral, other than Inventory in
                ----------------------
     transit and motor vehicles, will at all times be kept by a Borrower or one of its Subsidiaries at one or more of the business locations set forth in Exhibit 6.1.1 hereto, as updated by Borrowers providing prior
              -------------
     written notice to Agent of any new location.

         6.1.2.  Insurance of Collateral. Borrowers shall maintain and pay for
                 -----------------------
     insurance upon all Collateral wherever located and with respect to the business of each Borrower and each of its Subsidiaries, covering casualty, hazard, public liability, workers' compensation, business interruption and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrowers shall deliver certified copies of such policies to Agent as promptly as practicable, with satisfactory lender's loss payable endorsements, naming Agent as a loss payee, assignee or additional insured, as appropriate, as its interest may appear, showing only such other loss payees, assignees and additional insureds as are satisfactory to Agent and with respect to business interruption insurance, an executed collateral assignment thereof. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than ten
     (10) days' prior written notice to Agent in the event of cancellation of the policy for nonpayment of premium and not less than thirty (30) days' prior written notice to Agent in the event of cancellation of the policy for any other reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower, any of its Subsidiaries or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Borrowers agree to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. All proceeds of business interruption insurance (if any) of each Borrower and its Subsidiaries shall be remitted to Agent for application to the outstanding balance of the Revolving Credit Loans.

         Unless Borrowers provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrowers' joint and several expense to protect Agent's interests in the Properties of each Borrower and its Subsidiaries. This insurance may, but need not, protect the interests of each Borrower and its Subsidiaries. The coverage that Agent purchases may not pay any claim that a Borrower or any Subsidiary of such Borrower makes or any claim that is made against a Borrower or any such Subsidiary in connection with said Property. Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrowers and their Subsidiaries have obtained insurance as required by this Agreement. If Agent purchases insurance, Borrowers will be jointly and severally responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Borrowers and the Subsidiaries may be able to obtain on their own.

         6.1.3.  Protection of Collateral. Neither Agent nor any Lender shall
                 ------------------------
     be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

         6.2.    Administration of Accounts.
                 --------------------------

         6.2.1.  Records, Schedules and Assignments of Accounts. Each Borrower
                 ----------------------------------------------
     shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form acceptable to Agent. Concurrently with the delivery of each Borrowing Base Certificate described in subsection 8.1.4, or more frequently as reasonably requested by Agent, from and after the date hereof, Borrowers shall deliver to Agent a detailed aged trial balance of all of each Borrower's Accounts, specifying the names, addresses, face values, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request.

         6.2.2.  Discounts, Allowances, Disputes. If a Borrower grants any
                 -------------------------------
     discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, such Borrower shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts.

         6.2.3.  Account Verification. Any of Agent's officers, employees or
                 --------------------
     agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or a Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. Each Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

         6.2.4.  Maintenance of Dominion Account. Each Borrower shall maintain
                 -------------------------------
     a Dominion Account or Accounts pursuant to lockbox and blocked account arrangements acceptable to Agent with such banks as may be selected by such Borrower and be reasonably acceptable to Agent. Each Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox and blocked accounts to the Dominion Account for application on account of the Obligations as provided in subsection 3.2.1. All funds deposited in any Dominion Account shall immediately become the property of Agent, for the ratable benefit of Lenders as provided in this Agreement, and each Borrower shall obtain the agreement by the applicable banks in favor of Agent to waive any recoupment, setoff rights, and any security interest in, or against, the funds so deposited. Agent assumes no responsibility for such lockbox and blocked account arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

         6.2.5.  Collection of Accounts, Proceeds of Collateral. Each Borrower
                 ----------------------------------------------
     agrees that all invoices rendered and other requests made by such Borrower for payment in respect of Accounts shall contain a written statement directing payment in respect of such Accounts to be paid to a lockbox established pursuant to subsection 6.2.4. To expedite collection, each Borrower shall endeavor in the first instance to make collection of its Accounts for Agent. All remittances received by each Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Agent's property, for its benefit and the benefit of Lenders as provided in this Agreement, by such Borrower as trustee of an express trust for Agent's benefit and such Borrower shall immediately deposit same in kind in the Dominion
     Account. Agent retains the right at all times after the occurrence and during the continuance of an Event of Default to notify Account Debtors that each Borrower's Accounts have been assigned to Agent and to collect each Borrower's Accounts directly in its own name, or in the name of Agent's agent, and to charge the collection costs and expenses, including attorneys' fees, jointly and severally to Borrowers.

         6.2.6.  Taxes. If an Account includes a charge for any tax payable
                 -----
     to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the applicable Borrower and to charge any Borrower therefor, except for taxes that (i) are being actively contested in good faith and by appropriate proceedings and with respect to which the applicable Borrower maintains reasonable reserves on its books therefor and (ii) would not reasonably be expected to result in any Lien other than a Permitted Lien. In no event shall Agent or any Lender be liable for any taxes to any governmental taxing authority that may be due by any Borrower.

         6.3.    Administration of Inventory.
                 ---------------------------

         Each Borrower shall keep records of its Inventory which records shall be complete and accurate in all material respects. Each Borrower shall furnish to Agent monthly Inventory reports on the fifth day of each calendar month, for the preceding month, or more frequently as reasonably requested by Agent, which reports will be in such other format and detail as Agent shall reasonably request and shall include a current list of all locations of such Borrower's Inventory. Each Borrower shall have put into operation a fully costed perpetual Inventory system reasonably acceptable to Agent with respect to its finished goods Inventory on or before October 31, 2003. Each Borrower shall conduct a physical inventory no less frequently than annually (provided, that until Borrowers have in place a fully costed perpetual inventory system with respect to finished goods Inventory, Borrowers shall conduct a physical inventory observation no less frequently than monthly) and shall provide to Agent a report based on each such physical inventory promptly thereafter, together with such supporting information as Agent shall reasonably request.

         6.4.    Records and Schedules of Equipment.
                 ----------------------------------

         Each Borrower shall keep records of its Equipment which shall be complete and accurate in all material respects itemizing and describing the kind, type, quality, quantity and book value of its Equipment and all dispositions made in accordance with subsection 8.2.9 hereof, and each Borrower shall, and shall cause each of its Domestic Subsidiaries to, furnish Agent with a current schedule containing the foregoing information on at least an annual basis and more often (but, unless an Event of Default is in existence, not more frequently than once per calendar quarter) if reasonably requested by Agent. Promptly after the request therefor by Agent, each Borrower shall deliver to Agent any and all evidence of ownership, if any, of any of its Equipment.

         6.5.    Payment of Charges.
                 ------------------

         All amounts chargeable to any Borrower under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Base Rate Revolving Portions from time to time.

                  SECTION 7. REPRESENTATIONS AND WARRANTIES

         7.1.    General Representations and Warranties.
                 --------------------------------------

         To induce Agent and each Lender to enter into this Agreement and to make advances hereunder, each Borrower warrants, represents and covenants to Agent and each Lender, on a joint and several basis, that:

         7.1.1.  Qualification. Each Borrower and each of its Subsidiaries is a
                 -------------
     corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as applicable, in (a) as of the date hereof, each state or jurisdiction listed on Exhibit 7.1.1
                                                              -------------
     hereto and (b) all states and jurisdictions in which the failure of such Borrower or any of its Subsidiaries to be so qualified could reasonably be expected to have a Material Adverse Effect.

         7.1.2.  Power and Authority. Each Borrower and each of its Domestic
                 -------------------
     Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate or other relevant action and do not and will not (i) require any consent or approval of the shareholders of such Borrower or any of the shareholders, partners or members, as the case may be, of any Subsidiary of such Borrower (other than any such consents or approvals which have been obtained); (ii) contravene such Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation, partnership agreement, certificate of formation, by-laws, limited liability agreement, operating agreement or other organizational documents (as the case may be); (iii) violate, or cause such Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower or any of its Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected, including without limitation any Subordinated Note Document, the breach of or default under which could reasonably be expected to have a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by such Borrower or any of its Subsidiaries.

         7.1.3.  Legally Enforceable Agreement. This Agreement is, and each of
                 -----------------------------
     the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each of its Domestic Subsidiaries party thereto, enforceable against it in accordance with its respective terms.

         7.1.4.  Capital Structure. Exhibit 7.1.4 hereto states, as of the date
                 -----------------  -------------
     hereof, (i) the correct name of each of the Subsidiaries of each
     Borrower, its jurisdiction of incorporation or organization and the percentage of its Voting Stock owned by such Borrower, (ii) the name of each Borrower's and each of its Subsidiaries' corporate or joint venture Affiliates and the nature of the relationship, (iii) the number, nature and holder of all outstanding Securities of each
     Borrower and of each Subsidiary of such Borrower and (iv) the number of authorized, issued and treasury Securities of each Borrower. Each
     Borrower has good title to all of the Securities it purports to own of each of such Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Securities have been duly issued and are fully paid and non-assessable. As of the date hereof, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell any Securities or obligations convertible into, or any powers of attorney relating to any Securities of any Borrower or any of its Subsidiaries. Except as set forth on Exhibit 7.1.4, as of the date hereof, there are
                            -------------
     no outstanding agreements or instruments binding upon any of any Borrower's or any of its Subsidiaries' partners, members or shareholders, as the case may be, relating to the ownership of its Securities.

         7.1.5.  Names; Organization. As of the date hereof, neither any
                 -------------------
     Borrower nor any of its Subsidiaries has been known as or has used any legal, fictitious or trade names except those listed on Exhibit 7.1.5 hereto. Except as set forth
                                  -------------
     on Exhibit 7.1.5, as of the date hereof, during the ten-year period
        -------------
     preceding the date hereof, neither any Borrower nor any of its Subsidiaries has been the surviving entity of a merger or consolidation or has acquired all or substantially all of the assets of any Person. As of the date hereof, each Borrower's and each of its Subsidiaries' state(s) of incorporation or organization, Type of Organization and Organizational I.D. Number is set forth on Exhibit 7.1.5. As of the
                                                -------------
     date hereof, the exact legal name of each Borrower and each of its Subsidiaries is set forth on Exhibit 7.1.5.
                                  -------------

         7.1.6.  Business Locations; Agent for Process. Each Borrower's and
                 -------------------------------------
     each of its Subsidiary's chief executive office, location of books and records and other places of business are as listed on Exhibit 6.1.1
                                                           -------------
     hereto, as updated from time to time by Borrowers in accordance with the provisions of subsection 6.1.1. During the one-year period preceding the date hereof, neither any Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process, other than as listed on Exhibit 6.1.1. All tangible
                                         -------------
     Collateral is and will at all times be kept by a Borrower and its Subsidiaries in accordance with subsection 6.1.1. Except as shown on
     Exhibit 6.1.1, as of the date hereof, no Inventory is stored with a
     -------------
     bailee, processor, distributor, warehouseman or similar party, nor is any Inventory consigned to any Person. At no time is Inventory of Borrowers and the Subsidiaries with an aggregate value in excess of $750,000 located with third party processors.

         7.1.7.  Title to Properties; Priority of Liens. Each Borrower and each
                 --------------------------------------
     of its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Each Borrower and each of its Subsidiaries has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of such Borrower's or such Subsidiary's Properties that is not a Permitted Lien, except for claims being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, unless Agent has determined that such claims could reasonably be expected to materially and adversely effect the Collateral or the value thereof. The Liens granted to Agent under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

         7.1.8.  Accounts. Agent may rely, in determining which Accounts are
                 --------
     Eligible Accounts, on all statements and representations made by each Borrower with respect to any Account or Accounts. With respect to each of each Borrower's Accounts arising in the ordinary course of business from the sale of goods or the rendition of services, whether or not such Account is an Eligible Account, unless otherwise disclosed to Agent in writing:

                 (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                 (ii)   It arises out of a completed, bona fide sale and
                                                      ---- ----
         delivery of goods or rendition of services by such Borrower, in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Borrower and the Account Debtor;

                 (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

                 (iv) To the best of such Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Agent with respect thereto;

                 (v) To the best of such Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

                 (vi) To the best of such Borrower's knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

         7.1.9.  Equipment. The Equipment of each Borrower and its Subsidiaries
                 ---------
     is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted. Neither any Borrower nor any of its Domestic Subsidiaries will permit any Equipment to become affixed to any real Property leased to any Borrower or any of its Domestic Subsidiaries so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonably acceptable to Agent, and no Borrower will permit any of the Equipment of any Borrower or any of its Domestic Subsidiaries to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Agent.

         7.1.10. Financial Statements; Fiscal Year. The Consolidated and
                 ---------------------------------
     consolidating (showing all Borrowers and Domestic Subsidiaries as a Consolidated entity and the Foreign Subsidiaries on a consolidating basis) balance sheets of Falcon and its Subsidiaries (including the accounts of all Subsidiaries of Falcon and their respective Subsidiaries for the respective periods during which a Subsidiary relationship existed) as of April 5, 2003, and the related statements of income, changes in shareholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly in all material respects the financial positions of Falcon and such Persons, taken as a whole, at such dates and the results of Falcon's and such Person's operations, taken as a whole, for such periods. As of the date hereof, since February 1, 2003, there has been no material adverse change in the financial position of Falcon and such other Persons, taken as a whole, as reflected in the Consolidated balance sheet as of such date. As of the date hereof, the fiscal year of Falcon and each of its Subsidiaries ends on the Saturday closest to October 31st of each year.

         7.1.11. Full Disclosure. The financial statements referred to in
                 ---------------
     subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of any Borrower to Agent or any Lender contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which any Borrower has failed to disclose to Agent or any Lender in writing which could reasonably be expected to have a Material Adverse Effect.

         7.1.12. Solvent Financial Condition. Each Borrower and each of its
                 ---------------------------
     Subsidiaries is, as of the date hereof, and, after giving effect to the initial Loans to be made and the initial Letters of Credit and LC Guaranties to be issued hereunder and all related transactions, will be, Solvent.

         7.1.13. Surety Obligations. Except as set forth on Exhibit 7.1.13, as
                 ------------------                         --------------
     of the date hereof, neither any Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract or has issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

         7.1.14. Taxes. As of the date hereof, the federal tax identification
                 -----
     number of each Borrower and Domestic Subsidiary of each Borrower is shown on Exhibit 7.1.14 hereto. Each Borrower and each of its
              --------------
     Subsidiaries has filed all federal, state and local tax returns and other reports relating to taxes it is required by law to file, other than returns and reports with respect to taxes in an aggregate amount not in excess of $250,000 at any time, and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and each Borrower and each of its Subsidiaries maintains reasonable reserves on its books therefor, other than taxes in an aggregate amount not in excess of $250,000 at any time. The provision for taxes on the books of each Borrower and its Subsidiaries is adequate for all years not closed by applicable statutes, and for the current fiscal year.

         7.1.15. Brokers. Except as shown on Exhibit 7.1.15 hereto, there are
                 -------                     --------------
     no claims for brokerage commissions, finder's fees or investment banking fees payable by Borrowers in connection with the transactions contemplated by this Agreement.

         7.1.16. Patents, Trademarks, Copyrights and Licenses. Each Borrower and
                 --------------------------------------------
     each of its Subsidiaries owns, possesses or licenses or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses and other Intellectual Property necessary for the present and planned future conduct of its business without any known conflict with the rights of others, except for such conflicts as could not reasonably be expected to have a Material Adverse Effect. All such patents, trademarks, service marks, tradenames, copyrights, licenses, and other similar rights as of the date hereof are listed on Exhibit
                                                                  -------
     7.1.16 hereto. As of the date hereof, no claim has been asserted to any
     ------
     Borrower or any of its Subsidiaries which is currently pending that their use of their Intellectual Property or the conduct of their business does or may infringe upon the Intellectual Property rights of any third party. To the knowledge of each Borrower and except as set forth on Exhibit 7.1.16 hereto, as of the date hereof, no Person is
              --------------
     engaging in any activity that infringes in any material respect upon any Borrower's or any of its Subsidiaries material Intellectual
     Property. Except as set forth on Exhibit 7.1.16, each Borrower's and
                                      --------------
     each of its Subsidiary's (i) material United States trademarks, service marks, and copyrights are registered with the U.S. Patent and Trademark Office or in the U.S. Copyright Office, as applicable and (ii) material license agreements and similar arrangements relating to its Inventory
     (1) permits, and does not restrict, the assignment by any Borrower or any of its Domestic Subsidiaries to Agent, or any other Person designated by Agent, of all of such Borrower's or such Domestic Subsidiary's, as applicable, rights, title and interest pertaining to such license agreement or such similar arrangement and (2) would permit the continued use by such Borrower or such Domestic Subsidiary, or
     Agent or its assignee, of such license agreement or such similar arrangement and the right to sell Inventory subject to such license agreement for a period of no less than six (6) months after a default or breach of such agreement or arrangement. The consummation and performance of the transactions and actions contemplated by this
     Agreement and the other Loan Document, including without limitation, the exercise by Agent of any of its rights or remedies under Section
     10, will not result in the termination or impairment of any Borrower's or any Subsidiary's ownership or rights relating to its Intellectual Property, except for such Intellectual Property rights the loss or impairment of which could not reasonably be expected to have a Material Adverse Effect. Except as listed on Exhibit 7.1.16 and except as could
                                         --------------
     not reasonably be expected to have a Material Adverse Effect, (i) neither any Borrower nor any of its Subsidiaries is in breach of, or default under, any term of any license or sublicense with respect to any of its Intellectual Property and (ii) to the knowledge of each Borrower, no other party to such license or sublicense is in breach thereof or default thereunder, and such license is valid and enforceable.

         7.1.17. Governmental Consents. Each Borrower and each of its
                 ---------------------
     Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to possess or so maintain such rights could not reasonably be expected to have a Material Adverse Effect.

         7.1.18. Compliance with Laws. Each Borrower and each of its
                 --------------------
     Subsidiaries has duly complied, and its Properties, business operations and leaseholds are in compliance with, the provisions of all federal, state and local laws, rules and regulations applicable to such Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect, and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Borrower and each of its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respects with all federal, state and local rules, laws and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. section 201 et seq.), as amended.
                                -- ---

         7.1.19. Restrictions. Neither any Borrower nor any of its Subsidiaries
                 ------------
     is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on
     Exhibit 7.1.19 hereto, none of which prohibit the execution of or
     --------------
     compliance with this Agreement or the other Loan Documents by any Borrower or any of its Subsidiaries, as applicable.

         7.1.20. Litigation. Except as set forth on Exhibit 7.1.20 hereto, there
                 ----------                         --------------
     are no actions, suits, proceedings or investigations pending, or to the knowledge of each Borrower, threatened, against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse
     Effect.

         7.1.21. No Defaults. No event has occurred and no condition exists
                 -----------
     which would, upon or after the execution and delivery of this Agreement or any Borrower's performance hereunder, constitute a Default or an Event of Default. Except as described on Exhibit 7.1.21, neither any
                                              --------------
     Borrower nor any of its Subsidiaries is in default in (and no event has occurred and no condition exists which constitutes, or which the passage of time or the giving of notice or both would constitute, a default in) the payment of any Indebtedness to any Person for Money Borrowed in excess of $500,000.

         7.1.22. Leases. Exhibit 7.1.22 hereto is a complete listing of all
                 ------  --------------
     capitalized and operating personal property leases of each Borrower and its Subsidiaries and all real property leases of each Borrower and its Subsidiaries, in each case as of the date hereof. Each Borrower and each of its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         7.1.23. Pension Plans. As of the date hereof, except as disclosed on
                 -------------
     Exhibit 7.1.23 hereto, neither any Borrower nor any of its Subsidiaries
     --------------
     has any Plan. Each Borrower and each of its Subsidiaries is in compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No fact or situation that could reasonably be expected to result in a material adverse change in the financial condition of Borrowers and their Subsidiaries taken as a whole exists in connection with any Plan. Neither any Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

         7.1.24. Trade Relations. There exists no actual or, to each Borrower's
                 ---------------
     knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower and its Subsidiaries, or with any material supplier, except in each case, where the same could not reasonably be expected to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances which would prevent any Borrower or any of its Subsidiaries from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

         7.1.25. Labor Relations. Except as described on Exhibit 7.1.25 hereto,
                 ---------------                         --------------
     as of the date hereof, neither any Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except those that could not reasonably be expected to have a Material Adverse Effect.

         7.1.26. Common Enterprise. Borrowers are engaged in the businesses of
                 -----------------
     the manufacturing of furniture for the commercial market, as well as in certain other businesses. These operations require financing on a basis such that the credit supplied can be made available from time to time to Borrowers, as required for the continued successful operation of Borrowers taken as a whole. Borrowers have requested the Lenders to make credit available hereunder for the purposes set forth herein and generally for the purposes of financing the operations of Borrowers.
     Each Borrower and each Subsidiary of each Borrower expects to derive benefit (and the Board of Directors of each Borrower and each Subsidiary of each Borrower has determined that such Borrower or Subsidiary may reasonably be expected to derive benefit), directly or indirectly, from a portion of the credit extended by Lenders hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of each Borrower and each Subsidiary of each Borrower is dependent on the continued successful performance of the functions of the group as a whole. Each Borrower acknowledges that, but for the agreement of each of the other Borrowers to execute and deliver this Agreement, Agent and Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

         7.1.27. Disclosures re: Subordinated Note Indenture. As of the Closing
                 -------------------------------------------
     Date, (a) all Restricted Subsidiaries and all Unrestricted Subsidiaries are listed on Exhibit 7.1.27 hereto, (b) all Subordinated Note
                   --------------
     Guarantors are listed on Exhibit 7.1.27, (c) the aggregate amount
                              --------------
     applied by Borrowers and their Subsidiaries during the period commencing on June 17, 1999 and ending on the Closing Date to permanently repay Indebtedness for Money Borrowed (and, if any such Indebtedness was revolving credit Indebtedness, to reduce commitments with respect thereto) under a Credit Facility as a result of asset dispositions is $150,500, and such reductions are described on
     Exhibit 7.1.27 and (d) the aggregate amount of investments made in
     --------------
     Foreign Subsidiaries during the period commencing on June 17, 1999 and ending on the Closing Date is 100 Hong Kong Dollars, and such
     Investments are described on Schedule 7.1.27. Except as described on
                                  ---------------
     Exhibit 7.1.27, (i) other than the loan facilities evidenced by this
     --------------
     Agreement, there are no Credit Facilities in existence, (ii) other than the Obligations, there is no Designated Senior Debt in existence and
     (iii) this Agreement constitutes the Credit Agreement for purposes of the Subordinated Note Indenture and the Obligations constitute a Credit Facility and Designated Senior Debt for purposes of the Subordinated
     Note Indenture.

         7.1.28. Non-Operating Subsidiaries. As of the date hereof, none of
                 --------------------------
     Shelby FSC Corp., Madison Furniture Industries, Inc., Thonet International (UK) Limited, Fundiciones Tecnicas, S.A., Falcon de Baja California, S.A. de C.V., The Falcon Companies International, Inc., The Falcon Companies HK Limited, or Falcon Holdings, Inc., each a Subsidiary of Falcon, has any material assets, operations, business, liabilities or contingent liabilities.

         7.2.    Continuous Nature of Representations and Warranties.
                 ---------------------------------------------------

         Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading in all material respects at all times during the term of this Agreement, except for changes in the nature of a Borrower's or one of such Borrower's Subsidiary's business or operations that would render the information in any exhibit attached hereto or to any other Loan Document either inaccurate, incomplete or misleading, so long as Majority Lenders or Required Lenders, as applicable pursuant to subsection 11.10, have consented to such changes or such changes are expressly permitted by this Agreement and except to the extent that such representations and warranties relate solely to an earlier date. Without limiting the generality of the foregoing, each Loan request made or deemed made pursuant to subsection 3.1.1 hereof shall constitute each Borrower's reaffirmation, as of the date of each such Loan request, of each representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of any Borrower, Subsidiary of such Borrower, or any Guarantor in this Agreement, any of the other Loan Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto, except to the extent that such representations and warranties relate solely to an earlier date.

         7.3.    Survival of Representations and Warranties.
                 ------------------------------------------

         All representations and warranties of each Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent and each Lender and the parties thereto and the closing of the transactions described therein or related thereto.

               SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

         8.1.    Affirmative Covenants.
                 ---------------------

         During the Term, and thereafter for so long as there are any Obligations outstanding, Borrowers jointly and severally covenant that they shall:

         8.1.1.  Visits and Inspections; Lender Meeting. Permit (i)
                 --------------------------------------
     representatives of Agent, accompanied by representatives of Tranche B Agent, and during the continuation of any Event of Default, accompanied by representatives of any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of each Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, each Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations and (ii) appraisers engaged pursuant to
     Section 2.10 (whether or not personnel of Agent or Tranche B Agent), from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of each Borrower and each of its Subsidiaries, for the purpose of completing appraisals pursuant to Section 2.10. Agent or such Lender, if no Default or Event of Default then exists, shall give the applicable Borrower reasonable prior notice of any such inspection or audit. Without limiting the foregoing, Borrowers will participate and will cause their key management personnel to participate in meetings with Agent and Tranche B Agent and, at Borrower's request, Lenders, periodically during each year, which meeting(s) shall be held at such times and such places as may be reasonably requested by Agent and Tranche B Agent.

         8.1.2.  Notices. Promptly notify Agent and Tranche B Agent in writing
                 -------
     of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other
     Loan Documents inaccurate, incomplete or misleading in any material respect as of the date made or remade. In addition, each Borrower agrees to provide Agent and Tranche B Agent with prompt written notice of any change in the information disclosed in any Exhibit hereto, in each case after giving effect to the materiality limits and Material Adverse Effect qualifications contained therein.

         8.1.3.  Financial Statements. Keep, and cause each Subsidiary to keep,
                 --------------------
     adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting practices reflecting all its financial transactions; and cause to be prepared and furnished to Agent and each Lender, the following, all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein and such change is disclosed to Agent and Lenders and is consistent with GAAP:

                 (i) not later than ninety (90) days after the close of each fiscal year of Borrowers, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of Borrowers and the Subsidiaries as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized national standing selected by Borrowers but reasonably acceptable to Agent and, within a reasonable time thereafter a copy of any management letter issued in connection therewith;

                 (ii) not later than thirty (30) days after the end of each fiscal month hereafter, including the last fiscal month of each fiscal year of Borrowers, unaudited interim financial statements of Borrowers and the Subsidiaries as of the end of such fiscal month and of the portion of the fiscal year then elapsed, on a Consolidated and consolidating basis (showing all Borrowers and Domestic Subsidiaries as a Consolidated entity and the Foreign Subsidiaries on a consolidating basis), certified by the chief financial officer of Falcon as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of Borrowers and the Subsidiaries for such fiscal month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                 (iii) together with each delivery of financial statements pursuant to clauses (i) and (ii) of this subsection 8.1.3, a management report (1) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to subsection 8.1.6 and (2) identifying the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Falcon to the effect that such information fairly presents in all material respects the results of operation and financial condition of Borrowers and the Subsidiaries as at the dates and for the periods indicated;

                 (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Borrower or any Subsidiary has made available to its Securities holders and copies of any regular, periodic and special reports or registration statements which any Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                 (v) upon request of Agent, copies of any annual report to be filed with ERISA in connection with each Plan; and

                 (vi) such other data and information (financial and otherwise) as Agent or any Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or any Borrower's or any Subsidiary's financial condition or results of operations.

                 Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrowers shall forward to Agent and Tranche B Agent a copy of the accountants' letter to any Borrowers' management that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in paragraph (i) and (ii) of this subsection 8.1.3, Borrowers shall cause to be prepared and furnished to Agent and Tranche B Agent a Compliance Certificate in the form of Exhibit 8.1.3
                                                             -------------
     hereto executed by the chief financial officer of Falcon (a "Compliance Certificate").

         8.1.4.  Borrowing Base Certificates. On or before the second Business
                 ---------------------------
     Day of each week from and after the date hereof, Borrowers shall deliver to Agent and Tranche B Agent, in form acceptable to Agent, a Borrowing Base Certificate as of the last day of the immediately preceding week, accompanied by weekly backlog reports and such supporting materials as Agent shall reasonably request from time to time. If Borrowers deem it advisable, or if Agent shall request, Borrowers shall execute and deliver to Agent Borrowing Base
     Certificates more frequently than weekly.

         8.1.5.  Landlord, Processor and Storage Agreements. Provide Agent with
                 ------------------------------------------
     copies of all agreements between any Borrower or any Domestic
     Subsidiary and any landlord, processor, distributor, warehouseman or consignee which owns any premises at which any Collateral may, from time to time, be kept. In respect of any lease or warehousing arrangement existing on or entered into by a Borrower or a Domestic Subsidiary after the Closing Date (other than leases for showrooms or sales offices), Borrowers shall provide Agent with landlord waivers or bailee letters with respect to such leased premises. Such landlord waivers or bailee letters shall be in a form supplied by Agent to Borrowers with such reasonable revisions as are customarily accepted by Agent or by similar financial institutions in similar financing transactions.

         8.1.6.  Projections. No later than the last day of each fiscal year of
                 -----------
     Borrowers, deliver to Agent and Tranche B Agent Projections of
     Borrowers and the Subsidiaries for the forthcoming fiscal year, month by month, which shall be prepared on a Consolidated basis and consistent with Borrowers' year-end financial statements, and which shall include, without limitation, a balance sheet, income statement and statement of cash flow.

         8.1.7.  Domestic Subsidiaries. Cause each Domestic Subsidiary, whether
                 ---------------------
     now or hereafter in existence, promptly upon Agent's request therefor, and, in any event, contemporaneously with the formation or acquisition of any such Domestic Subsidiary formed or acquired after the date hereof, to execute and deliver to Agent a Guaranty Agreement and a security agreement pursuant to which such Domestic Subsidiary guaranties the payment of all Obligations and grants to Agent a first priority Lien (subject only to Permitted Liens) on all of its Properties of the types described in Section 5. Additionally, the applicable Person shall execute and deliver to Agent a Pledge Agreement pursuant to which such Person grants to Agent a first priority Lien (subject only to Permitted Liens) with respect to all of the issued and outstanding Securities of each such Domestic Subsidiary owned by such Person.

         8.1.8.  Deposit and Brokerage Accounts. For each deposit account or
                 ------------------------------
     brokerage account that any Borrower at any time opens or maintains, such Borrower shall, at Agent's request and option, contemporaneously with the opening of such account, pursuant to an agreement in form and substance reasonably satisfactory to Agent, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Agent to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of such Borrower.

         8.1.9.  Updated Information. Promptly notify Agent in writing of (a)
                 -------------------
     each state or jurisdiction in which any Borrower or any Subsidiary qualifies to do business after the date hereof, (b) the use by any Borrower or any Subsidiary of a legal, fictitious or trade name not listed on Exhibit 7.1.5 hereto, (c) any change after the date hereof in
               -------------
     the tax identification number of any Borrower or any Domestic Subsidiary, (d) the ownership by any Borrower or any Subsidiary of any patent, trademark, service mark, tradename, copyright, license or other similar rights not listed on Exhibit 7.1.16, (e) the assertion by any
                                  --------------
     Person of a claim against any Borrower or any Subsidiary that its use of its Intellectual Property or the conduct of its business does or may infringe upon the Intellectual Property rights of any third party, (f) any change after the date hereof in the list of capitalized and operating personal property leases and real property leases of any Borrower or any Subsidiary listed on Exhibit 7.1.22 hereto, (g) any
                                          --------------
     change after the date hereof in the list of Plans listed on
     Exhibit 7.1.23 hereto and (h) any change after the date hereof in the
     --------------
     representation contained in subsection 7.1.28; provided, that Borrowers
                                                    --------
     shall only be required to provide the foregoing information regarding the Foreign Subsidiaries at such time as such information becomes known to a Responsible Officer.

         8.1.10. Invoicing. Within sixty (60) days after the Closing Date,
                 ---------
     Borrowers shall, and shall cause each of the Domestic Subsidiaries to, cause each of its subsequent invoices sent to Account Debtors to reflect that the issuer thereof and payee thereunder is Falcon.

         8.1.11. Czech Stock Pledge. On or before September 14, 2003, take such
                 ------------------
     steps as Agent reasonably requires in order to perfect Agent's Lien on the Securities of Falcon Mimon A/S and deliver to Agent evidence thereof, together with an opinion of Czech counsel related thereto, in form and substance reasonably acceptable to Agent.

         8.1.12. Mexican and Danish Opinions. Within ten (10) days after the
                 ---------------------------
     Closing Date, deliver to Agent opinions of Danish counsel and Mexican counsel with respect to the Liens granted to Agent on the Securities of Howe Europe A/S and Falcon De Juarez, S.A. de C.V., respectively, each in form and substance reasonably acceptable to Agent.

         8.2.    Negative Covenants.
                 ------------------

         During the Term, and thereafter for so long as there are any Obligations outstanding, Borrowers jointly and severally covenant that they shall not:

         8.2.1.  Mergers; Consolidations; Acquisitions; Structural Changes.
                 ---------------------------------------------------------
     Merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person; nor, without giving Agent at least ten (10) days prior written notice thereof, change its or any Subsidiary's state of incorporation or organization, Type of Organization or Organizational I.D. Number; nor, without giving Agent at least ten (10) days prior written notice thereof, change its or any Subsidiary's legal name; nor acquire, nor permit any Subsidiary to acquire, all or any substantial part of the Properties of any Person, except for:

                 (i) mergers or consolidations of any Borrower (other than Falcon) or any Domestic Subsidiary of a Borrower into a Borrower or a wholly-owned Domestic Subsidiary of a Borrower;

                 (ii) mergers or consolidations of any Foreign Subsidiary of a Borrower into any other Foreign Subsidiary of a Borrower;

                 (iii) dissolution or liquidation of any Foreign Subsidiary or Domestic Subsidiary; and

                 (iv) acquisitions of assets consisting of fixed assets or real property that constitute Capital Expenditures permitted under subsection 8.2.8.

         8.2.2.  Loans. Make, or permit any Subsidiary to make, any loans or
                 -----
     other advances of money to any Person, including any Foreign
     Subsidiary, except:

                 (i) salary, travel advances, advances against commissions and other similar advances to employees in the ordinary course of business;

                 (ii) extensions of trade credit in the ordinary course of business;

                 (iii) deposits with financial institutions permitted under this Agreement;

                 (iv) prepaid expenses and deposits with vendors made in the ordinary course of business;

                 (v) loans by a Borrower or a Domestic Subsidiary of a Borrower to a Borrower or to a Domestic Subsidiary of a Borrower that is a Guarantor;

                 (vi) so long as no Event of Default is then in existence, loans after the date hereof by a Borrower or a Domestic Subsidiary of a Borrower to a Foreign Subsidiary of a Borrower the Securities of which are subject to a Pledge Agreement, in an aggregate amount at any time outstanding for all such Foreign Subsidiaries, together with all equity investments made by a Borrower or a Domestic Subsidiary of a Borrower after the date hereof in such Foreign Subsidiaries, not in excess of $1,000,000 in any fiscal year or $2,500,000 during the period since the Closing Date; and

                 (vii) loans by a Foreign Subsidiary of a Borrower to another Foreign Subsidiary of a Borrower the Securities of which are subject to a Pledge Agreement.

         8.2.3.  Total Indebtedness. Create, incur, assume, or suffer to exist,
                 ------------------
     or permit any Subsidiary to create, incur or suffer to exist, any Indebtedness, except:

                 (i) Obligations owing to Agent or any Lender under this Agreement or any of the other Loan Documents;

                 (ii) Indebtedness existing on the date of this Agreement and listed on Exhibit 8.2.3 and any renewals, extensions, refinancings or
                   -------------
         replacements thereof, but only if (a) the principal amount of such new Indebtedness does not exceed the principal amount of the existing Indebtedness at the time of such transaction, and (b) such new Indebtedness does not contain terms materially more restrictive to Borrowers and their Subsidiaries than those contained in the existing Indebtedness;

                 (iii) Subordinated Debt;

                 (iv)  Permitted Purchase Money Indebtedness;

                 (v)   Permitted Capital Lease Obligations;

                 (vi) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                 (vii) guaranties of any Indebtedness permitted under this subsection 8.2.3;

                 (viii) Indebtedness in respect of intercompany loans permitted under subsections 8.2.2(v), (vi) and (vii);

                 (ix)   obligations to pay Rentals permitted by subsection
         8.2.19;

                 (x) to the extent not included above, trade payables, accruals and accounts payable in the ordinary course of business (in each case to the extent not overdue or being contested in good faith by appropriate proceedings being diligently conducted) not for Money Borrowed;

                 (xi) Indebtedness (other than trade payables, accruals and accounts payable permitted under clause (x)) of any Foreign Subsidiary in an aggregate amount for all of the Foreign Subsidiaries not to exceed $7,500,000 at any time outstanding; and

                 (xii)  Indebtedness not included in paragraphs (i) through
         (xi) above, which does not exceed at any time, in the aggregate, the sum of $500,000.

         8.2.4.  Affiliate Transactions. Enter into, or be a party to, or permit
                 ----------------------
     any Subsidiary to enter into or be a party to, any transaction with any Affiliate of any Borrower or any holder of more than 5% of the
     Securities of any Borrower or any Subsidiary (other than, subject to the limitations contained in subsections 8.2.2 and 8.2.12, any Borrower or any Subsidiary), including without limitation any management, consulting or similar fees, except (i) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate or Security holder of such Borrower, (ii) other Affiliate transactions that are specifically permitted under other provisions of this Agreement, (iii) the sale of Inventory by a Borrower or a Borrower's Subsidiary to a Borrower or a Borrower's Subsidiary, in a manner, at pricing and with payment terms no more disadvantageous to the applicable Borrower than those currently in effect, and (iv) as described on Exhibit 8.2.4 hereto.
                                         -------------

         8.2.5.  Limitation on Liens. Create or suffer to exist, or permit any
                 -------------------
     Subsidiary to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                 (i) Liens at any time granted in favor of Agent for the benefit of Lenders, pursuant to the priorities provided for herein;

                 (ii) Liens for taxes, assessments or governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Agent's reasonable judgment such Lien would not reasonably be expected to adversely effect Agent's rights or the priority of Agent's lien on any Collateral;

                 (iii) Liens arising in the ordinary course of the business of such Borrower or any Subsidiary by operation of law or regulation (such as statutory and common law Liens of landlords, carriers, warehousemen, mechanics, materialmen and suppliers), but only if payment in respect of any such Lien is not at the time required (or is being contested in good faith by appropriate proceedings being diligently conducted, so long as the aggregate amount of such payments being so contested does not exceed $250,000) and such Liens do not, in the aggregate, materially detract from the value of the Property of such Borrower or any Subsidiary or materially impair the use thereof in the operation of the business of such Borrower or any Subsidiary;

                 (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                 (v)    Liens securing Permitted Capital Lease Obligations;

                 (vi)   such other Liens as appear on Exhibit 8.2.5 hereto;
                                                      -------------

                 (vii) Liens incurred or deposits made in the ordinary course of business in connection with (1) worker's compensation, social security, unemployment insurance and other like laws or (2) sales contracts, leases, statutory obligations, work in progress advances, bids, licenses, surety bonds, performance bonds and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

                 (viii) reservations, covenants, zoning and other land use regulations, title exceptions or encumbrances granted in the ordinary course of business, affecting real Property owned or leased by a Borrower or a Subsidiary; provided, that such exceptions do not in the
                                   --------
         aggregate materially interfere with the use of such Property in the ordinary course of such Borrower's or such Subsidiary's business;

                 (ix) judgment Liens that do not give rise to an Event of Default under subsection 10.1.15;

                 (x) Liens securing Indebtedness of Foreign Subsidiaries permitted under subsection 8.2.3(xi);

                 (xi) Any interest of title of a lessor under, and Liens arising from financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

                 (xii) Liens of a collection bank arising under the Uniform Commercial Code (or similar provisions of applicable law) on items in the course of collection;

                 (xiii) Liens of sellers of goods to any Borrower or any Subsidiary arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

                 (xiv) leases, licenses or subleases granted to others not interfering in any material respect with the business of any Borrower or any Subsidiary, or adversely effecting the Collateral;

                 (xv) normal and customary rights of setoff upon cash deposits in favor of banks and other depository institutions (subject to limitations on such rights contained in any applicable control agreement or Dominion Account agreement); and

                 (xvi) such other Liens as Required Lenders may hereafter approve in writing.

         8.2.6.  Payments and Amendments of Certain Debt.
                 ---------------------------------------

                 (i) make or permit any Subsidiary to make any payment of any part or all of the Subordinated Note Debt or take any other action or omit to take any other action in respect of the Subordinated Note Debt, except in accordance with the subordination provisions thereof; provided, that at no time shall any Borrower or any Subsidiary
         --------
         (a) make any interest payment in respect of the Subordinated Notes, except on any "Interest Payment Date" (as defined in the Subordinated
         Note Indenture, as in existence on the Closing Date), and then only to the extent permitted under Articles 8 and 11 of the Subordinated Note Indenture (as in existence on the Closing Date), (b) make any redemption of the Subordinated Notes under Article 3 of the Subordinated Note Indenture (as in existence on the Closing Date),
         (c) permit to exist conditions that would require any Borrower or any Subsidiary to make any "Change of Control Offer" (as defined in the Subordinated Note Indenture, as in existence on the Closing Date) pursuant to Section 4.14 of the Subordinated Note Indenture (as in existence on the Closing Date) or (d) permit to exist conditions that would require any Borrower or any Subsidiary to make any "Net Proceeds Offer" (as defined in the Senior Note Indenture as in existence on the Closing Date), pursuant to Section 4.05 of the Senior Note Indenture (as in existence on the Closing Date);

                 (ii) make or permit any Subsidiary to make any payment of any part or all of the Subordinated Debt (other than Subordinated Note
         Debt) or take any other action or omit to take any other action in respect of the Subordinated Debt (other than Subordinated Note Debt), except in accordance with the subordination provisions thereof; or

                 (iii) amend or modify any agreement, instrument or document evidencing or relating to any Subordinated Debt, except for the issuance of supplemental indentures from time to time in order to add a Subsidiary as a Subordinated Note Guarantor.

         8.2.7.  Distributions. Declare or make, or permit any Subsidiary to
                 -------------
     declare or make, any Distributions, except for:

                 (i) Distributions by Falcon in an aggregate amount of up to $1,500,000 in any fiscal year, so long as (a) no Event of Default is in existence at the time of any such Distribution or would be caused thereby, (b) immediately after giving effect to such Distribution, Availability is at least $5,000,000, (c) the Fixed Charge Coverage Ratio determined on the last day of the most recently completed fiscal month for the 12 fiscal month period ending on such date, but including the pro forma effect of such Distribution, is at least 1.25:1.0 and (d)
         EBITDA for the 12 fiscal month period ending on the last day of the most recently completed fiscal month is at least $34,000,000;

                 (ii) Distributions by any Borrower (other than Falcon) or any Subsidiary of a Borrower;

                 (iii) Distributions paid solely in Securities of a Borrower or any Subsidiary; and

                 (iv) Distributions by Epic to repurchase, and/or Distributions by Falcon to purchase, Epic's Securities from current employees of Epic to the extent required by the Stockholders Agreement of Epic dated June 7, 2000, as in existence on the date hereof, with the proceeds of (a) Revolving Credit Loans advanced hereunder, but only to the extent that (1) no Event of Default is in existence at the time of any such Distribution or would be caused thereby, (2) immediately after giving effect to such Distribution, Availability is at least $5,000,000 and (3) in the case of any Distribution in excess of $7,000,000, EBITDA for the twelve (12) fiscal month period ending on the last day of the most recently completed fiscal month is at least $34,000,000, (b) new equity permitted by this Agreement and contributed to a Borrower or a Domestic Subsidiary or (c) new Indebtedness for Money Borrowed permitted by this Agreement and obtained by a Borrower or a Domestic Subsidiary.

         8.2.8.  Capital Expenditures. Make Capital Expenditures (including,
                 --------------------
     without limitation, by way of capitalized leases) which, in the aggregate, as to all Borrowers and all of the Subsidiaries, exceed (i) $4,600,000 during the fiscal year of Borrowers ending on November 1, 2003, (ii) $6,400,000 during the 2004 fiscal year, (iii) $6,400,000 during the 2005 fiscal year, (iv) $8,000,000 during the 2006 fiscal year or (v) $8,000,000 during the 2007 fiscal year, except that 50% of the unused portion of the Capital Expenditure allowance for any fiscal year may be carried over to the immediately succeeding fiscal year only, to be used in such succeeding fiscal year after all of the Capital Expenditure allowance for that year has been used.

         8.2.9.  Disposition of Assets. Sell, lease or otherwise dispose of any
                 ---------------------
     of, or permit any Subsidiary to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except for:

                 (i)    sales of Inventory in the ordinary course of business;

                 (ii) transfers of Property by a Borrower or a Subsidiary to a Borrower or a Domestic Subsidiary that is also a Guarantor;

                 (iii) transfers of Property by a Foreign Subsidiary to another Foreign Subsidiary whose Securities are subject to a Pledge Agreement;

                 (iv)   dispositions of investments described in paragraphs
         (v), (vi), (vii) and (viii) of the definition of the term "Restricted Investments";

                 (v) sales, leases or other dispositions of Equipment or other fixed assets with a fair market value of up to $750,000 in the aggregate in any one calendar year, that are substantially worn, damaged or obsolete and that are replaced with Equipment or other fixed assets of like kind, function and value; provided, that (i) until so
                                                  --------
         replaced, the proceeds of each such disposition shall be applied against the Revolving Credit Loans (but shall not permanently reduce the Revolving Loan Commitments), (ii) a Rebuild Reserve shall be established in the amount thereof, until such time as such amounts are to be used by Borrowers to replace the Property sold, (iii) the replacement Property shall be acquired within 180 days after the disposition of the Property to be replaced and (iv) the replacement Property shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens; and provided further, that any such
                                                -------- -------
         amount that it is not timely used to purchase replacement Property as provided herein shall be applied to the Obligations as provided in the second sentence of subsection 3.3.1;

                 (vi) sales, leases and other dispositions of Property with a fair market value of up to $750,000 in the aggregate in any one calendar year, so long as (a) no Default or Event of Default is then in existence or would result from such transaction and (b) the proceeds thereof are applied to the Obligations in accordance with subsection 3.3.1;

                 (vii) sales, leases and other dispositions of Property with a fair market value of greater than $750,000 in the aggregate in any one calendar year, but less than or equal to $3,000,000 in the aggregate in any one calendar year, so long as (a) no Default or Event of Default is then in existence or would result from such transaction,
         (b) the proceeds thereof are applied to the Obligations in accordance with subsection 3.3.1 and (c) each of the Agent and Tranche B Agent has consented in writing to such transaction; and

                 (viii) sales, leases and other dispositions of Property with a fair market value in excess of $3,000,000 in the aggregate in any one calendar year, so long as (a) no Default or Event of Default is then in existence or would result from such transaction, (b) the proceeds thereof are applied to the Obligations in accordance with subsection
         3.3.1 and (c) each Lender has consented in writing to such transaction.

         8.2.10. Securities of Subsidiaries. Permit any of its Domestic
                 --------------------------
     Subsidiaries to issue any additional Securities except to a Borrower or a Domestic Subsidiary and except for director's qualifying Securities; or permit any of its Foreign Subsidiaries to issue any additional Securities except to a Borrower or a Subsidiary and except for director's qualifying Securities.

         8.2.11. Bill-and-Hold Sales, Etc. Make, or permit any Subsidiary to
                 ------------------------
     make, a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, repurchase or return or consignment basis, except for consignment sales of Inventory that does not constitute Eligible Inventory with an aggregate value not in excess of $250,000 at any time outstanding.

         8.2.12. Restricted Investment. Make or have, or permit any Subsidiary
                 ---------------------
     of such Borrower to make or have, any Restricted Investment.

         8.2.13. Subsidiaries and Joint Ventures. Create, acquire or otherwise
                 -------------------------------
     suffer to exist, or permit any Subsidiary of such Borrower to create, acquire or otherwise suffer to exist, any Subsidiary or joint venture arrangement not in existence as of the date hereof.

         8.2.14. Tax Consolidation. File or consent to the filing of any
                 -----------------
     consolidated income tax return with any Person other than the other Borrowers and the Subsidiaries of each Borrower.

         8.2.15. Organizational Documents. Agree to, or suffer to occur, any
                 ------------------------
     amendment, supplement or addition to its or any Subsidiary's charter, articles or certificate of incorporation, certificate of formation, limited partnership agreement, bylaws, limited liability agreement, operating agreement or other organizational documents (as the case may be), that would reasonably be expected to have a Material Adverse Effect.

         8.2.16. Fiscal Year End. Change, or permit any Subsidiary to change,
                 ---------------
     its fiscal year end.

         8.2.17. Negative Pledges. After the date hereof, enter into any
                 ----------------
     agreement (other than limitations on Foreign Subsidiaries contained in any agreement or agreements evidencing Indebtedness of Foreign Subsidiaries permitted under subsection 8.2.3(xi)), limiting the ability of such Borrower or any Subsidiary to (i) voluntarily create Liens upon any of its Property (other than limitations on junior Liens on Property subject to Liens permitted by subsections 8.2.5(iv) and
     (v)); (ii) pay dividends or make any other Distributions on its Securities; (iii) make loans or advances to any Borrower or any Subsidiary; or (iv) transfer any of its Property to any Borrower or any Subsidiary.

         8.2.18. Covenants re: Subordinated Note Indenture. Take any of the
                 -----------------------------------------
     following actions, or permit any Subsidiary to take any of the following actions: (i) designate any Indebtedness (other than the Obligations) as Designated Senior Debt, (ii) enter into any Credit Facility (other than the facility evidenced by this Agreement), (iii) permit any Subsidiary to be newly designated or redesignated as a Restricted Subsidiary or an Unrestricted Subsidiary under the terms of the Subordinated Note Indenture without having provided at least 10 days prior written notice thereof to Agent or (iv) permit any Domestic Subsidiary to not be a Subordinated Debt Guarantor for purposes of the Subordinated Note Debt.

         8.2.19. Leases. Become, or permit any Subsidiary to become, a lessee
                 ------
     under any operating lease (other than a lease under which such Borrower or any Subsidiary is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which Borrowers or any Subsidiary is then lessee would exceed $4,500,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

         8.3.    Specific Financial Covenants.
                 ----------------------------

         During the Term, and thereafter for so long as there are any Obligations outstanding, Borrowers covenant jointly and severally that, unless otherwise consented to by Required Lenders, in writing, they shall comply with all of the financial covenants set forth in Exhibit 8.3 hereto.
                                                        -----------
If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Borrowers or the Required Lenders shall so request, Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Borrowers and the Required Lenders); provided, that until so amended, (i) such ratio or requirement shall
--------
continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the

Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                       SECTION 9. CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent or any Lender under the other sections of this Agreement, no Lender shall be required to make any Loan, nor shall Agent be required to or issue or procure any Letter of Credit or LC Guaranty unless and until each of the following conditions has been and continues to be satisfied:

         9.1.    Documentation.
                 -------------

         Agent shall have received, in form and substance satisfactory to Agent and Tranche B Agent and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments, opinions and certificates as Agent and Tranche B Agent, each Lender and their counsel shall reasonably require in connection therewith from time to time.

         9.2.    No Default.
                 ----------

         No Default or Event of Default shall exist.

         9.3.    Other Conditions.
                 ----------------

         Each of the conditions precedent set forth in the Loan Documents shall have been satisfied.

         9.4.    Availability.
                 ------------

         Agent shall have determined that immediately after Lenders have made the initial Loans and after Agent has issued or procured the initial Letters of Credit and LC Guaranties contemplated hereby, and Borrowers have paid
(or, if accrued, treated as paid), all closing costs incurred in connection with the transactions contemplated hereby, Availability shall not be less than $7,500,000.

         9.5.    No Litigation.
                 -------------

         No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

        SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         10.1.    Events of Default.
                  -----------------

         The occurrence of one or more of the following events shall constitute an "Event of Default":

         10.1.1.  Payment of Obligations. Borrowers shall fail to pay any of
                  ----------------------
     the Obligations hereunder or under any Note constituting principal on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise); or Borrowers shall fail to pay any of the other Obligations hereunder or under any Note within three
     (3) Business Days after the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

         10.1.2.  Misrepresentations. Any representation, warranty or other
                  ------------------
     statement made or furnished to Agent or any Lender by or on behalf of any Borrower, any Subsidiary or any Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made, furnished or reaffirmed pursuant to Section 7.2 hereof.

         10.1.3.  Breach of Specific Covenants. Any Borrower shall fail or
                  ----------------------------
     neglect to perform, keep or observe any covenant contained in Section or subsection 5, 6, 8.1 (except 8.1.3 and 8.1.6), 8.2 or 8.3 hereof on the date that such Borrower is required to perform, keep or observe such covenant or shall fail or neglect to perform, keep or observe any covenant contained in Section 8.1.3 or 8.1.6 hereof within five (5) days following the date on which Borrowers are required to perform, keep or observe such covenant.

         10.1.4.  Breach of Other Covenants. Any Borrower shall fail or neglect
                  -------------------------
     to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Agent's satisfaction within thirty (30) days after the sooner to occur of Borrowers' receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any officer of any Borrower.

         10.1.5.  Default Under Security Documents or Other Agreements. Any
                  ----------------------------------------------------
     event of default shall occur under, or any Borrower, any Subsidiary or any Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents, or the Other Agreements and such default shall continue beyond any applicable grace or cure period.

         10.1.6.  Other Defaults. (a) There shall occur any default or event of
                  --------------
     default on the part of any Borrower, any Subsidiary or any Guarantor under any agreement, document or instrument to which such Borrower, such Subsidiary or such Guarantor
     is a party or by which such Borrower, such Subsidiary or such Guarantor or any of its Property is bound, evidencing or relating to any Indebtedness for Money Borrowed (other than the Obligations) or any Indebtedness under any operating lease, in any case with an outstanding principal balance or total remaining amount of payments, as applicable, in excess of $500,000, if the payment or maturity of such Indebtedness for Money Borrowed or operating lease, as applicable, is or could be accelerated in consequence of such event of default or demand for payment of such Indebtedness for Money Borrowed or operating lease, as applicable, is made or could be made in accordance with the terms thereof, unless and until such event is cured or waived, (b) any default or event of default (other than the event of default under the Subordinated Note Indenture described in Exhibit 7.1.21 hereto) occurs
                                              --------------
     under the Subordinated Debt Documents, unless and until such event is cured or waived, or (c) the Trustee under the Subordinated Note
     Indenture or any holder of Subordinated Notes shall have taken any enforcement action in respect of the event of default under the Subordinated Note Indenture described in Exhibit 7.1.21 hereto.
                                              --------------

         10.1.7.  Uninsured Losses. Any material loss, theft, damage or
                  ----------------
     destruction of any portion of the Collateral having a fair market value of $500,000, in the aggregate, if not fully covered (subject to such deductibles and self-insurance retentions as Agent shall have permitted) by insurance.

         10.1.8.  Insolvency and Related Proceedings. Any Borrower, any
                  ----------------------------------
     Subsidiary or any Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Borrower, any Subsidiary or any Guarantor under applicable bankruptcy laws (if an involuntary proceeding against any Borrower, any Subsidiary or any Guarantor the continuation of such proceeding for more than sixty (60) days), or any Borrower, any Subsidiary or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

         10.1.9.  Business Disruption; Condemnation. There shall occur a
                  ---------------------------------
     cessation of a substantial part of the business of any Borrower, any Subsidiary or any Guarantor for a period which materially adversely affects such Borrower's, such Subsidiary's or such Guarantor's capacity to continue its business on a profitable basis; or any Borrower, any Subsidiary or any Guarantor shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by such Borrower, such Subsidiary or such Guarantor which is necessary to the continued or lawful operation of its business; or any Borrower, any Subsidiary or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Borrower, any Subsidiary or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term, except any such lease or agreement the cancellation or termination of which could not reasonably be expected to have a Material Adverse

     Effect; or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

         10.1.10. Change of Ownership. (a) any Person or affiliated group of
                  -------------------
     Persons other than Franklin A. Jacobs, the spouse, lineal descendants and spouses of lineal descendants of Franklin A. Jacobs, the estates of one or more of the foregoing individuals and trusts established solely for the benefit of one or more of the foregoing individuals, shall own and control, beneficially and of record either (i) in excess of 51% of the issued and outstanding Voting Stock of Falcon or (ii) a sufficient percentage of the issued and outstanding Voting Stock of Falcon to control the board of directors of Falcon, (b) Falcon shall cease to own and control, beneficially and of record (directly or indirectly), 100% of the issued and outstanding Securities and Voting Stock of each of the other Borrowers and each of the Domestic Subsidiaries other than Epic, (c) Falcon shall cease to own and control, beneficially and of record (directly or indirectly), at least 80% of the issued and outstanding Securities and Voting Stock of Epic, (d) Falcon shall cease to own and control, beneficially and of record (directly or indirectly), the same percentage of the issued and outstanding Securities and Voting Stock of each of the Foreign Subsidiaries that Falcon owns (directly or indirectly) on the Closing Date, or (e) a "Change of Control" (as defined in the Subordinated Note Indenture, as in existence on the Closing Date) shall occur.

         10.1.11. ERISA. A Reportable Event shall occur which, in Agent's
                  -----
     reasonable determination, constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or any Borrower, any Subsidiary or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan and, in each case, any such event could reasonably be expected to have a Material Adverse Effect.

         10.1.12. Challenge to Agreement. Any Borrower, any Subsidiary or any
                  ----------------------
     Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent.

         10.1.13. Repudiation of or Default Under Guaranty Agreement. Any
                  --------------------------------------------------
     Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

         10.1.14. Criminal Forfeiture. Any Borrower, any Subsidiary or any
                  -------------------
     Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any material Property of such Borrower, such Subsidiary or such Guarantor.

         10.1.15. Judgments. Any money judgments, writ of attachment or similar
                  ---------
     processes (collectively, "Judgments") are issued or rendered against any Borrower, any Subsidiary or any Guarantor, or any of their respective Property (i) in the case of money judgments, in an amount of $100,000 or more for any single judgment, attachment or process or $250,000 or more for all such judgments, attachments or processes in the aggregate, in each case in excess of any applicable insurance with respect to which the insurer has admitted liability, and (ii) in the case of non-monetary Judgments, such Judgment or Judgments (in the aggregate) could reasonably be expected to have a Material Adverse
     Effect, in each case which Judgment is not stayed, released or discharged within thirty (30) days.

         10.1.16. Key Officer. If either Franklin A. Jacobs or David L. Morley
                  -----------
     shall cease to function in his current capacity as an executive officer of Falcon and shall not be replaced with a Person or Persons reasonably satisfactory to Agent and Tranche B Agent within one hundred twenty
     (120) days thereafter.

         10.2.    Acceleration of the Obligations.
                  -------------------------------

                  (a)   Upon or at any time after the occurrence and during
         the continuance of an Event of Default, (i) the Revolving Loan Commitments shall, at the option of Agent or Majority Lenders be terminated and/or (ii) Agent or Majority Lenders may, and, subject to
         Section 10.2(c), at the request of Majority Term Loan B Lenders, Agent shall, terminate this Agreement and/or declare all or any portion of the Obligations at once due and payable without presentment, demand protest or further notice by Agent or any Lender, and Borrowers shall forthwith pay to Agent, the full amount of such Obligations, provided,
                                                                      --------
         that upon the occurrence of an Event of Default specified in subsection
         10.1.8 hereof, the Revolving Loan Commitments shall automatically be terminated and all of the Obligations shall become automatically due and payable, in each case without declaration, notice or demand by Agent or any Lender.

                  (b)   Agent shall take such action with respect to any
         Default or Event of Default as shall be directed by the Majority Lenders; provided, that unless and until Agent shall have received such
                  --------
         directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of Agent and Lenders, including any action (or the failure to act) pursuant to the Loan Documents. Notwithstanding the foregoing, after the occurrence of one of the events described in clauses (A), (B) or
         (C) of Section 10.2(c), or after the expiration of any applicable Action Standstill Period, Majority Term Loan B Lenders shall have the right to direct Agent to (i) terminate this Agreement and/or accelerate all or any portion of the Obligations as provided in Section 10.2(a),
         (ii) commence and pursue a general strategy of liquidating the Property of Borrowers, (iii) issue a blocking notice with respect to any Subordinated Debt and (iv) otherwise direct enforcement action, in each case in the absence of any such direction from Majority Lenders. Agent shall promptly pursue such actions as directed by Majority Term Loan B Lenders in good faith and in a commercially reasonable manner.

                  (c) Notwithstanding anything herein contained to the contrary, the Majority Term Loan B Lenders shall not make any request to exercise rights under Section 10.2(a) or (b), unless (A) the Revolving Credit and Term Loan A Termination Date has occurred, (B) the Revolving Loan Commitments have been terminated, (C) any of the Obligations have been accelerated (including, without limitation, by reason of an Event of Default specified in subsection 10.1.8 in accordance with Section 10.2(a)), (D) a Level 1 Event of Default is in existence and shall have continued for a period of thirty (30) or more days after an Action Notice has been received by Agent, without being cured by Borrowers (or Revolving Credit and Term Loan A Lenders, directly or indirectly through Borrowers) or (E) a Level 2 Event of Default is in existence and shall have continued for a period of ninety
         (90) or more days after an Action Notice has been received by Agent without being cured by Borrowers (or Revolving Credit and Term Loan A Lenders directly or indirectly through Borrowers).

         10.3.    Other Remedies.
                  --------------

         Upon the occurrence and during the continuance of an Event of Default, Agent shall have and may exercise from time to time the following other rights and remedies:

         10.3.1. All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Agent or Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

         10.3.2. The right to take immediate possession of the Collateral, and to (i) require each Borrower and each of its Subsidiaries to assemble the Collateral, at Borrower's joint and several expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of any Borrower or any Subsidiary, Borrower agrees not to charge, or permit any Subsidiary to charge, Agent for storage thereof).

         10.3.3. Subject to subsection 11.13, the right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Agent may, at Agent's option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Each Borrower agrees that ten (10) days' written notice to such Borrower or any of its Restricted Subsidiaries of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on any Borrower's or any of its Subsidiaries' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent, on behalf of Lenders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, as provided in Section 3.11. If any deficiency shall arise, each Borrower and each Guarantor shall remain jointly and severally liable to Agent and Lenders therefor.

         10.3.4. To the maximum extent such Borrower has the lawful right to do so, Agent is hereby granted a license or other right to use, without charge, (a) each Borrower's and each Subsidiary's labels, patents, copyrights, licenses, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing, advertising for sale and selling any Collateral and (b) each Borrower's and each Subsidiary's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

         10.3.5. Agent may, at its option, require Borrowers to deposit with Agent funds equal to 105% of the LC Amount and, if Borrowers fail to promptly make such deposit, Agent may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Each such Revolving Credit Loan shall be secured by all of the Collateral and shall constitute a Base Rate Portion. Any such deposit or advance shall be held by Agent as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amount remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrowers.

         10.4.    Set Off and Sharing of Payments.
                  -------------------------------

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with prior written consent of Agent and with reasonably prompt subsequent notice to such Borrower (any prior or contemporaneous notice to such Borrower being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by such Lender at any of its offices for the account of such Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or its Subsidiaries), and (ii) other property at any time held or owing by such Lender to or for the credit or for the account of such Borrower or any of its

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

Subsidiaries, against and on account of any of the Obligations. Each Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and upon doing so shall deliver such excess to Agent for the benefit of all Lenders in accordance with the priorities set forth herein. Any such setoff shall be subject to the provisions of Section 3.10.

         10.5.    Remedies Cumulative; No Waiver.
                  ------------------------------

         All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of each Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Agent or any Lender or contained in any other agreement between any Lender and such Borrower or between Agent and such Borrower heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of such Borrower herein contained. The failure or delay of Agent or any Lender to require strict performance by any Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and other Obligations owing or to become owing from such Borrower to Agent and each Lender have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lenders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and Majority Lenders, Majority Term Loan B Lenders, Required Lenders or all Lenders (in any case, as applicable) and directed to Borrowers.

        SECTION 11. THE AGENT; CERTAIN PROVISIONS RELATING TO LENDERS

         11.1.    Authorization and Action.
                  ------------------------

         Each Lender hereby appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby acknowledges that Agent shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Lender. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, any Borrower. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including without limitation enforcement and collection of the Notes), Agent may, but shall not be required to, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and
shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders, whenever such instruction shall be requested by Agent or required hereunder, or a greater or lesser number of Lenders if so required hereunder, and such instructions shall be binding upon all Lenders; provided, that Agent shall be fully justified in failing
                  --------
or refusing to take any action which exposes Agent to any liability or which is contrary to this Agreement, the other Loan Documents or applicable law, unless Agent is indemnified to its satisfaction by the other Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. If Agent seeks the consent or approval of Majority Lenders, Majority Term Loan B Lenders, or a greater or lesser number of Lenders as required in this Agreement, with respect to any action hereunder, Agent shall send notice thereof to each Lender and shall notify each Lender at any time that Majority Lenders, Majority Term Loan B Lenders, or such greater or lesser number of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

         11.2.    Agent's Reliance, Etc.
                  ---------------------

         Neither Agent, any Affiliate of Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (i) may treat each Lender party hereto as the holder of Obligations until Agent receives written notice of the assignment or transfer or such lender's portion of the Obligations signed by such Lender and in form reasonably satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iii) makes no warranties or representations to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents; (iv) shall not have any duty beyond Agent's customary practices in respect of loans in which Agent is the only lender, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Borrower, to inspect the property (including the books and records) of any Borrower, to monitor the financial condition of any Borrower or to ascertain the existence or possible existence or continuation of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be liable to any Lender for any action taken, or inaction, by Agent upon the instructions of Majority Lenders, Majority Term Loan B Lenders or a greater or lesser number of Lenders, as required pursuant to Section 11.1 hereof or refraining to take any action pending such instructions; (vii) shall not be liable for any apportionment or distributions of payments made by it in good faith pursuant to Section 3 hereof; (viii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be

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

genuine and signed or sent by the proper party or parties; and (ix) may assume that no Event of Default has occurred and is continuing, unless
Agent has actual knowledge of the Event of Default, has received notice from a Borrower or a Borrower's independent certified public accounts stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing. In the event any apportionment or distribution described in clause (vii) above is determined to have been made in error, the sole recourse of any Person to whom payment was due but not made shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

         11.3.    Fleet and Affiliates.
                  --------------------

         With respect to its commitment hereunder to make Loans, Fleet shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the terms "Lender," "Lenders", "Revolving Credit and Term Loan A Lenders", "Majority Lenders", "Required Lenders" and, if applicable, "Majority Term Loan B Lenders", shall, unless otherwise expressly indicated, include Fleet in its individual capacity as a Lender. Fleet and its Affiliates may lend money to, and generally engage in any kind of business with, each Borrower, and any Person who may do business with or own Securities of each Borrower, in each case, to the extent not in violation of this Agreement, all as if Fleet were not Agent and without any duty to account therefor to any other Lender.

         11.4.    Lender Credit Decision.
                  ----------------------

         Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Agent shall not have any duty or responsibility, either initially or on an ongoing basis, to provide any Lender with any credit or other similar information regarding any Borrower.

         11.5.    Indemnification.
                  ---------------

         Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers), in accordance with their respective Aggregate Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement; provided, that no Lender shall be liable for any
                      --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting

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

from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including attorneys' fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrowers. The obligations of Lenders under this Section 11.5 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Agent to Lenders, any Lender or any other Person, including any Borrower, any creditor of any Borrower, a liquidator, administrator or trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in accordance with their respective Aggregate Percentages, shall reimburse
Agent for all such amounts.

         11.6.    Rights and Remedies to be Exercised by Agent Only.
                  -------------------------------------------------

         Each Lender agrees that, except as set forth in Sections 10.2 and 10.4, no Lender shall have any right individually (i) to realize upon the security created by this Agreement or any other Loan Document, (ii) to enforce any provision of this Agreement or any other Loan Document that does not run directly to the benefit of such Lender, or (iii) directly to make demand of any Borrower under this Agreement or any other Loan Document.

         11.7.    Agency Provisions Relating to Collateral.
                  ----------------------------------------

         Each Lender authorizes and ratifies Agent's entry into this Agreement and the Security Documents for the benefit of Lenders. Each Lender agrees that any action taken by Agent with respect to the Collateral in accordance with the provisions of this Agreement or the Security Documents, and the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected Agent's Liens upon the Collateral, for its benefit and the ratable benefit of Lenders. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Agreement and payment and satisfaction of all Obligations; or (ii) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with subsection 8.2.9 hereof, as it may be amended from time to time (and Agent may rely conclusively on any such certificate, without further inquiry); or (iii) constituting property in which no Borrower owned any interest at the time the Lien was granted or at any time thereafter; or (iv) subject to subsection 11.13, in connection with any foreclosure sale or other enforcement action with respect to Collateral or in connection with the other exercise by Agent of remedies hereunder, in each case after the occurrence and during the continuation of an Event of Default or (v) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Upon request by Agent at any time, Lenders will


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

confirm in writing Agent's authority to release particular types or items of Collateral pursuant hereto. Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its rights, authorities and powers granted or available to Agent in this Section 11.7 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, but consistent with the provisions of this Agreement, including given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any Lender, except as otherwise provided herein. Each Borrower and each Lender agrees that Agent shall be the joint and several creditor of each and every obligation of Borrower towards each Lender under the Loan Documents, and that, accordingly, Agent will have its own independent right to demand performance by each Borrower of those obligations.

         11.8.    Agent's Right to Purchase Commitments.
                  -------------------------------------

         Agent shall have the right, but shall not be obligated, at any time upon written notice to any Lender and with the consent of such Lender, which may be granted or withheld in such Lender's sole discretion, to purchase for Agent's own account all of such Lender's interests in this Agreement, the other Loan Documents and the Obligations, for the face amount of the outstanding Obligations owed to such Lender, including without limitation all accrued and unpaid interest and fees.

         11.9.    Right of Sale, Assignment, Participations.
                  -----------------------------------------

         Each Borrower hereby consents to any Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, such Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder subject to the terms and conditions set forth below:

         11.9.1.  Sales, Assignments.
                  ------------------

                  (a) Each Revolving Credit and Term Loan A Lender hereby agrees that, with respect to any sale or assignment by it (i) no such sale or assignment shall be for an amount of less than $5,000,000, (ii) each such sale or assignment shall be made on terms and conditions which are customary in the industry at the time of the transaction, (iii) Agent and, in the absence of an Event of Default, Borrowers, must consent, such consent not to be unreasonably withheld, to each such assignment to a Person that is not an original signatory to this Agreement, (iv) the assigning Revolving Credit and Term Loan A Lender shall pay to Agent a processing and recordation fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred

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

         by Agent in connection with any such sale or assignment and
         (v) Agent, the assigning Revolving Credit and Term Loan A Lender and the assignee Revolving Credit and Term Loan A Lender shall each have executed and delivered an Assignment and Acceptance
         Agreement. After such sale or assignment has been consummated
         (x) the assignee Revolving Credit and Term Loan A Lender thereupon shall become a "Lender" and a "Revolving Credit and Term Loan A Lender" for all purposes of this Agreement and (y) the assigning Revolving Credit and Term Loan A Lender shall have no further liability for funding the portion of Revolving Loan Commitments assumed by such other Revolving Credit and Term Loan A Lender.

                  (b) Each Term Loan B Lender hereby agrees that, with respect to any sale or assignment by it (i) no such sale or assignment shall be for an amount of less than $3,000,000 (except that no such minimum amount shall apply to an assignment by a Term Loan B
         Lender to an Affiliate of such Term Loan B Lender or a fund or account managed by such Term Loan B Lender or an Affiliate of such Term Loan B Lender), (ii) each such sale or assignment shall be made on terms and conditions which are customary in the industry at the time of the transaction, (iii) Tranche B Agent and, in the absence of an Event of Default, Borrowers must consent, such consent not to be unreasonably withheld, to each such assignment to a Person that is not an original signatory to this Agreement (except that no consent of Tranche B Agent or Borrowers shall be required in connection with as assignment by a Term Loan B Lender to an Affiliate of such Term Loan B Lender or a fund or account managed by such Term Loan B Lender or an Affiliate of such Term
         Loan B Lender), (iv) the assigning Term Loan B Lender shall pay to Agent a processing and recordation fee of $3,500 (except that no such fee shall be required in connection with an assignment by a Term Loan B Lender to an Affiliate of such Term Loan B Lender or a fund or account managed by such Term Loan B Lender or an Affiliate of such Term Loan B Lender) and any out-of-pocket attorneys' fees and expenses incurred by Agent in connection with any such sale or assignment, and (iv) the assigning Term Loan B Lender and the assignee Term Loan B Lender shall each have executed and delivered an Assignment and Acceptance Agreement. After such sale or assignment has been consummated (x) the assignee Term Loan B
         Lender thereupon shall become a "Lender" and a "Term Loan B
         Lender" for all purposes of this Agreement and (y) the assigning
         Term Loan B Lender shall have no further liability for funding the portion of Term Loan B Commitments assumed by such other Term Loan
         B Lender.

                  (c) Borrowers authorize Agent, and Agent agrees, to maintain, or cause to be maintained at its offices, a listing of the name and address of each Term Loan B Lender and the Term Loan B
         Commitment of, and principal amount of the Term Loan B owing to such Term Loan B Lender from time to time ("Registered Loans").
         The entries in such listing shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Agent, Tranche
         B Agent and Lenders shall treat each Person whose name is so listed as a Term Loan B Lender hereunder for all purposes of this Agreement.

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

                  (d) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale in the listing kept by Agent (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale in the listing kept by Agent, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), Agent and Tranche B Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

         11.9.2.  Participations.
                  --------------

                  (a) Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"), provided that (i) no such
                                        --------
         participation shall be for an amount of less than $2,500,000 (or $1,000,000, in the case of Term Loan B, except that no such minimum amount shall apply to a participation by a Term Loan B Lender to an Affiliate of such Term Loan B Lender or to a fund or account managed by such Term Loan B Lender or an Affiliate of such Term Loan B Lender), (ii) no Participant shall thereby acquire any direct rights under this Agreement, (iii) no Participant shall be granted any right to consent to any amendment, except to the extent any of the same pertain to (1) reducing the aggregate principal amount of, or interest rate on, or fees applicable to, any Loan,
         (2) extending the final stated maturity of any Loan or the stated maturity of any portion of any payment of principal of, or interest or fees applicable to, any of the Loans, (3) any amendment that pursuant to the terms of subsection 11.10 requires the vote of all Lenders or (4) any amendment to subsection 8.2.8 or Section 8.3; provided, that the rights described in this subclause (2) shall not
         --------
         be deemed to include the right to consent to any amendment with respect to or which has the effect of requiring any mandatory prepayment of any portion of any Loan or any amendment or waiver of any Default or Event of Default, (iv) no sale of a participation in extensions of credit shall in any manner relieve the originating Lender of its obligations hereunder, (v) the originating Lender shall remain solely responsible for the performance of such obligations, (vi) Borrowers and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (vii) in no event shall any financial institution purchasing the participation grant a participation in its participation interest in the Loans without the prior written consent of Agent, and, in the absence of an Event of Default, Borrowers, which consents shall not unreasonably be withheld (except that no such consent shall be required in connection with any such participation by a Term Loan B Lender to an Affiliate of such Term Loan B Lender or to a fund or account managed by a Term Loan B Lender or an Affiliate of such Term Loan
         B Lender) and (viii) all amounts payable by Borrowers hereunder shall be determined as if the originating Lender had not sold any such participation.

                  (b) In the event that any Term Loan B Lender sells participations in its Term Loan B Loan, such Term Loan B Lender shall maintain a listing on which it enters the name of all participants in the Registered Loans held by it. A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation in such participant listing (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation in such participant listing.

         11.9.3.  Certain Agreements of Borrowers. Each Borrower agrees that
                  -------------------------------
     (i) it will use its best efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participation in or assignments of any of the Loan
     Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents and making members of management available at reasonable times to meet with and answer questions of potential assignees and Participants; and (ii) subject to the provisions of
     Section 12.14 hereof, such Lender may disclose credit information regarding each Borrower to any potential Participant or assignee.

         11.9.4.  Non U.S. Resident Transferees. If, pursuant to this
                  -----------------------------
     Section 11.9, any interest in this Agreement or any Loans is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee (other than any Participant), and may cause any Participant, concurrently with and as a condition precedent to the effectiveness of such transfer, to (i) represent to the transferor Lender (for the benefit of the transferor Lender, Agent, and Borrowers) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrowers or the transferor Lender with respect to any payments to be made to such transferee in respect of the interest so transferred, (ii) furnish to the transferor Lender, Agent and Borrowers either United States Internal Revenue Service Form W-8BEN or United States Internal Revenue Service Form W-8ECI (wherein such transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder), and (iii) agree (for the benefit of the transferor Lender, Agent and Borrowers) to provide the transferor Lender, Agent and Borrowers a new Form W-8BEN or Form W-8ECI upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

         11.10.   Amendment.
                  ---------

         No amendment or waiver of any provision of this Agreement (including without limitation, any waiver of any Event of Default or Default) or any other Loan Document (including without limitation any Note), nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Majority Lenders and Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                                --------
that no amendment, waiver or consent shall be effective, unless:

                  (i) in writing and signed by each Lender, do any of the following: (1) increase any Lender's Term Loan A Commitment or Term Loan B Commitment, (2) reduce the number of Revolving Credit and Term Loan A Lenders and/or Term Loan B Lenders which shall be required for Lenders, any class of Lenders or any Lender to take any action hereunder, (3) release or discharge any Person liable for the performance of any obligations of any Borrower hereunder or under any of the Loan Documents, (4) amend any provision of this Agreement that requires the consent of all Lenders or consent to or waive any breach thereof, (5) amend the definitions of the terms "Majority Lenders", "Majority Term Loan B Lenders" or "Required Lenders", (6) amend
         Section 3.11 or this Section 11.10, (7) reduce the amount of the Special Reserve or the Rebuild Reserve, (8) share the Lien of the Collateral with any other obligations of any Borrower, (9) release or subordinate Agent's Lien on any Collateral to the extent not permitted pursuant to Section 11.7, or (10) amend, modify, waive or consent to any departure from the amortization schedule or any mandatory or required prepayment (whether or not scheduled) of the principal of Term Loan A;

                  (ii) in writing and signed by all Revolving Credit and Term Loan A Lenders and Majority Term Loan B Lenders, do any of the following: (1) increase the aggregate Loan Commitments or any Revolving Credit and Term Loan A Lender's Revolving Loan Commitment, except that, so long as no Event of Default is then in existence, the aggregate Revolving Loan Commitments (and the pro rata Revolving Loan Commitment of each Revolving Credit and Term Loan A Lender) and, therefore, the aggregate Loan Commitments, may be increased by up to $5,000,000 with the prior written consent of all of Revolving Credit and Term Loan A Lenders, (2) increase the amount of Overadvances permitted under subsection 1.1.2 or the amount of Agent Loans permitted under subsection 1.1.4, (3) increase any advance percentage contained in the definition of the term "Borrowing Base", (4) amend the definitions of the terms "Borrowing Base", "Eligible Account" or "Eligible Inventory" in a manner that increases the amount of Revolving Credit Loans available thereunder, (5) amend the definitions of the terms "Term Loan B", "Term B Note" or "Term Loan B Commitment" or (6) increase the aggregate fees and interest rates applicable to the Revolving Credit Loans or Term Loan A (other than in connection with the imposition of the Tranche A Default Rate) by an aggregate amount in excess of 200 basis points during any one year period;

                  (iii) in writing and signed by Required Lenders, do any of the following: (1) increase any interest rate payable hereunder in respect of Term Loan B (including the Tranche B Default Rate), (2) amend, modify or waive any Default or Event of Default under, or grant any consent under any of Section or subsection 1.1.1(viii),
         (ix) or (x), clause (a) of the second to last sentence of 1.1.1, the last sentence of 1.1.2, the first sentence of 1.1.4, 1.3.2, 2.2, 2.6(b), 2.8 (as it relates to Tranche B Agent and Tranche B Lenders), 2.10, 2.12, 3.2.1, 3.2.2, 3.3.1, 3.3.2, 3.3.3, 3.3.5,
         3.3.7, 3.4.2, 3.5, 3.10, 4, 5, 6.1.1, 6.2.4 (with respect to
         Borrowers' obligation to maintain Dominion Accounts), 7.1.2,
         7.1.3, 7.1.4, 7.1.5, 7.1.6, 7.1.7, 7.1.10, 7.1.11, 7.1.14, 7.1.16,
         7.1.17, 7.1.18, 7.1.19, 7.1.20, 7.1.21, 7.1.25, 7.1.26, 7.1.27,
         7.2, 7.3, 8.1.1, 8.1.2, 8.1.3, 8.1.4, 8.1.6, 8.1.7, 8.1.11,
         8.1.12, 8.2, 8.3, 9 (as it relates to the Loans made on the Closing Date), 10, 11.1, 11.6, 11.7, 11.9.1(b), (c) or (d),
         11.9.2, 11.13 and 13;

                  (iv) in writing and signed by all Revolving Credit and Term Loan A Lenders, do any of the following: (1) decrease any interest rate payable hereunder in respect of Term Loan A or the Revolving Credit Loans (including the Tranche A Default Rate), (2) reduce the principal of, or interest on, any amount payable hereunder in respect of Term Loan A or the Revolving Credit Loans, or under any Term A Note or Revolving Note, other than those payable only to Fleet in its capacity as Agent, which may be reduced by Fleet unilaterally, or (3) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder in respect of Term Loan A or the Revolving Credit Loans or under any Term A Note or Revolving Note, other than those payable only to Fleet in its capacity as Agent, which may be postponed by Fleet unilaterally;

                  (v) in writing and signed by each Term Loan B Lender affected thereby, do any of the following: (1) decrease any interest rate payable hereunder in respect of Term Loan B (including the Tranche B Default Rate) or change the composition between Term Loan B Current Pay Interest and Term Loan B PIK Interest, (2) reduce the principal of, interest on, or any amount payable hereunder, or any fees payable hereunder, in respect of Term Loan B, or under any Term B Note or (3) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder in respect of Term Loan B or under any Term B Note;

                  (vi) in writing and signed by Agent in addition to the Lenders required above to affect the rights or duties of Agent under this Agreement, any Note or any other Loan Document; and

                  (vii) no amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document or any consent to any departure by Borrowers therefrom, which requires or includes a voting threshold other than Majority Lenders shall be effective unless signed by Lenders constituting at least the necessary number or percentage of Lenders required hereby for any such amendment, waiver, departure or consent.

         If a fee is to be paid by Borrowers in connection with any waiver or amendment hereunder, the agreement evidencing such amendment or waiver may, at the discretion of Agent (but shall not be required to), provide that only Lenders executing such agreement by a specified date may share in such fee (and in such case, such fee shall be divided among the applicable Lenders on a pro rata basis without including the interests of any Lenders who have not timely executed such agreement). Notwithstanding the foregoing, in connection with each amendment, waiver or consent agreed to pursuant to this subsection 11.10 to which the consent of no Term Loan B Lender is required, the Term Loan B Lenders shall be entitled to receive a fee or interest, as applicable, equal to 150% of the total compensation (including fees and increases in interest) received by the consenting Lenders in connection therewith, payable in the same manner and form as such compensation, to be allocated among the Term Loan B Lenders on a pro rata basis.

         11.11.   Resignation of Agent; Appointment of Successor.
                  ----------------------------------------------

         Subject to the appointment of a successor Agent in the manner set forth below, and the acceptance of such appointment by such successor Agent, Agent may resign as Agent by giving not less than thirty (30) days' prior written notice to Lenders and Borrowers. If Agent shall resign under this Agreement, then, (i) subject to the consent of Borrowers (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists), Majority Lenders shall appoint from among Lenders a successor agent for Lenders or (ii) if a successor agent shall not be so appointed and approved within the thirty
(30) day period following Agent's notice to Lenders and Borrowers of its resignation, then Agent shall appoint a successor agent who shall serve as Agent until such time as Majority Lenders appoint a successor agent, subject to Borrowers' consent as set forth above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties of Agent and the term "Agent" shall mean such successor effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 11 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement. Notwithstanding the foregoing, simultaneously with the payment in full in cash of all Obligations other than Obligations in respect of Term Loan B, Agent at such time shall be deemed to have resigned and the Tranche B Agent shall be appointed as Agent hereunder, effective upon such payment.

         11.12.   Audit and Examination Reports; Disclaimer by Lenders.
                  ----------------------------------------------------

         By signing this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of Agent;

                  (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding each Borrower and will rely significantly upon each Borrower's books and records, as well as on representations of each Borrower's personnel;

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner, in accordance with the provisions of Section 12.14; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to any Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of any Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including attorney's fees and expenses) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         11.13.   Buyout Right.
                  ------------

                  (a) If Agent proposes a sale, lease or other disposition of Collateral pursuant to Section 11.7, including without limitation a sale of all or substantially all of the Collateral, Agent shall first provide Tranche B Agent with a written Sale Notice. No such sale, lease or other disposition shall be consummated unless Agent does not receive a written Buyout Notice from Tranche B Agent within 10 Business Days after Tranche B Agent's receipt of the
         Sale Notice, or, if such Buyout Notice has been timely received by Agent, if Tranche B Agent (and any other Persons acceptable to Tranche B Agent) fails to consummate a Buyout within 10 days after Agent's receipt of the Buyout Notice. Any Buyout Notice given by Tranche B Agent shall be irrevocable. The failure of Tranche B
         Agent to timely deliver a Buyout Notice or consummate a Buyout in any instance shall constitute a waiver by Tranche B Agent of its rights under this subsection 11.13(a) with respect to the particular sale, lease or other disposition in question. In addition, if Tranche B Agent fails to timely consummate a Buyout that is the subject of a Buyout Notice, Agent and Revolving Credit and Term Loan A Lenders shall be entitled to bring legal action against Tranche B Agent for equitable relief (including specific performance) in respect thereof.

                  (b) Tranche B Agent shall have the right to deliver to Agent a Buyout Notice (i) within 45 days after the commencement of an Action Standstill Period or (ii) within 5 Business Days after the Revolving Credit and Term Loan A Lenders have suspended the
         Revolving Credit Loans or have ceased to make Revolving Credit
         Loan advances to Borrowers pursuant to subsection 1.1.1, and, within 10 days after delivery to Agent of any such Buyout Notice, to consummate a Buyout. Any Buyout Notice given by Tranche B Agent shall be irrevocable. The failure of Tranche B Agent to timely deliver a Buyout Notice or consummate a Buyout in any instance shall constitute a waiver by Tranche B Agent of its rights under this subsection 11.13(b). In addition, if Tranche B Agent fails to timely consummate a Buyout that is the subject of a Buyout Notice, Agent and Revolving Credit and Term Loan A Lenders shall be entitled to bring legal action against Tranche B Agent for equitable relief (including specific performance) in respect thereof. Notwithstanding anything to the contrary contained herein, Agent shall be entitled to pursue any enforcement action available to Agent under the Loan Documents and applicable law regardless of Tranche B Agent's rights under this subsection
         11.13(b) or the receipt by Agent of a Buyout Notice.

                  (c) Upon consummation of a Buyout, Agent will assign all of its Liens to Tranche B Agent and resign as Agent hereunder and Tranche B Agent will succeed to the role as Agent.

                  (d) If Tranche B Agent consummates a Buyout and, within
         180 days thereafter, receives a sufficient amount in repayment of the Obligations (whether by virtue of sale of the Obligations, a sale of Collateral or other Property, the refinance of the Obligations or otherwise) to repay all then-outstanding fees, costs, expenses, principal and interest included within the Obligations (other than prepayment fees), then any additional amount received will be paid first to Agent, for the pro rata benefit of Revolving Credit and Term Loan A Lenders, for application against the prepayment fee pursuant to subsection 2.6(a) that would have been payable if the Buyout had constituted a repayment by Borrowers of the applicable Obligations prior to application against any prepayment fee that may be owing to any other Person in respect thereof.

                          SECTION 12. MISCELLANEOUS

         12.1.    Power of Attorney.
                  -----------------

         Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 12.1, and Agent, or Agent's agent, may, without notice to any Borrower and in such Borrower's or Agent's name, but at the cost and expense of such Borrower:

         12.1.1. At such time or times as Agent or said agent, in its sole discretion, may determine, endorse such Borrower's name on any checks, notes, acceptances,

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

     drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

         12.1.2. At such time or times upon or after the occurrence and during the continuance of an Event of Default (provided that the occurrence of an Event of Default shall not be required with respect to clauses (iv),
     (vi), (ix) and (x) below), as Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable, and at Agent's option, with all warranties regarding the Collateral disclaimed; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive and open all mail received by Agent and addressed to such Borrower, (vii) notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (viii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (ix) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (x) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (xi) use the information recorded on or contained in any data processing equipment and Computer Hardware and Software relating to the Accounts, Inventory, Equipment and any other Collateral; (xii) make and adjust claims under policies of insurance; and (xiii) do all other acts and things necessary, in Agent's reasonable determination, to fulfill such Borrower's obligations under this Agreement.

         The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

         12.2.    Indemnity.
                  ---------

         Borrowers hereby agree to jointly and severally indemnify Agent and each Lender (and each of their Affiliates) and hold Agent and each Lender (and each of their Affiliates) harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by any such Person (including reasonable attorneys fees and legal expenses) as the result of such Borrower's failure to observe, perform or discharge such Borrower's duties hereunder. In addition, Borrowers shall jointly and severally defend Agent and each Lender (and each of their Affiliates) against and save it harmless from all claims of any Person with respect to the Collateral (except those resulting from the gross negligence or intentional misconduct of any such indemnified Person). Without limiting the generality of the foregoing, these indemnities shall extend to any loss, damage, cost, expense or liability incurred by Agent or any Lender (or any of their Affiliates) or any claim asserted against Agent or any Lender (or any of their Affiliates) by any Person, directly or indirectly arising out of or attributable to (i) the use, generation, storage, release, threatened release, discharge, disposal or presence of any solid or hazardous waste on, under or about the Collateral or (ii) any Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of each Borrower under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

         12.3.    Sale of Interest.
                  ----------------

         No Borrower may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, such Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

         12.4.    Severability.
                  ------------

         Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         12.5.    Successors and Assigns.
                  ----------------------

         This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower, Agent and each Lender permitted under Section 11.9 hereof.

         12.6.    Cumulative Effect; Conflict of Terms.
                  ------------------------------------

         The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         12.7.    Execution in Counterparts.
                  -------------------------

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be

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

deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         12.8.    Notice.
                  ------

         Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing, and be sent by registered or certified mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, one Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

     If to Agent or Fleet:          Fleet Capital Corporation
                                    One South Wacker Drive
                                    Suite 1400
                                    Chicago, Illinois  60606
                                    Attention: Loan Administration Manager
                                    Facsimile No.: (312) 827-4222

     With a copy to:                Goldberg, Kohn, Bell, Black,
                                      Rosenbloom & Moritz, Ltd.
                                    55 East Monroe Street
                                    Suite 3700
                                    Chicago, Illinois  60603
                                    Attention: David L. Dranoff, Esq.
                                    Facsimile No.: (312) 332-2196

     If to any Borrower:            c/o Falcon Products, Inc.
                                    9387 Dielman Industrial Drive
                                    St. Louis, Missouri  63132
                                    Attention:  Mr. Michael J. Dreller
                                    Facsimile No.: (314) 991-9295

     With a copy to:                Thompson Coburn LLP
                                    One US Bank Plaza
                                    St. Louis, Missouri  63101-1611
                                    Attention: James Murphy, Esq.
                                    Facsimile No.: (314) 552-7000

     If to Tranche B Agent:         Back Bay Capital Funding LLC
                                    40 Broad Street
                                    10th Floor
                                    Boston, Massachusetts 02109
                                    Attention: Mr. Michael Pizette,
                                                   Managing Director
                                    Facsimile No.: (617) 434-4185

     With a copy to:                Bingham McCutchen LLP
                                    150 Federal Street
                                    Boston, Massachusetts  02110
                                    Attention: Matthew F. Furlong, Esq.
                                    Facsimile No.: (617) 951-8736

     If to any other Lender, at its address indicated on the signature pages hereof or in a notice to Borrowers of an assignment of a Note,

or to such other address or facsimile number as each party may designate for itself by notice given in accordance with this Section 12.8; provided,
                                                             --------
however, that any notice, request or demand to or upon Agent or a Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Agent or such Lender.

         12.9.    Consent.
                  -------

         Whenever Agent's, Majority Lenders', Majority Term Loan B Lenders', Required Lenders', or all Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, except as otherwise specifically provided herein, Agent, Majority Lenders, Majority Term Loan B Lenders, Required Lenders or all Lenders, as applicable, shall be authorized to give or withhold such consent in their sole and absolute discretion and to condition its consent upon the giving of additional Collateral security for the Obligations, the payment of money or any other matter.

         12.10.   Credit Inquiries.
                  ----------------

         Each Borrower hereby authorizes and permits Agent and each Lender to respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.

         12.11.   Time of Essence.
                  ---------------

         Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         12.12.   Entire Agreement.
                  ----------------

         This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

         12.13.   Interpretation.
                  --------------

         No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         12.14.   Confidentiality.
                  ---------------

         Agent and each Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with Agent's and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required or requested by any governmental authority or representative thereof or pursuant to legal process and shall require any such participant or assignee to agree to comply with this
Section 12.14.

         12.15.   GOVERNING LAW; CONSENT TO FORUM.
                  -------------------------------

         THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN AND SHALL BE DEEMED TO HAVE BEEN MADE IN CHICAGO, ILLINOIS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS; PROVIDED, HOWEVER, THAT THE PERFECTION, THE EFFECT OF THE
          --------
PERFECTION OR NON-PERFECTION AND THE PRIORITY OF THE SECURITY INTERESTS AND LIENS CREATED BY THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE APPLICABLE JURISDICTION AND THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF

ANY BORROWER, AGENT OR ANY LENDER, EACH BORROWER HEREBY CONSENTS AND
AGREES THAT THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS ON THE ONE HAND AND AGENT OR ANY LENDER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING
                  ----- --- ----------
OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         12.16.   WAIVERS BY BORROWERS.
                  --------------------

         EACH BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (II) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS , CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT OR ANY LENDER ON WHICH SUCH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT OR ANY LENDER MAY DO IN THIS REGARD; (III) NOTICE PRIOR TO AGENT'S TAKING

POSSESSION OR CONTROL OF THE COLLATERAL OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY
COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES; (IV) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (V) NOTICE OF ACCEPTANCE HEREOF AND (VI) EXCEPT AS PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND EACH LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         12.17.   Advertisement.
                  -------------

         Each Borrower hereby authorizes each of Agent, Tranche B Agent and each Lender to publish the name of such Borrower and the amount of the credit facility provided hereunder in any "tombstone" or comparable advertisement which Agent, Tranche B Agent or such Lender, as applicable, elects to publish.

                       SECTION 13. THE TRANCHE B AGENT

         13.1.    Authorization and Action.
                  ------------------------
         Each Term Loan B Lender hereby appoints and authorizes Tranche B Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Tranche B Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Term Loan B Lender hereby acknowledges that Tranche
B Agent shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Term Loan B Lender. In performing its functions and duties under this Agreement, Tranche B Agent shall act solely as agent of Term Loan B Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, any Borrower. As to any matters not expressly provided for by this Agreement and the other Loan Documents, Tranche B Agent may, but shall not be required to, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Term Loan B Lenders, whenever such instruction shall be requested by Tranche B
Agent or required hereunder, or a greater or lesser number of Term Loan B Lenders if so required hereunder, and such instructions shall be binding upon all Term Loan B Lenders; provided, that Tranche B Agent
                                         --------
shall be fully justified in failing or refusing to take any action which exposes Tranche B Agent to any liability or which is contrary to this Agreement, the other Loan Documents or applicable law, unless Tranche B
Agent is indemnified to its satisfaction by the other Term Loan B Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. If Agent seeks the consent or approval of Majority Term Loan B Lenders, or a greater or lesser number of Term Loan B Lenders as required in this Agreement, with respect to any action hereunder, Tranche B Agent shall send notice thereof to each Term
Loan B Lender and shall notify each Term Loan B Lender at any time that Majority Term Loan B Lenders, or such greater or lesser number of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

         13.2.    Tranche B Agent's Reliance, Etc.
                  -------------------------------

         Neither Tranche B Agent, any Affiliate of Tranche B Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Tranche B Agent: (i) may treat each Term
Loan B Lender party hereto as the holder of Obligations until Tranche B
Agent receives written notice of the assignment or transfer or such lender's portion of the Obligations signed by such Term Loan B Lender and in form reasonably satisfactory to Tranche B Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iii) makes no warranties or representations to any Term Loan B Lender and shall not be responsible to any Term Loan B Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents; (iv) shall not have any duty beyond Tranche B Agent's customary practices in respect of loans in which Tranche B Agent is the only lender, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Borrower, to inspect the property (including the books and records) of any Borrower, to monitor the financial condition of any Borrower or to ascertain the existence or possible existence or continuation of any Default or Event of Default; (v) shall not be responsible to any Term Loan B Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be liable to any Term Loan B Lender for any action taken, or inaction, by Tranche B Agent upon the instructions of Term Loan B Lenders, Majority Term Loan B Lenders or a greater or lesser number of Term Loan B Lenders, as required pursuant to Section 13.1 hereof or refraining to take any action pending such instructions; (vii) shall not be liable for any apportionment or distributions of payments made by it in good faith pursuant to Section 3 hereof; (viii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties; and (ix) may assume that no Event of Default has occurred and is continuing, unless Tranche B Agent has actual knowledge of the Event of Default, has received notice from a Borrower or a Borrower's independent certified public accounts stating the nature of the Event of Default, or has received notice from a Term Loan B Lender stating the nature of the Event of Default and that such Term Loan B Lender considers the Event of Default to have occurred and to be continuing. In the event any apportionment or distribution described in clause (vii) above is determined to have been made in error, the sole recourse of any Person to whom payment was due but not made shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

         13.3.    Back Bay and Affiliates.
                  -----------------------

         With respect to its commitment hereunder to make Loans, Back Bay shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Tranche B Agent; and the terms "Lender," "Lenders", "Required Lenders" and, "Majority Term Loan B Lenders", shall, unless otherwise expressly indicated, include Back Bay in its individual capacity as a Term Loan B
Lender. Back Bay and its Affiliates may lend money to, and generally engage in any kind of business with, each Borrower, and any Person who may do business with or own Securities of each Borrower, in each case, to the extent not in violation of this Agreement, all as if Back Bay were not Tranche B Agent and without any duty to account therefor to any other Term
Loan B Lender.

         13.4.    Term Loan B Lender Credit Decision.
                  ----------------------------------

         Each Term Loan B Lender acknowledges that it has, independently and without reliance upon Tranche B Agent or any other Term Loan B Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Term Loan B Lender also acknowledges that it will, independently and without reliance upon Tranche B Agent or any other Term Loan B Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Tranche B Agent shall not have any duty or responsibility, either initially or on an ongoing basis, to provide any Term Loan B Lender with any credit or other similar information regarding any Borrower.

         13.5.    Indemnification.
                  ---------------

         Term Loan B Lenders agree to indemnify Tranche B Agent (to the extent not reimbursed by Borrowers), in accordance with their respective Aggregate Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Tranche B Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by

Tranche B Agent under this Agreement; provided that no Term Loan B
                                      --------
Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Tranche B Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Term Loan B Lender agrees to reimburse Tranche B Agent promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including attorneys' fees) incurred by Tranche B Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Tranche B Agent is not reimbursed for such expenses by Borrowers. The obligations of Term Loan B Lenders under this Section 13.5 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Tranche B Agent to Term Loan B Lenders, any Term Loan B Lender or any other Person, including any Borrower, any creditor of any Borrower, a liquidator, administrator or trustee in bankruptcy, recovers from Tranche B Agent any amount found to have been wrongfully paid to Tranche B Agent or disbursed by Tranche B Agent to Term Loan B Lenders, then Term Loan B Lenders, in accordance with their respective Aggregate Percentages, shall reimburse Tranche B Agent for all such amounts.

         13.6.    Rights and Remedies to be Exercised by Tranche B Agent Only.
                  -----------------------------------------------------------

         Each Term Loan B Lender agrees that no Term Loan B Lender shall have any right individually (i) to realize upon the security created by this Agreement or any other Loan Document, (ii) to enforce any provision of this Agreement or any other Loan Document that does not run directly to the benefit of such Term Loan B Lender, or (iii) to make demand of Borrower under this Agreement or any other Loan Document.

         13.7.    Agency Provisions Relating to Collateral.
                  ----------------------------------------

         Each Term Loan B Lender authorizes and ratifies Tranche B Agent's entry into this Agreement for the benefit of Term Loan B Lenders. Each Term Loan B Lender agrees that any action directed by Tranche B Agent with respect to the Collateral in accordance with the provisions of this Agreement and the exercise by Tranche B Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Term Loan B Lenders. Tranche B Agent shall have no obligation whatsoever to any Term Loan B Lender or to any other Person to assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity.

         13.8.    Tranche B Agent's Right to Purchase Commitments.
                  -----------------------------------------------

         Tranche B Agent shall have the right, but shall not be obligated, at any time upon written notice to any Term Loan B Lender and with the consent of such Term Loan B Lender, which may be granted or withheld in such Term Loan B Lender's sole discretion, to purchase for Tranche B Agent's own account all of such Term Loan B Lender's interests in this Agreement, the other Loan Documents and the Obligations, for the face amount of the outstanding Obligations owed to such Term Loan B Lender, including without limitation all accrued and unpaid interest and fees.

         13.9.    Resignation of Tranche B Agent; Appointment of Successor.
                  --------------------------------------------------------

         Subject to the appointment of a successor Tranche B Agent in the manner set forth below and the acceptance of such appointment by such successor
Tranche B Agent, Tranche B Agent may resign as Tranche B Agent by giving not less than thirty (30) days' prior written notice to Term Loan B Lenders and Borrowers. If Tranche B Agent shall resign under this Agreement, then, (i) subject to the consent of Borrowers (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists), Majority Term Loan B Lenders shall appoint from among Term Loan B Lenders a successor agent for Term Loan B
Lenders or (ii) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Tranche B Agent's notice to Term Loan B Lenders and Borrowers of its resignation, then Tranche B Agent shall appoint a successor agent who shall serve as Agent until such time as Majority Term Loan B Lenders appoint a successor agent, subject to Borrowers' consent as set forth above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties of Tranche B Agent and the term "Tranche B Agent" shall mean such successor effective upon its appointment, and the former Tranche B Agent's rights, powers and duties as Tranche B Agent shall be terminated without any other or further act or deed on the part of such former Tranche B Agent or any of the parties to this Agreement. After the resignation of any Tranche B Agent hereunder, the provisions of this Section 13 shall inure to the benefit of such former
Tranche B Agent and such former Tranche B Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Tranche B Agent under this Agreement.

         13.10.   Information Sharing.
                  -------------------

         Tranche B Agent agrees to provide each Term Loan B Lender, as promptly as reasonably practicable after receipt thereof by Tranche B Agent, with copies of each notice received by Tranche B Agent under subsection 8.1.2, each accountants' letter or Compliance Certificate received by Tranche B
Agent under subsection 8.1.3, each Borrowing Base Certificate received by Tranche B Agent under subsection 8.1.4, the Projections received by Tranche
B Agent under subsection 8.1.6 and any other material information requested by such Term Loan B Lender from time to time.

         13.11.   Rights of Term Loan B Lenders.
                  -----------------------------

         Except as otherwise expressly set forth in this Agreement, Tranche B Agent shall not have the right to amend, modify, waive or consent to any departure from any provision of this Agreement or any other Loan Document on behalf of any Term Loan B Lender or exercise any other right or remedy afforded to any Term Loan B Lender on behalf of any such Term Loan B Lender.

         IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.


                            FALCON PRODUCTS, INC.


                            By________________________________________________
                            Title_____________________________________________

                            SHELBY WILLIAMS INDUSTRIES, INC.


                            By________________________________________________
                            Title_____________________________________________

                            SELLERS & JOSEPHSON INC.


                            By________________________________________________
                            Title_____________________________________________

                            FLEET CAPITAL CORPORATION, as Agent
                              and as a Revolving Credit and Term Loan A Lender


                            By________________________________________________
                            Title_____________________________________________

                            Revolving Loan Commitment:  $33,769,000
                            Term Loan A Commitment:  $6,231,000


Signature Pages to Loan Agreement

                            BACK BAY CAPITAL FUNDING LLC,
                              as a Term Loan B Lender an as Tranche B Agent


                            By________________________________________________
                            Title_____________________________________________

                            Address:        40 Broad Street
                                            10th Floor
                                            Boston, Massachusetts  02109
                                            Attention: Michael Pizette,
                                                       Managing Director
                                            Facsimile No.: (617) 434-4185

                            Term Loan B Commitment: $20,000,000

Signature Pages to Loan Agreement

                            GB RETAIL FUNDING, LLC,
                              as a Term Loan B Lender


                            By________________________________________________
                            Title_____________________________________________

                            Address:        40 Broad Street
                                            11th Floor
                                            Boston, Massachusetts  02109
                                            Attention: Matthew Kahn
                                            Facsimile No.: (617) 210-7141

                            Term Loan B Commitment: $3,000,000


Signature Pages to Loan Agreement

                            FORTRESS CREDIT OPPORTUNITIES I LP,
                              as a Term Loan B Lender


                            By________________________________________________
                            Title_____________________________________________

                            Address:        1251 Avenue of the Americas
                                            New York, New York  10020
                                            Attention: Marc Furstein
                                            Facsimile No.: (212) 798-6131

                            Term Loan B Commitment: $3,500,000


Signature Pages to Loan Agreement

                            HILCO CAPITAL LP,
                              as a Term Loan B Lender


                            By________________________________________________
                            Title_____________________________________________

                            Address:        One Northbrook Place
                                            5 Revere
                                            Suite 202
                                            Northbrook, Illinois  60062
                                            Attention: Philip Isom
                                            Facsimile No.: (847) 559-9330

                            Term Loan B Commitment: $5,000,000


Signature Pages to Loan Agreement

                            HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.,
                              as a Term Loan B Lender


                            By________________________________________________
                            Title_____________________________________________

                            Address:        9 West 57th Street
                                            27th Floor
                                            New York, New York  10019
                                            Attention: Daniel Zwirn
                                            Facsimile No.: (212) 287-4263

                            Term Loan B Commitment: $3,500,000



Signature Pages to Loan Agreement

                                 APPENDIX A

                             GENERAL DEFINITIONS


                  When used in the Loan and Security Agreement dated as of June 3, 2003, by and among FLEET CAPITAL CORPORATION, individually and as Agent, the other financial institutions which are or become parties thereto and FALCON PRODUCTS, INC., SHELBY WILLIAMS INDUSTRIES, INC., and SELLERS & JOSEPHSON INC., (a) the terms Account, Certificated Security, Chattel Paper,
                              -------  ---------------------  -------------
Commercial Tort Claims, Deposit Account, Document, Electronic Chattel Paper,
----------------------  ---------------  --------  ------------------------
Equipment, Financial Asset, Fixture, General Intangibles, Goods,
---------  ---------------  -------  -------------------  -----
Instruments, Inventory, Investment Property, Letter-of-Credit Rights,
-----------  ---------  -------------------  -----------------------
Payment Intangibles, Proceeds, Security, Security Entitlement, Software,
-------------------  --------  --------  --------------------  --------
Supporting Obligations, Tangible Chattel Paper and Uncertificated Security
----------------------  ----------------------     -----------------------
have the respective meanings assigned thereto under the UCC; (b) all terms reflecting Collateral having the meanings assigned thereto under the UCC shall be deemed to mean such Property, whether now owned or hereafter created or acquired by any Borrower or in which such Borrower now has or hereafter acquires any interest; (c) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in said Loan and Security Agreement; and (d) the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  Account Debtor - any Person who is or may become obligated
                  --------------
         under or on account of any Account, Contract Right, Chattel Paper or General Intangible.

                  Action Notice - a written notice from Majority Term Loan B
                  -------------
         Lenders to Agent stating that a Level 1 Event of Default or a Level 2 Event of Default is in existence (and identifying such Level 1 Event of Default or Level 2 Event of Default) and that an Action Standstill Period is being commenced.

                  Action Standstill Period - the thirty (30) or ninety (90)
                  ------------------------
         day period, as applicable, commenced with the receipt by Agent of any Action Notice, as described in subsection 10.2(c) of the Agreement.

                  Affiliate - a Person (other than a Subsidiary): (i) which
                  ---------
         directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person;
         (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

                  Agent - Fleet Capital Corporation in its capacity as agent
                  -----
         for the Lenders under the Agreement and any successor in that capacity appointed pursuant to subsection 11.11 of the Agreement.

                  Agent Loans - as defined in subsection 1.1.4 of the
                  -----------
         Agreement.

                  Aggregate Percentage - with respect to each Lender, the
                  --------------------
         percentage equal to the quotient of (i) such Lender's Loan Commitment divided by (ii) the aggregate of all Loan Commitments.
                    -------

                  Agreement - the Loan and Security Agreement referred to in
                  ---------
         the first sentence of this Appendix A, all Exhibits thereto and this Appendix A, as each of the same may be amended from time to time.

                  Applicable Margin - the percentages set forth below with
                  -----------------
         respect to the Base Rate Revolving Portion, the Base Rate Term A Portion, the LIBOR Revolving Portion, the LIBOR Term A Portion and the Unused Line Fee:

                   Base Rate Revolving Portion                   0.75%
                   Base Rate Term A Portion                      1.00%
                   LIBOR Revolving Portion                       2.75%
                   LIBOR Term A Portion                          3.00%

                  Assignment and Acceptance Agreement - an assignment and
                  -----------------------------------
         acceptance agreement in form and content reasonably acceptable to Agent pursuant to which a Lender assigns to another Lender all or any portion of any of such Lender's Revolving Loan Commitment, Term Loan A Commitment or Term Loan B Commitment and/or Loans, as permitted pursuant to the terms of this Agreement.

                  Availability - the amount of additional money which
                  ------------
         Borrowers are entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of (i) the principal amount of Revolving Credit Loans then outstanding (including any amounts which Agent or any Revolving Credit and Term Loan A Lender may have paid for the account of any Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrowers), (ii) the LC Amount, (iii) any reserves, and (iv) the aggregate amount of the trade payables of each Borrower and each Subsidiary that are outstanding more than thirty (30) days past the due date thereof, is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

                  Back Bay - Back Bay Capital Funding LLC.
                  --------

                  Bank - Fleet National Bank.
                  ----

                  Base Rate - the rate of interest announced or quoted by
                  ---------
         Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

                  Base Rate Portion - a Base Rate Term A Portion or a Base
                  -----------------
         Rate Revolving Portion.

                  Base Rate Revolving Portion - that portion of the
                  ---------------------------
         Revolving Credit Loans that is not subject to a LIBOR Option.

                  Base Rate Term A Portion - that portion of Term Loan A
                  ------------------------
         that is not subject to a LIBOR Option.

                  Borrowing Base - as at any date of determination thereof,
                  --------------
         an amount equal to the lesser of:

                      (i)   the Revolving Credit Maximum Amount; or

                      (ii)  an amount equal to the sum of:

                            (a) 85% of the net amount of Eligible Accounts
                                outstanding at such date; plus
                                                          ----

                            (b) the least of (i) $17,500,000, (ii) the sum of
                                (A) 70% of the value of Eligible Inventory
                                consisting of finished goods at such date, plus
                                                                           ----
                                (B) 40% of the value of Eligible Inventory
                                consisting of work in process at such date,
                                plus (C) 25% of Eligible Inventory consisting
                                ----
                                of raw materials at such date, or (iii) the
                                sum of (A) 85% of the net orderly liquidation percentage of each category or type of Eligible Inventory consisting of finished goods and raw materials at such date, plus (B) 75% of the net
                                                        ----
                                orderly liquidation percentage of each
                                category or type of Eligible Inventory
                                consisting of work in process at such date;
                                provided, that in no event shall the portion of the Borrowing Base predicated on Eligible Inventory consisting of (x) finished goods exceed $7,500,000, (y) raw materials exceed $7,500,000 or (z) work-in-process exceed $6,000,000.

                  For purposes hereof, (1) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time, (2) the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP, and (3) the net orderly liquidation percentage of each category or type of Eligible Inventory shall be determined by Hilco Appraisal Services LLC or another appraiser reasonably acceptable to Majority Lenders and shall be as reflected in the most recent Inventory appraisal delivered to Agent under this Agreement. If a fully costed perpetual inventory system reasonably acceptable to Agent with respect to finished goods Inventory of each Borrower is not in place by October 31, 2003, the advance rates set forth above for Eligible Inventory consisting of finished goods shall be reduced by

         1% on the first date of each month commencing November 1, 2003, on a cumulative basis, until such a system is in place. In addition, for purposes of computing the amount of the Borrowing Base, the gross amount of Eligible Accounts shall be reduced by the aggregate amount of cash proceeds of Eligible Accounts received by any Borrower but not yet applied to specific Eligible Accounts.

                  Borrowing Base Certificate - a certificate by a
                  --------------------------
         responsible officer of Falcon, substantially in the form of
         Exhibit 8.1.4 (or another form reasonably acceptable to Agent) setting
         -------------
         forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to Agent. All calculations of the Borrowing Base, in connection with the preparation of any Borrowing Base Certificate shall originally be made by Falcon and certified to Agent; provided, that Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation after giving notice thereof to Falcon, (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that Agent determines that such calculation is not in accordance with this Agreement.

                  Business Day - any day excluding Saturday, Sunday and any
                  ------------
         day which is a legal holiday under the laws of the State of Wisconsin, the State of Connecticut, or the State of Illinois or is a day on which banking institutions located in either of such states are closed.

                  Buyout - the purchase by Tranche B Agent (and such other
                  ------
         Persons as are acceptable to Tranche B Agent) at face amount, of 100% of the Obligations, other than (a) any prepayment fees payable to Revolving Credit and Term Loan A Lenders pursuant to subsection 2.6(a) and (b) any Obligations in respect of Term Loan B or otherwise owing to any Term Loan B Lender.

                  Buyout Notice - a written notice by Tranche B Agent to
                  -------------
         Agent stating that Tranche B Agent wishes to exercise its option to consummate a Buyout, and setting forth the basis on which Tranche B Agent is entitled to exercise such Buyout right.

                  Capital Expenditures - expenditures made or liabilities
                  --------------------
         incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

                  Capitalized Lease Obligation - any Indebtedness
                  ----------------------------
         represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  Closing Date - the date on which all of the conditions
                  ------------
         precedent in Section 9 of the Agreement are satisfied or waived and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under the Agreement.

                  Collateral - all of the Property and interests in Property
                  ----------
         described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

                  Compliance Certificate - as defined in subsection 8.1.3 of
                  ----------------------
         the Agreement.

                  Computer Hardware and Software - all of each Borrower's
                  ------------------------------
         rights (including rights as licensee and lessee) with respect to
         (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

                  Consolidated - the consolidation in accordance with GAAP
                  ------------
         of the accounts or other items as to which such term applies.

                  Contract Right - any right of any Borrower to payment
                  --------------
         under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

                  Credit Agreement - as defined in the Subordinated Note
                  ----------------
         Indenture, as in existence on the Closing Date.

                  Credit Facilities - as defined in the Subordinated Note
                  -----------------
         Indenture, as in existence on the Closing Date.

                  Current Assets - at any date means the amount at which all
                  --------------
         of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP.

                  Default - an event or condition the occurrence of which
                  -------
         would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  Default Rate - the Tranche A Default Rate or the Tranche B
                  ------------
         Default Rate, as applicable.

                  Derivative Obligations - every obligation of a Person
                  ----------------------
         under any forward contract, futures contract, exchange contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreement), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

                  Designated Senior Debt - as defined in the Subordinated
                  ----------------------
         Note Indenture, as in existence on the Closing Date.

                  Distribution - in respect of any Person means and
                  ------------
         includes: (i) the payment of any dividends or other distributions on Securities of such Person (except distributions in such Securities) and (ii) the redemption or acquisition of Securities of such Person, including the acquisition of Securities of Epic by Falcon, as the case may be, unless made contemporaneously from the net proceeds of the sale of Securities.

                  Domestic Subsidiary - any now or hereafter existing
                  -------------------
         Subsidiary of any Borrower that is incorporated under the laws of a State of the United States or the District of Columbia.

                  Dominion Account - a special bank account or accounts of
                  ----------------
         Agent established by a Borrower pursuant to subsection 6.2.4 of the Agreement at banks selected by such Borrower, but acceptable to Agent in its reasonable discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

                  Eligible Account - an Account arising in the ordinary
                  ----------------
         course of the business of a Borrower from the sale of goods or rendition of services which Agent, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                           (i) it arises out of a sale made or services rendered by a Borrower to a Subsidiary of a Borrower or an Affiliate of Borrower or to a Person controlled by an Affiliate of a Borrower and does not arise from installation work or constitute a retainage; or

                           (ii) it remains unpaid more than ninety (90) days after the original invoice date shown on the invoice; or

                           (iii) the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts, but only to the extent of such excess; or

                           (iv) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

                           (v) the Account Debtor is also a creditor or supplier of a Borrower or any Subsidiary of a Borrower or has provided an advance deposit in respect of any order to a Borrower or any Subsidiary of a Borrower, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to a Borrower or any Subsidiary of a Borrower, or the

                  Account otherwise is or may become subject to right of setoff by the Account Debtor, provided, that any such
                                                --------
                  Account shall be eligible to the extent such amount thereof exceeds such contract, deposit, dispute, claim, setoff or similar right; or

                           (vi) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws, as now constituted or hereafter amended, has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                           (vii) it arises from a sale made or services rendered to an Account Debtor outside the United States, unless the sale is either (1) to an Account Debtor located in Ontario or any other province of Canada in which the Personal Property Security Act has been adopted in substantially the same form as currently in effect in Ontario or (2) on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its reasonable credit judgment; or

                           (viii) (1) it arises from a sale to the Account
                  Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or any other repurchase or return basis; or (2) it is subject to a reserve established by a Borrower for potential returns or refunds, to the extent of such reserve; or

                           (ix) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment of such Account to Agent, in a manner satisfactory to Agent, in its reasonable credit judgment, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. section 203 et seq., as amended); or
                                         -- ----

                           (x) it is not at all times subject to Agent's duly perfected, first priority security interest or is subject to a Lien that is not a Permitted Lien; or

                           (xi) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                           (xii) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

                           (xiii) a Borrower or a Subsidiary of a Borrower has made any agreement with the Account Debtor for any extension, compromise, settlement or modification of the Account or deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                           (xiv) 25% or more of the Accounts owing from the Account Debtor are not Eligible Accounts hereunder; or

                           (xv) a Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or

                           (xvi) it represents service charges, late fees or similar charges; or

                           (xvii)  it consists of installation charges or fees;

                           (xviii) the applicable Borrower was required to
                  post a performance or other surety bond (other than a bid bond) in connection with such Account; or

                           (ix) it is not otherwise acceptable to Agent in its reasonable credit judgment.

                  Eligible Inventory - Inventory of a Borrower (other than
                  ------------------
         packaging materials and supplies, shipping containers, tooling, samples, displays and literature) which Agent, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

                           (i) it is not raw materials, work in process or finished goods which meet the specifications of the purchase order or contract for such Inventory, if any; or

                           (ii)    it is not in good, new and saleable
                  condition; or

                           (iii)   it is slow-moving, obsolete or
                  unmerchantable; or

                           (iv) it does not meet all standards imposed by any governmental agency or authority; or

                           (v) it does not conform in all material respects to any covenants, warranties and representations set forth in the Agreement; or

                           (vi) it is not at all times subject to Agent's duly perfected, first priority security interest or is subject to a Lien that is not a Permitted Lien; or

                           (vii)   it is not situated at a location in
                  compliance with the Agreement, provided that Inventory
                                                 --------
                  situated at a location not owned by a Borrower will be Eligible Inventory only if Agent has received a satisfactory landlord's agreement, bailee's letter or processor's letter, as applicable, with respect to such location; or

                           (viii) it is located outside of the continental United States of America; or

                           (ix)    it is in transit; or

                           (x) it is work in process Inventory of Sellers & Josephson; or

                           (xi) it is not otherwise acceptable to Agent in its reasonable credit judgment.

                  Environmental Laws - all federal, state and local laws,
                  ------------------
         rules, regulations, ordinances, orders and consent decrees relating to health, safety and environmental matters.

                  Epic - Epic Furniture Group, Inc.
                  ----

                  ERISA - the Employee Retirement Income Security Act of
                  -----
         1974, as amended, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

                  Event of Default - as defined in Section 10.1 of the
                  ----------------
         Agreement.

                  Excess Advance - any Revolving Credit Loan advanced by
                  --------------
         Agent or any Lender at a time when Availability (calculated without reference to clause (iv) of the definition of such term) is zero and Agent is not permitted to make any additional Overadvances under subsection 1.1.2 of the Agreement.

                  Excess Cash Flow - with respect to any fiscal year of
                  ----------------
         Borrowers, commencing with the fiscal year ending November 1, 2003, 30% of the amount equal to the result of (i) EBITDA for such period, minus (ii) Interest Expense paid or required to be paid in cash during such period, minus (iii) the non-financed portion of Capital Expenditures made during such period, minus (iv) income taxes paid or required to be paid in cash during such period, minus
         (v) scheduled principal payments on Indebtedness made or required to be made during such period, minus (vi) cash payments made during such period in respect of non-cash reserves taken in prior periods, minus (vii) Distributions made during such period.

                  Excluded Property - with respect to any Person, (a) any
                  -----------------
         Property which is subject to a Purchase Money Lien permitted by subsection 8.2.5(iv) of the Agreement or a Permitted Capital Lease Obligation permitted by subsection 8.2.5(v) of the Agreement, in any case pursuant to agreements that prohibit such Person from granting any other Liens in such Property, (b) any Property leased by such Person (as lessee) under a lease to the extent such lease prohibits such Person from granting any Liens on such Property, (c) any general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise (but not the proceeds thereof), if the grant of a Lien in such general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise in the manner contemplated by the Loan Documents is prohibited by the terms of such general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise and would result in the termination of such general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise, but only to the extent that any such prohibition is not rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law, (d) "intent-to-use" trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, and, (e) any Securities of any Foreign Subsidiary owned by such Person to the extent they exceed 65% of the outstanding Securities of such Foreign Subsidiary owned by such Person.

                  Fee Letter - as defined in Section 2.3 of the Agreement.
                  ----------

                  Fixed Assets - Equipment and real Property of each
                  ------------
         Borrower and each Subsidiary.

                  Foreign Subsidiary - any Subsidiary that is not a Domestic
                  ------------------
         Subsidiary.

                  GAAP - generally accepted accounting principles in the
                  ----
         United States of America in effect from time to time.

                  Guarantors - each Person who now or hereafter guarantees
                  ----------
         payment or performance of the whole or any part of the Obligations.

                  Guaranty Agreements - each guaranty now or hereafter
                  -------------------
         executed by any Guarantor.

                  Indebtedness - as applied to a Person means, without
                  ------------
         duplication:

                           (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease
                  Obligations;

                           (ii) all obligations of other Persons which such Person has guaranteed;

                           (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person;

                           (iv)   Derivative Obligations; and

                           (v)    in the case of Borrowers (without
                  duplication), the Obligations.

                  Insolvency Proceeding - any proceeding commenced by or
                  ---------------------
         against any Person under any provision of the United States Bankruptcy Code, as amended, or any successor statute or under any other applicable bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  Intellectual Property - all past, present and future:
                  ---------------------
         trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

                  Intellectual Property Security Agreements - collectively,
                  -----------------------------------------
         each Trademark Security Agreement, Patent Security Agreement, Copyright Security Agreement or similar agreement now or hereafter executed by any Person, whereby such Person grants to Agent, for the benefit of itself and Lenders, as security for the Obligations, a Lien upon any portion of the Intellectual Property of such Person.

                  Interest Period - as applicable to any LIBOR Portion, a
                  ---------------
         period commencing on the date such LIBOR Portion is advanced, continued or converted, and ending on the date which is one (1) month, two (2) months, three (3) months, or six (6) months later, as may then be requested by a Borrower; provided, that (i) any
                                                 --------
         Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Agent's custom in the market to which such LIBOR Portion relates, as communicated to Borrowers from time to time; (ii) there remains a minimum of one (1) month, two (2) months, three
         (3) months or six (6) months (depending upon which Interest Period a Borrower selects) in the Term, unless Borrowers and Lenders have agreed to an extension of the Term beyond the expiration of the Interest Period in question; and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

                  Key Default - as defined in subsection 3.11.1 of the
                  -----------
         Agreement.

                  LC Amount - at any time, the aggregate undrawn face amount
                  ---------
         of all Letters of Credit and LC Guaranties then outstanding.

                  LC Guaranty - any guaranty pursuant to which Agent or any
                  -----------
         Affiliate of Agent shall guaranty the payment or performance by a Borrower of its reimbursement obligation under any letter of credit.

                  LC Obligations - Any Obligations that arise from any draw
                  --------------
         against any Letter of Credit or against any letter of credit supported by an LC Guaranty.

                  Letter of Credit - any standby or documentary letter of
                  ----------------
         credit issued by Agent or any Affiliate of Agent for the account of a Borrower.

                  Level 1 Event of Default - either (a) an Event of Default
                  ------------------------
         under any of (i) subsection 10.1.1 of the Agreement (other than in respect of an Overadvance), (ii) subsection 10.1.1 of the Agreement, due to the failure by Borrowers to repay an Overadvance that exceeds the applicable limits set forth in subsection 1.1.2 or the repayment of which has been demanded by Agent or Majority Lenders, (iii) subsection 10.1.3 of the Agreement, due to a breach of subsection 8.3 of the Agreement, (iv) subsection 10.1.3 of the Agreement due to a breach of subsection 8.1.11 of the Agreement, or
         (v) subsection 10.1.3 of the Agreement, due to a beach of either subsection 8.1.3(i) or (ii) of the Agreement, or the failure of Borrowers to timely deliver any Compliance Certificate required pursuant to subsection 8.1.3 of the Agreement (in each case, after expiration of the applicable cure period contained in subsection
         10.1.3 of the Agreement) or (b) the refusal of Revolving Credit and Term Loan A Lenders to fund two successive requests by Borrowers for Revolving Credit Loans, Letters of Credit or LC Guaranties.

                  Level 2 Event of Default - an Event of Default other than
                  ------------------------
         a Level 1 Event of Default.

                  LIBOR - as applicable to any LIBOR Portion, for the
                  -----
         applicable Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/8 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO

         Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the first day of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the major London banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to a Interest Period cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

                  LIBOR Interest Payment Date - the first day of each
                  ---------------------------
         calendar month during and immediately following the applicable Interest Period.

                  LIBOR Option - the option granted pursuant to Section 3.1
                  ------------
         of the Agreement to have the interest on all or any portion of the principal amount of the Revolving Credit Loans or Term Loan A based on the LIBOR.

                  LIBOR Portion - a LIBOR Revolving Portion or a LIBOR Term
                  -------------
         A Portion.

                  LIBOR Request - a notice in writing (or by telephone
                  -------------
         confirmed electronically or by telecopy or other facsimile transmission on the same day as the telephone request) from a Borrower to Agent requesting that interest on a Revolving Credit Loan or all or any portion of Term Loan A be based on the LIBOR, specifying: (i) the first day of the Interest Period (which shall be a Business Day); (ii) the length of the Interest Period; (iii) whether the LIBOR Portion is a new Loan, a conversion of a Base Rate Portion, or a continuation of a LIBOR Portion, and (iv) the dollar amount of the LIBOR Revolving Portion or LIBOR Term A Portion, which shall be in an amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

                  LIBOR Revolving Portion - that portion of the Revolving
                  -----------------------
         Credit Loans specified in a LIBOR Request (including any portion of Revolving Credit Loans which is being borrowed by a Borrower concurrently with such LIBOR Request) which, as of the date of the LIBOR Request specifying such LIBOR Revolving Portion, has met the conditions for basing interest on the LIBOR in Section 3.1 of the Agreement and the Interest Period of which has not terminated.

                  LIBOR Term A Portion - that portion of Term Loan A
                  --------------------
         specified in a LIBOR Request which, as of the date of the LIBOR Request specifying such LIBOR Term A Portion, has met the conditions for basing interest on the LIBOR in Section 3.1 of the Agreement and the Interest Period of which has not terminated.

                  Lien - any interest in Property securing an obligation
                  ----
         owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include rights of seller under conditional sales contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, a Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Loan Account - each loan account established on the books
                  ------------
         of Agent pursuant to Section 3.6 of the Agreement.

                  Loan Commitment - with respect to any Lender, the amount
                  ---------------
         of such Lender's Revolving Loan Commitment, plus such Lender's Term
                                                     ----
         Loan A Commitment, plus such Lender's Term Loan B Commitment.
                            ----

                  Loan Documents - the Agreement, the Other Agreements and
                  --------------
         the Security Documents.

                  Loans - all loans and advances of any kind made by Agent,
                  -----
         any Lender, or any Affiliate of Agent or any Lender, pursuant to the Agreement.

                  London Banking Day - any date on which commercial banks
                  ------------------
         are open for business in London, England.

                  Majority Lenders - Revolving Credit and Term Loan A
                  ----------------
         Lenders holding 66 2/3% or more of the outstanding Term Loan A and the Revolving Loan Commitments determined on a combined basis; and following the termination of the Revolving Loan Commitments, Lenders holding 51% or more of the outstanding Loans, LC Amounts and LC Obligations not yet reimbursed by Borrowers or funded with a Revolving Credit Loan; provided, that (i) in each case, if there
                                --------
         are 2 or less Revolving Credit and Term Loan A Lenders with outstanding Revolving Credit Loans, LC Amounts, unfunded and unreimbursed LC Obligations or Revolving Loan Commitments, all Revolving Credit and Term Loan A Lenders shall be required to constitute Majority Lenders; and (ii) prior to termination of the Revolving Loan

         Commitments, if any Revolving Credit and Term Loan A Lender breaches its obligation to fund any requested Revolving Credit Loan, for so long as such breach exists, its voting rights hereunder shall be calculated with reference to its outstanding Revolving Loans, LC Amounts and unfunded and unreimbursed LC Obligations, rather than its Revolving Loan Commitment.

                  Majority Term Loan B Lenders - as of any date, at least
                  ----------------------------
         two (2) Term Loan B Lenders holding 51% or more of the outstanding Term Loan B.

                  Material Adverse Effect - (i) a material adverse effect on
                  -----------------------
         the business, condition (financial or otherwise), operation, performance or properties of Borrowers and their Subsidiaries taken as a whole, (ii) a material adverse effect on the rights and remedies of Agent or Lenders under the Loan Documents, or (iii) the material impairment of the ability of Borrowers and the Domestic Subsidiaries, taken as a whole, to perform their obligations hereunder or under any Loan Document.

                  Money Borrowed - means, (i) Indebtedness arising from the
                  --------------
         lending of money by any Person to any Borrower or any Subsidiary;
         (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Borrower or any Subsidiary,
         (1) which is represented by notes payable or drafts accepted that evidence extensions of credit, (2) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or
         (3) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and
         (v) Indebtedness of any Borrower or any Subsidiary under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by a Borrower or any Subsidiary. Money Borrowed shall not include trade payables or accrued expenses.

                  Mortgages - (i) the Real Property Deed of Trust,
                  ---------
         Assignment of Rents, Security Agreement and Fixture Filing executed by Shelby on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Shelby has granted to Agent, as security for the Obligations, a Lien upon the real Property of Shelby located at 150 Shelby Williams Drive, Morristown, Tennessee 37813, (ii) the Leasehold and Fee Deed of Trust, Assignment of Rents and Security Agreement executed by Falcon on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Falcon has granted to Agent, as security for the Obligations, a Lien upon the leased and owned real Property of Falcon located at 22 Falcon Drive, Belmont, Mississippi 38827, (iii) the Deed of Trust, Assignment of Rents and Security Agreement executed by Shelby on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Shelby has granted to Agent, as security for the Obligations, a Lien upon the real Property of Shelby located at 2075 Highway 43, Canton, Mississippi 38827, (iv) the Real Property Mortgage and Security Agreement executed by Falcon on or about Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Falcon has granted to Agent, as security for the Obligations, a Lien upon the real property of Falcon located at 615 South Front Street, Belding, Michigan 46809, and (v) all other mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.

                  Multiemployer Plan - has the meaning set forth in Section
                  ------------------
         4001(a)(3) of ERISA.

                  Notes - the Revolving Notes, the Term A Notes and the Term
                  -----
         B Notes.

                  Obligations - all Loans, all LC Obligations and all other
                  -----------
         advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from each Borrower to Agent, for its own benefit, from each Borrower to Agent for the benefit of any Lender, from each Borrower to any Lender and from each Borrower to Bank or any other Affiliate of Agent, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under the Agreement or any of the other Loan Documents (or any agreements evidencing the Product Obligations), whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, and including without limitation any Product Obligations owing to Agent, Bank or any Affiliate of Bank or Agent.

                  Organizational I.D. Number - with respect to any Person,
                  --------------------------
         the organizational identification number assigned to such Person by the applicable governmental unit or agency of the jurisdiction of organization of such Person.

                  Other Agreements - any and all agreements, instruments and
                  ----------------
         documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any Subsidiary, any Guarantor or any other third party and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

                  Other Assets - all Properties of each Borrower and each
                  ------------
         Subsidiary, other than Fixed Assets.

                  Overadvance - as defined in subsection 1.1.2 of the
                  -----------
         Agreement.

                  Permitted Capital Lease Obligations - Capitalized Lease
                  -----------------------------------
         Obligations of Borrowers and the Subsidiaries incurred after the date hereof, the aggregate amount of which, when aggregated with the aggregate amount of all Capitalized Lease Obligations of Borrowers and the Subsidiaries at the time outstanding, does not exceed $2,000,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases (as opposed to operating leases) shall be computed as a Capitalized Lease Obligation.

                  Permitted Liens - any Lien of a kind specified in
                  ---------------
         subsection 8.2.5 of the Agreement.

                  Permitted Purchase Money Indebtedness - Purchase Money
                  -------------------------------------
         Indebtedness of any Borrower or any Subsidiary of any Borrower incurred after the date hereof which is secured by a Purchase Money Lien and the principal amount of which, when aggregated with the principal amount of all other such Indebtedness of Borrowers and the Subsidiaries at the time outstanding, does not exceed $2,000,000.

                  Person - an individual, partnership, corporation, limited
                  ------
         liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

                  Plan - an employee benefit plan now or hereafter
                  ----
         maintained for employees of any Borrower or any Subsidiary that is covered by Title IV of ERISA.

                  Pledge Agreements - (i) the Pledge Agreement executed by
                  -----------------
         Falcon on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Falcon has granted to Agent, as security for the Obligations, a Lien on 100% of the Securities of each of Howe Furniture Corporation ("Howe"), Falcon Holdings, Inc., The Falcon Companies International, Inc. and Shelby, 80% of the Securities of Epic and 65% of the Securities of Falcon Products China Limited, (ii) the Pledge Agreement executed by Shelby on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Shelby has granted to Agent, as security for the Obligations, a Lien on 100% of the Securities of each of Sellers and Madison Furniture Industries, Inc., (iii) the Pledge Agreement executed by Howe on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Howe has granted to Agent, as security for the Obligations, a Lien on 100% of the Securities of Johnson Industries, Inc., (iv) Agreement on Pledge of Book Entered Shares executed by Falcon on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Falcon has granted to Agent, as security for the Obligations, a Lien on 65% of the Securities of Falcon Mimon A.S., (v) the Share Pledge Agreement executed by Howe on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Howe has granted to Agent, as security for the Obligations, a Lien on 65% of the Securities of Howe Europe A/S, (vi) the Stock Pledge Contract executed by Falcon on or about the Closing Date in favor of Agent, as security for the Obligations, a Lien on 65% of the Securities of Falcon de Juarez, S.A. de C.V., and (vii) all other pledge agreements and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.

                  Product Obligations - every obligation of Borrower under
                  -------------------
         and in respect of any one or more of the following types of services or facilities extended to any Borrower by Bank, Agent or any Affiliate of Bank or Agent: (i) cash management or related services including the automatic clearing house transfer of funds for the account of any Borrower pursuant to agreement or overdraft,
         (ii) cash management, including controlled disbursement services and (iii) Derivative Obligations.

                  Projections - Borrowers' forecasted Consolidated (i)
                  -----------
         balance sheets, (ii) profit and loss statements, and (iii) cash flow statements, all prepared on a consistent basis with the historical financial statements of Borrowers and the Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

                  Property - any interest in any kind of property or asset,
                  --------
         whether real, personal or mixed, or tangible or intangible.

                  Purchase Money Indebtedness - means and includes (i)
                  ---------------------------
         Indebtedness (other than the Obligations and Capitalized Lease Obligations) for the payment of all or any part of the purchase price of any Fixed Assets, (ii) any Indebtedness (other than the Obligations and Capitalized Lease Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any Fixed Assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions, refinancings or replacements thereof, but not any increases in the principal amounts thereof outstanding at the time.

                  Purchase Money Lien - a Lien upon fixed assets which
                  -------------------
         secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the Fixed Assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and the proceeds thereof.

                  Rebuild Reserve - a reserve created under subsection 1.1.1
                  ---------------
         of the Agreement in the amount of (a) all proceeds of insured losses or destruction to Equipment or real Property being held by Agent pursuant to subsection 3.3.1(a) pending possible repair or replacement of such Property subject to the original loss or destruction and (b) all proceeds of dispositions under subsection 8.2.9(iv) being held by Agent pending possible replacement of the Property subject to the disposition.

                  Rentals - as defined in subsection 8.2.19 of the
                  -------
         Agreement.

                  Reportable Event - any of the events set forth in Section
                  ----------------
         4043(c) of ERISA.

                  Required Lenders - Majority Lenders and Majority Term Loan
                  ----------------
         B Lenders.

                  Reserve Percentage - the maximum aggregate reserve
                  ------------------
         requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

                  Responsible Officer - the chief executive officer,
                  -------------------
         president or chief financial officer of Falcon.

                  Restricted Investment - any investment made in cash or by
                  ---------------------
         delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                           (i) investments by a Borrower or a Subsidiary of a Borrower, to the extent existing on the Closing Date, in one or more Subsidiaries of such Person;

                           (ii) so long as no Event of Default is then in existence, investments after the date hereof by a Borrower or a Domestic Subsidiary of a Borrower in a Foreign Subsidiary of a Borrower (as loans or equity investments) the Securities of which are subject to a Pledge Agreement, in an aggregate amount after the date hereof for all Foreign Subsidiaries not in excess of $1,000,000 in any fiscal year or $2,500,000 during the period since the Closing Date;

                           (iii) Property to be used in the ordinary course of business;

                           (iv) Current Assets arising from the sale of goods and services in the ordinary course of business of any Borrower or any Subsidiary;

                           (v) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from
                  --------
                  the date of acquisition thereof;

                           (vi) investments in certificates of deposit maturing within one year from the date of acquisition and fully insured by the Federal Deposit Insurance Corporation;

                           (vii) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof;

                           (viii) investments in money market, mutual or
                  similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities;

                           (ix)   intercompany loans permitted under
                  subsections 8.2.2(v), (vi) and (vii) of the Agreement;

                           (x) investments existing on the date hereof and listed on Exhibit 8.2.12 hereto;
                            --------------

                           (xi) deposit and other bank accounts maintained by a Borrower or a Subsidiary in the ordinary course of business, subject, in the case of deposit accounts of a Borrower or a Domestic Subsidiary, to Dominion Account agreements reasonably acceptable to Agent;

                           (xii) other investments in an aggregate amount of up to $50,000 at any time outstanding;

                           (xiii) intercompany accounting entries made in
                  respect of sales of Inventory and collections of Accounts in the ordinary course of business;

                           (xiv) investments by Foreign Subsidiaries in other Foreign Subsidiaries whose Securities are subject to a Pledge Agreement; and

                           (xv) investments otherwise expressly permitted pursuant to the Agreement.

                  Restricted Subsidiary - as defined in the Subordinated
                  ---------------------
         Note Indenture, as in existence on the Closing Date.

                  Revolving Credit and Term Loan A Lenders - any Lender with
                  ----------------------------------------
         a Revolving Loan Commitment or a Term Loan A Commitment or that holds any portion of the Revolving Credit Loans or Term Loan A.

                  Revolving Credit and Term Loan A Obligations - all
                  --------------------------------------------
         Obligations other than Term Loan B Obligations.

                  Revolving Credit and Term Loan A Termination Date - the
                  -------------------------------------------------
         first date (a) the Loans (other than the Term Loan B) have been repaid in full and the Revolving Loan Commitments have been terminated, (b) all other Obligations (other than the Obligations in respect of the Term Loan B and other than indemnification claims that have not yet been asserted) and the Revolving Loan Commitments have been terminated under the Agreement and the other Loan Documents have been completely discharged, and (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with this Agreement (in an amount equal to 105% of the LC Amount).

                  Revolving Credit Loan - a Loan made by any Revolving
                  ---------------------
         Credit and Term Loan A Lender pursuant to Section 1.1 of the
         Agreement.

                  Revolving Credit Maximum Amount - $33,769,000, as such
                  -------------------------------
         amount may be reduced from time to time pursuant to the terms of the Agreement.

                  Revolving Loan Commitment - with respect to any Lender,
                  -------------------------
         the amount of such Lender's Revolving Loan Commitment pursuant to subsection 1.1.1 of the Agreement, as set forth below such Lender's name on the signature page hereof or any Assignment and Acceptance Agreement executed by such Lender.

                  Revolving Loan Percentage - with respect to each Revolving
                  -------------------------
         Credit and Term Loan A Lender, the percentage equal to the quotient of such Revolving Credit and Term Loan A Lender Lender's Revolving Loan Commitment divided by the aggregate of all Revolving Loan
                         ------- --
         Commitments.

                  Revolving Notes - the Secured Promissory Notes to be
                  ---------------
         jointly and severally executed by Borrowers on or about the Closing Date in favor of each Revolving

         Credit and Term Loan A Lender to evidence the Revolving Credit Loans, which shall be in the form of Exhibit 1.1 to the Agreement,
                                              -----------
         together with any replacement or successor notes therefor.

                  Sale Notice - a written notice by Agent to Tranche B Agent
                  -----------
         stating that a sale, lease or other disposition of Collateral is proposed pursuant to subsection 11.7 of the Agreement, and in each case, providing available general details of such transaction.

                  Security - all shares of stock, partnership interests,
                  --------
         membership interests, membership units or other ownership interests in any other Person and all warrants, options or other rights to acquire the same.

                  Security Documents - the Guaranty Agreements, the
                  ------------------
         Mortgages, the Pledge Agreements, the Intellectual Property Security Agreements, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

                  Senior Debt - as defined in the Subordinated Note
                  -----------
         Indenture, as in existence on the Closing Date.

                  Solvent - as to any Person, that such Person (i) owns
                  -------
         Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

                  Special Reserve - a permanent reserve created under
                  ---------------
         subsection 1.1.1 of the Agreement in an aggregate amount equal to the sum of (i) all mandatory prepayments applied against the Revolving Credit Loans pursuant to the second sentence of subsection 3.3.1 of the Agreement, and (ii) all mandatory prepayments in respect of Excess Cash Flow applied to the Revolving Credit Loans, pursuant to Section 3.11 of the Agreement.

                  Subordinated Debt - the Subordinated Notes and any other
                  -----------------
         Indebtedness of any Borrower or any Subsidiary that is subordinated to the Obligations in a manner reasonably satisfactory to Agent, and contains terms, including without limitation, payment terms, reasonably satisfactory to Required Lenders.

                  Subordinated Note Debt - Falcon's Indebtedness for Money
                  ----------------------
         Borrowed in the aggregate outstanding amount of $150,000,000 incurred pursuant to the Subordinated Note Documents.

                  Subordinated Note Documents - the Subordinated Note
                  ---------------------------
         Indenture, the Subordinated Notes and each other agreement, instrument or document now or hereafter evidencing or relating to the Subordinated Note Debt.

                  Subordinated Note Guarantors - the "Guarantors" as defined
                  ----------------------------
         in the Subordinated Note Indenture, as in existence on the Closing
         Date.

                  Subordinated Note Indenture - the Indenture dated as of
                  ---------------------------
         June 17, 1999 among Falcon, as Issuer, certain Subsidiaries of Falcon, as Guarantors and the Bank of New York, as Trustee, as amended, modified or supplemented through the date hereof and as it may be hereafter amended, modified or supplemented from time to time.

                  Subordinated Notes - the 11 3/8% Senior Subordinated Notes
                  ------------------
         due June 15, 2009, Series B, issued by Falcon pursuant to the Subordinated Note Indenture and the other Subordinated Note Documents.

                  Subsidiary - any Person of which another Person owns,
                  ----------
         directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

                  Term - as defined in Section 4.1 of the Agreement.
                  ----

                  Term A Notes - the Secured Promissory Notes to be executed
                  ------------
         by Borrower on or about the Closing Date in favor of each applicable Revolving Credit and Term Loan A Lender to evidence its Term Loan A, which shall be in the form of Exhibit 1.3(A) to the
                                                    --------------
         Agreement, together with any replacement or successor notes therefor.

                  Term B Notes - the Secured Promissory Notes to be executed
                  ------------
         by Borrower on or about the Closing Date in favor of each applicable Term Loan B Lender to evidence its Term Loan B, which shall be in the form of Exhibit 1.3(B) to the Agreement, together
                                 --------------
         with any replacement or successor notes therefor.

                  Term Loan A - the Loan described in subsection 1.3.1 of
                  -----------
         the Agreement.

                  Term Loan A Commitment - with respect to each Revolving
                  ----------------------
         Credit and Term Loan A Lender, the amount of such Revolving Credit and Term Loan A Lender's Term Loan A Commitment pursuant to subsection 1.3.1 of the Agreement, as set forth below such Revolving Credit and Term Loan A Lender's name on the signature pages hereof or any Assignment and Acceptance Agreement executed by such Lender, minus all Term Loan A payments paid to such Revolving
                      -----
         Credit and Term Loan A Lender.

                  Term Loan B - the Loan described in subsection 1.3.2 of
                  -----------
         the Agreement.

                  Term Loan B Commitment - with respect to each Term Loan B
                  ----------------------
         Lender, the amount of such Term Loan B Lender's Term Loan B Commitment pursuant to subsection 1.3.2 of the Agreement, as set forth below such Term Loan B Lender's name on the signature pages hereof or any Assignment and Acceptance Agreement executed by such Term Loan B Lender, minus all Term Loan B payments paid to such
                             -----
         Term Loan B Lender.

                  Term Loan B Current Interest - as defined in subsection
                  ----------------------------
         2.1.1 of the Agreement.

                  Term Loan B Fee Letter - as defined in subsection 2.12 of
                  ----------------------
         the Agreement.

                  Term Loan B Lender - any Lender with a Term Loan B
                  ------------------
         Commitment or that holds any portion of Term Loan B.

                  Term Loan B Obligations - all interest and principal due
                  -----------------------
         with respect to Term Loan B and all other amounts due Term Loan B Lenders under the Agreement or any other Loan Document.

                  Term Loan B PIK Interest - as defined in subsection 2.1.1
                  ------------------------
         of the Agreement.

                  Term Loan B Prepayment Fee - (a) with respect to any
                  --------------------------
         prepayment of Term Loan B within twelve (12) months following the Closing Date, an amount equal to the sum of the Term Loan B Current Interest plus the Term Loan B PIK Interest plus commitment fees pursuant to the Term Loan B Fee Letter, in each case that would have accrued on the amount prepaid during the period from the date of such prepayment through the date twelve (12) months after the Closing Date (which amount shall be calculated to include the effect of the increased revenue that would have resulted from adding Term Loan B PIK Interest to the balance of Term Loan B during such period), and (b) with respect to any prepayment made more than twelve (12) months following the Closing Date, zero.

                  Term Loans - Term Loan A and Term Loan B.
                  ----------

                  Total Credit Facility - $75,000,000, as reduced from time
                  ---------------------
         to time pursuant to the terms of the Agreement.

                  Tranche A Default Rate - as defined in subsection 2.1.2 of
                  ----------------------
         the Agreement.

                  Tranche B Agent - Back Bay Capital Funding LLC, in its
                  ---------------
         capacity as Tranche B Agent for the Term Loan B Lenders under the Agreement and any successor in that capacity appointed pursuant to subsection 13.9 of the Agreement.

                  Tranche B Default Rate - as defined in subsection 2.1.2 of
                  ----------------------
         the Agreement.

                  Type of Organization - with respect to any Person, the
                  --------------------
         kind or type of entity by which such Person is organized, such as a corporation or limited liability company.

                  UCC - the Uniform Commercial Code as in effect in the
                  ---
         State of Illinois on the date of this Agreement, as it may be amended or otherwise modified.

                  Unrestricted Subsidiary - as defined in the Subordinated
                  -----------------------
         Note Indenture, as in existence on the Closing Date.

                  Unused Line Fee - as defined in Section 2.5 of the
                  ---------------
         Agreement.

                  Voting Stock - Securities of any class or classes of a
                  ------------
         corporation, limited partnership or limited liability company or any other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote with respect to the election of corporate directors (or Persons performing similar functions).

                  OTHER TERMS. All other terms contained in the Agreement
                  -----------
shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

                  CERTAIN MATTERS OF CONSTRUCTION. The terms "herein",
                  -------------------------------
"hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                              LIST OF EXHIBITS

Exhibit 1.1                Form of Revolving Note
Exhibit 1.3(A)             Form of Term A Note
Exhibit 1.3(B)             Form of Term B Note
Exhibit 6.1.1              Business Locations
Exhibit 7.1.1              Jurisdictions in which each Borrower and each
                             Subsidiary is Authorized to do Business
Exhibit 7.1.4              Capital Structure of each Borrower and each
                             Subsidiary
Exhibit 7.1.5              Names; Organization
Exhibit 7.1.13             Surety Obligations
Exhibit 7.1.14             Tax Identification Numbers of each Borrower and
                             each Restricted Subsidiary
Exhibit 7.1.15             Brokers' Fees
Exhibit 7.1.16             Patents, Trademarks, Copyrights and Licenses
Exhibit 7.1.19             Contracts Restricting Right to Incur Debts
Exhibit 7.1.20             Litigation
Exhibit 7.1.21             Defaults
Exhibit 7.1.22             Capitalized and Operating Leases
Exhibit 7.1.23             Pension Plans
Exhibit 7.1.25             Labor Relations
Exhibit 7.1.27             Disclosures re: Subordinated Note Indenture
Exhibit 8.1.3              Form of Compliance Certificate
Exhibit 8.1.4              Form of Borrowing Base Certificate
Exhibit 8.2.3              Existing Indebtedness
Exhibit 8.2.4              Affiliate Transactions
Exhibit 8.2.5              Permitted Liens
Exhibit 8.2.12             Permitted Investments
Exhibit 8.3                Financial Covenants


                              List of Exhibits

                                 EXHIBIT 1.1

                           FORM OF REVOLVING NOTE




                            Exhibit 1.1 - Page 1

                               EXHIBIT 1.3(A)

                             FORM OF TERM A NOTE




                           Exhibit 1.3(A) - Page 1

                               EXHIBIT 1.3(B)

                             FORM OF TERM B NOTE




                           Exhibit 1.3(B) - Page 1

                                EXHIBIT 8.1.3

                           COMPLIANCE CERTIFICATE

                         [------------------------]



                                       ------------------, ---



Fleet Capital Corporation, as Agent
One South Wacker Drive
Suite 1400
Chicago, Illinois 60606

                  Falcon Products, Inc. ("Falcon"), gives this certificate to Fleet Capital Corporation, in its capacity as Agent ("Agent") in accordance with the requirements of subsection 8.1.3 of that certain Loan and Security Agreement dated June __, 2003 among Falcon, Shelby Williams Industries, Inc. and Sellers & Josephson Inc. (collectively, "Borrowers"), Agent and the Lenders party thereto ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

                  1. Falcon hereby certifies that, based upon the balance sheets and statements of income of Borrowers and the Subsidiaries for the [__________] period ending _______________, ____, copies of which are attached hereto, and as demonstrated in the attached covenant compliance certificate:

                           (i) Capital Expenditures during the period and for the fiscal year to date total $__________ and $__________, respectively.

                           (ii) The Fixed Charge Coverage Ratio as of the last day of the period is ______:1.00. [TO BE ADDED ONLY AT FISCAL QUARTER END DATES BEGINNING JULY 31, 2003].

                           (iii)  EBITDA for the period of twelve (12)
         consecutive fiscal months ending on the last day of the period was $_________. [TO BE ADDED ONLY AT FISCAL QUARTER END DATES BEGINNING JULY 31, 2003].

                           (iv) Domestic EBITDA for the fiscal quarter ending on the last of the period was _____% of EBITDA. [TO BE ADDED ONLY AT FISCAL QUARTER END DATES BEGINNING JULY 31, 2003].

                           (v) The ratio of Consolidated Secured Funded Debt to Consolidated EBITDA for the period of twelve (12) consecutive fiscal months ending on the last


                           Exhibit 8.1.3 - Page 1
         day of the period is ______:1.00. [TO BE ADDED ONLY AT FISCAL QUARTER END DATES BEGINNING JULY 31, 2003].

                  2. No Default exists on the date hereof, other than:
___________________________________________________________________ [IF
NONE, SO STATE]; and

                  3. No Event of Default exists on the date hereof, other than _______________________________________________________________ [IF
NONE, SO STATE].

                                       Very truly yours,

                                       FALCON PRODUCTS, INC.



                                       By:  _______________________________
                                              Chief Financial Officer


                           Exhibit 8.1.3 - Page 2

                                EXHIBIT 8.1.4

                     FORM OF BORROWING BASE CERTIFICATE


                                  Attached


                           Exhibit 8.1.4 - Page 1

FLEET CAPITAL                                                                           Borrowing Certificate

                                                                                        Customer Name:  Falcon Products, Inc.
                                                                                        Assignment #:
                                                                                        Report Date:
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         INVENTORY_________         LOAN #
ACCOUNTS RECEIVABLE                 LOAN #                  FAL00        Dates covered:  04/30/03
Dates covered:  4/30/03                                                    COLLATERAL                                  FAL05
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
1.   BEGINNING BALANCE                                    _____________  1. BEGINNING BALANCE                       _____________
-----------------------------------------------------------------------------------------------------------------------------------
2.   Sales (+)                                                           2. Adjustments (+)                         _____________
-----------------------------------------------------------------------------------------------------------------------------------
3.   Credit Memos (-)                                                    3. Adjustments (-)
-----------------------------------------------------------------------------------------------------------------------------------
4.   Adjustments (+)                                      _____________  4. CURRENT BALANCE                         _____________
-----------------------------------------------------------------------------------------------------------------------------------
5.   Adjustments (-)                                                     5. Ineligibles                             _____________
-----------------------------------------------------------------------------------------------------------------------------------
6.   Net Collections (-)                                                 6. Eligible Collateral  (4-5)              _____________
-----------------------------------------------------------------------------------------------------------------------------------
7.   Discounts (-)                                                       7. Eligible Inventory  @ 28.53%            _____________
-----------------------------------------------------------------------------------------------------------------------------------
8.   Overpayments, Misc. Cash (+)                                        8. Less Reserve
-----------------------------------------------------------------------------------------------------------------------------------
9.   Unapplied Cash (-)                                                  9. QUALIFIED INVENTORY                     _____________
-----------------------------------------------------------------------------------------------------------------------------------
10. CURRENT BALANCE                                       _____________  10. AVAILABILITY = #7 OR $17,500,000       _____________
-----------------------------------------------------------------------------------------------------------------------------------
11. Ineligible                                            _____________
-----------------------------------------------------------------------------------------------------------------------------------
12. Eligible Collateral (10-11)                           _____________
-----------------------------------------------------------------------------------------------------------------------------------
13. Eligible A/R @                 85%                    _____________
-----------------------------------------------------------------------------------------------------------------------------------
14. Less Reserve
-----------------------------------------------------------------------------------------------------------------------------------
15. QUALIFIED COLLATERAL                                  _____________
-----------------------------------------------------------------------------------------------------------------------------------
16. AVAILABILITY = #15 OR LESSER OF $33,450,000           _____________
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
      LOAN
-----------------------------------------------------------------------------------------------------------------------------------
17. BEGINNING BALANCE                                            ______
-----------------------------------------------------------------------------------------------------------------------------------
18. Cash (Checks/ACH) (-)                                        ______
-----------------------------------------------------------------------------------------------------------------------------------
19. Cash (Wire) (-)                                              ______
-----------------------------------------------------------------------------------------------------------------------------------
20. Adjustments (-/+) (circle one)                               ______
-----------------------------------------------------------------------------------------------------------------------------------
21. Advance (+)                                                  ______
-----------------------------------------------------------------------------------------------------------------------------------
22. CURRENT REVOLVING LOAN BALANCE @                             ______
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL AVAILABILITY = LESSER OF 16 + 10 OR $33,450,000     _____________
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL CREDIT LINE                                         _____________
-----------------------------------------------------------------------------------------------------------------------------------
QUALIFIED AVAILABILITY                                    _____________
-----------------------------------------------------------------------------------------------------------------------------------
    Less Total Revolving Loan Balance                     _____________
-----------------------------------------------------------------------------------------------------------------------------------
    Less Letters of Credit                                _____________
-----------------------------------------------------------------------------------------------------------------------------------


                           Exhibit 8.1.4 - Page 2




REMAINING AVAILABILITY                                    _____________
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Explanation:
-----------------------------------------------------------------------------------------------------------------------------------

The foregoing information is delivered to Fleet Capital                      Prepared by:
in accordance with a Loan and Security Agreement among                       ------------------------------------------------------
the lenders party thereto, Fleet Capital Corporation
and Falcon Products, Inc. dated: June 3, 2003.                               Title:                  Date:
I hereby certify that the information contained herein is true               ------------------------------------------------------
and correct as of the dates shown herein.  Nothing contained
herein shall constitute a waiver, modification, or limitation of             Approved by:
any of the terms or conditions set forth in the referenced Loan              ------------------------------------------------------
and Security Agreement.
                                                                             Title:                  Date:
                                                                             ------------------------------------------------------
BRACKETS ARE NOT NECESSARY FOR NEGATIVE NUMBERS
-----------------------------------------------
UNLESS WHAT YOU WANT IS DIFFERENT THAN WHAT FIELD INDICATES.


WE BUILD RELATIONSHIPS

                           Exhibit 8.1.4 - Page 3

[LOGO] FLEET CAPITAL

       A FleetBoston Financial Company

A/R                                         INELIGIBLES
---                                         -----------


==================================================================================================================================
Client Name:             Falcon Industries, Inc.
----------------------------------------------------------------------------------------------------------------------------------
Client Number:           FAL00
----------------------------------------------------------------------------------------------------------------------------------
Date:
==================================================================================================================================
                         Total             Current / Dating        1 - 30       31 - 60      61 - 90    91 - 120       Over 120
----------------------------------------------------------------------------------------------------------------------------------
Aging Summary
----------------------------------------------------------------------------------------------------------------------------------
Percent to Gross
==================================================================================================================================

             Following is a listing of the ineligible accounts receivable as of: __________ 4/30/2003
==================================================================================================================================
[  ] RECEIVABLES INELIGIBLE BY REASON OF AGE:
----------------------------------------------------------------------------------------------------------------------------------
     [  ] Invoice amounts over 90 days old                                                              (2)           $___________
----------------------------------------------------------------------------------------------------------------------------------
     [  ] Current accounts with substantial past due balances (i.e. crossed aged balance) ___%          (3)           $___________
----------------------------------------------------------------------------------------------------------------------------------
[  ] RECEIVABLES INELIGIBLE FOR OTHER REASONS:
----------------------------------------------------------------------------------------------------------------------------------
     [  ] Due from debtors who are suppliers or creditors (commonly known as "Contra Items")            (4)
----------------------------------------------------------------------------------------------------------------------------------
     [  ] Due from affiliates and/or subsidiaries                                                       (5)
----------------------------------------------------------------------------------------------------------------------------------
     [  ] Due from officers and/or employees                                                            (5)
----------------------------------------------------------------------------------------------------------------------------------
     [  ] Due from debtors contingently on guaranteed sales and/or consignments                         (5)
----------------------------------------------------------------------------------------------------------------------------------
     [  ] Aged Credit Balances > 90 days old                                                            (5)            $__________
----------------------------------------------------------------------------------------------------------------------------------
     [  ] Due from other than U.S. or Canadian debtors                                                  (5)            $__________
----------------------------------------------------------------------------------------------------------------------------------
     [  ] Government Purchases < 90 days old                                                            (5)            $__________
----------------------------------------------------------------------------------------------------------------------------------
     [  ] Amounts ineligible for reasons other than above - see list below:
----------------------------------------------------------------------------------------------------------------------------------
          A.) Installation A/R                                                 $____________
----------------------------------------------------------------------------------------------------------------------------------
          B.) Deposits on Hold                                                 $____________
----------------------------------------------------------------------------------------------------------------------------------
          C.) Accrued Cash Receipts                                            $____________
----------------------------------------------------------------------------------------------------------------------------------
          D.)
----------------------------------------------------------------------------------------------------------------------------------
     [  ] Total amounts ineligible for reasons other than above                                         (5)            $__________
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                                    SUBTOTAL            (5)            $__________
----------------------------------------------------------------------------------------------------------------------------------
[  ] TOTAL RECEIVABLES INELIGIBLE FOR BORROWING PURPOSES  [(2), (3), (4), (5)]                                         $__________
----------------------------------------------------------------------------------------------------------------------------------

                           Exhibit 8.1.4 - Page 4




-------------------------------------------------------------------------------------------------------
[  ] PREVIOUS INELIGIBLE RECEIVABLES FOR BORROWING PURPOSES:                                                           $      0.00
----------------------------------------------------------------------------------------------------------------------------------
[  ] DIFFERENCE:                                                                                                       $__________
==================================================================================================================================
Loan Servicing Admin.:                            Date:
----------------------------------------------------------------------------------------------------------------------------------
Loan Officer:                                     Date Adjusted:
==================================================================================================================================

                           Exhibit 8.1.4 - Page 5

[LOGO] FLEET CAPITAL

       A FleetBoston Financial Company

INVENTORY                                   INELIGIBLES
---------                                   -----------

==================================================================================================================================
Client Name:                          Falcon Industries, Inc.
----------------------------------------------------------------------------------------------------------------------------------
Client Number:                        FAL05
----------------------------------------------------------------------------------------------------------------------------------
Date:
==================================================================================================================================


---------------------------------------------------------
Finished Goods                                $________
---------------------------------------------------------
Work in Process                               $________
---------------------------------------------------------
Raw Materials                                 $________
---------------------------------------------------------
Total Inventory                               $________
==================================================================================================================================

                        Following is a listing of the ineligible inventory as of: _________
===================================================================================================================================
[  ] INELIGIBLE INVENTORY:
-----------------------------------------------------------------------------------------------------------------------------------
     [  ] Slow Moving/Obsolete Inventory                                                     (1)                   $___________
-----------------------------------------------------------------------------------------------------------------------------------
     [  ] Consigned Stock                                                                    (1)                   $___________
-----------------------------------------------------------------------------------------------------------------------------------
     [  ] In - Transit                                                                       (1)                   $___________
-----------------------------------------------------------------------------------------------------------------------------------
     [  ] Packaging & Supplies                                                               (1)                   $___________
-----------------------------------------------------------------------------------------------------------------------------------
     [  ] Inventory located at Outside locations                                             (1)                   $___________
-----------------------------------------------------------------------------------------------------------------------------------
     [  ] Miscellaneous                                            $___________
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                             --------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     [  ] Total amounts ineligible for reasons other than above                              (2)                   $___________
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
[  ] TOTAL INVENTORY INELIGIBLE FOR BORROWING PURPOSES  [(1), (2)]                                                 $___________
-----------------------------------------------------------------------------------------------------------------------------------
[  ] PREVIOUS INELIGIBLE INVENTORY FOR BORROWING PURPOSES:                                                         $___________
-----------------------------------------------------------------------------------------------------------------------------------
[  ] DIFFERENCE:                                                                                                   $___________
===================================================================================================================================
Loan Servicing Admin.:                                                               Date:
-----------------------------------------------------------------------------------------------------------------------------------
Loan Officer:                                                                        Date Adjusted:
===================================================================================================================================

                           Exhibit 8.1.4 - Page 6

                                                        INVENTORY SUMMARY

----------------------------------------------------------------------------------------------------------------------------------
                                                   FYE _______                 Prior Month                        Current _______
----------------------------------------------------------------------------------------------------------------------------------
Inventory Breakdown                             $$$           %            $$$               %                  $$$             %
----------------------------------------------------------------------------------------------------------------------------------
Raw Materials
Packaging                                        0            0             0                0                   0              0
Miscellaneous                                    0            0             0                0                   0              0
Work In Process                                  0            0             0                0                   0              0

                                           ---------------------------------------------------------------------------------------
Finished Goods                                   0            0             0                0                   0              0

                                           ---------------------------------------------------------------------------------------
Gross Inventory                                  0          100%            0              100%                  0            100%
                                           =======================================================================================
Reconciling Items                                0            0             0                0                   0              0

                                           ---------------------------------------------------------------------------------------
Net Inventory Per
Balance Sheet                                    0            0             0                0                   0              0
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                       Gross                                   Prime
Inventory Type                       Inventory           Ineligible          Inventory        Advance %               Availability
----------------------------------------------------------------------------------------------------------------------------------
Raw                                 ___________          ___________        ___________         ____%                   __________
Wip                                 ___________          ___________        ___________         ____%                   __________
Packaging                                     -                    -                  -         ____%                            -
Miscellaneous                                 -                    -                  -         ____%                            -
Finished Goods                      ___________          ___________        ___________         ____%                   __________
                            ======================================================================================================
Totals                              ___________          ___________        ___________         ____%                   __________
----------------------------------------------------------------------------------------------------------------------------------

                           Exhibit 8.1.4 - Page 7

                                 EXHIBIT 8.3

                             FINANCIAL COVENANTS

DEFINITIONS

         Consolidated Funded Debt - with respect to the Borrowers and their
         ------------------------
Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Borrowers and their Subsidiaries, on a Consolidated basis, for or in respect of (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) any synthetic leases or any Capitalized Leases, and (iv) the maximum drawing amount of all letters of credit outstanding plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by the Borrowers or any of their Subsidiaries.

         Consolidated Secured Funded Debt - with respect to the Borrowers
         --------------------------------
and their Subsidiaries all Consolidated Funded Debt which is secured by a lien on any of the assets of the Borrowers and their Subsidiaries.

         EBITDA - with respect to any period, without duplication, the total
         ------
of the following for the Borrowers and their Subsidiaries on a Consolidated basis, each calculated for such period: (a) net income determined in accordance with GAAP; plus, to the extent included in the calculation of net income, (b) the sum of (i) income taxes paid or accrued during such period;
(ii) interest expense paid or accrued during such period, (iii) amortization and depreciation during such period (as reduced by deferred financing fees amortized during such period), and (iv) non-operating or non-recurring non-cash losses, less, to the extent included in the calculation of net income, (c) the sum of (i) gains from sales or other dispositions of assets (other than sales of Inventory in the normal course of business); and (ii) non-operating or non-recurring gains, but not net of non-operating or non-recurring cash losses.

         Fixed Charge Coverage Ratio - with respect to any period, the ratio
         ---------------------------
of (a) the result of (i) EBITDA for such period, minus (ii) non-financed Capital Expenditures made during such period, minus (iii) income taxes paid or required to be paid in cash during such period to (b) the sum of (i) Interest Expense paid or required to be paid in cash during such period, plus (ii) principal payments made or required to be made during such period on Consolidated Funded Debt (including the principal portion of Capitalized Lease Obligations, but excluding (I) principal payments of revolving credit facilities, whether foreign or domestic and (II) principal payments made with proceeds of equity issuances, asset sales, and/or insurance recoveries), plus (iii) Distributions made during such period, plus (iv) cash contributions to pension plans in excess of pension expense during such period all as determined for Borrowers and their Subsidiaries on a Consolidated basis in accordance with GAAP.

         Interest Expense - with respect to any period, the sum of (a) cash
         ----------------
interest expense paid or accrued for such period, including without limitation the interest portion of Capitalized Lease Obligations plus the Letter of Credit and LC Guaranty fees owing for such period, plus (b) other financing costs during such period, including, without limitation and without duplication,

                            Exhibit 8.3 - Page 1
commitment fees, termination fees, amendment fees, unused line fees, all as determined for Borrowers and their Subsidiaries on a Consolidated basis and in accordance with GAAP.


FINANCIAL COVENANTS

I.       FIXED CHARGE COVERAGE

         Borrowers will not permit the Fixed Charge Coverage Ratio, determined as of the end of each fiscal quarter set forth in the table below for the period of four consecutive fiscal quarters then ending, to exceed the ratio set forth opposite such quarter end date:

12 month period ended 7/31/03                          1.00x
12 month period ended 10/31/03                         0.92x
12 month period ended 1/31/04                          0.92x
12 month period ended 4/30/04                          0.92x
12 month period ended 7/31/04                          0.95x
12 month period ended 10/31/04                         1.00x
12 month period ended 1/31/05                          1.05x
12 month period ended 4/30/05                          1.10x
12 month period ended 7/31/05                          1.15x
12 month period ended 10/31/05                         1.15x
12 month period ended 1/31/06                          1.15x
12 month period ended 4/30/06                          1.20x
12 month period ended 7/31/06                          1.25x
12 month period ended 10/31/06                         1.25x
and each quarterly covenant test
period thereafter

Provided that, for purposes of calculating the Fixed Charge Coverage Ratio

                  (i)   for the fiscal quarter ending 7/31/03,

                        (a) EBITDA shall be the sum of EBITDA for the fiscal quarter then ending plus $18,958,000,

                        (b) non-financed Capital Expenditures shall be the sum of non-financed Capital Expenditures for the fiscal quarter then ending plus $2,030,000, and

                        (c) Contributions to pension plans in excess of pension expense shall be the sum of such contributions to pension plans in excess of pension expense for the fiscal quarter then ending plus $1,009,000;

                  (ii)  for the fiscal quarter ending 10/31/03,

                            Exhibit 8.3 - Page 2

                        (a) EBITDA shall be the sum of EBITDA for the two
         (2) fiscal quarters then ending plus $11,242,000,

                        (b) non-financed Capital Expenditures shall be the sum of non-financed Capital Expenditures for the two (2) fiscal quarters then ending plus $1,288,000, and

                        (c) Contributions to pension plans in excess of pension expense shall be the sum of such contributions to pension plans in excess of pension expense for the two (2) fiscal quarters then ending plus $1,315,000;

                  (iii) for the fiscal quarter ending 1/31/04,

                        (a) EBITDA shall be the sum of EBITDA for the three (3) fiscal quarters then ending plus $5,332,000,

                        (b) non-financed Capital Expenditures shall be the sum of non-financed Capital Expenditures for the three (3) fiscal quarters then ending plus $565,000, and

                        (c) Contributions to pension plans in excess of pension expense shall be the sum of such contributions to pension plans in excess of pension expense for the three (3) fiscal quarters then ending plus $697,000.

Provided further, for each of the 12 month periods ending on 7/31/03, 10/31/03, 1/31/04, and 4/30/04, (i) Interest Expense for each such period shall be deemed to be $17,000,000, (ii) principal payments made or required to be made during such period shall be deemed to be $1,100,000 plus the amount of voluntary principal payments made during such period, and (iii) the amount of income taxes for such period shall be deemed to be $400,000.

II.      EBITDA

         As tested on a quarterly rolling/trailing 12 month basis must be equal to or greater than the amounts set forth below:

12 month period ended 7/31/03                          $24,000,000
12 month period ended 10/31/03                         $25,000,000
12 month period ended 1/31/04                          $25,500,000
12 month period ended 4/30/04                          $25,500,000
12 month period ended 7/31/04                          $25,500,000
12 month period ended 10/31/04                         $26,000,000
12 month period ended 1/31/05                          $26,500,000
12 month period ended 4/30/05                          $27,000,000
12 month period ended 7/31/05                          $28,000,000
12 month period ended 10/31/05                         $28,000,000
12 month period ended 1/31/06                          $29,000,000
12 month period ended 4/30/06                          $30,000,000

                            Exhibit 8.3 - Page 3



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12 month period ended 7/31/06                          $31,000,000
12 month period ended 10/31/06                         $32,000,000
and each quarterly covenant test
period thereafter

         Provided that, for purposes of calculating EBITDA:

                  (i) for the fiscal year quarter ending July 31, 2003, EBITDA shall be the sum of EBITDA for the fiscal quarter then ending plus $18,958,000,

                  (ii) for the fiscal quarter ending October 31, 2003, EBITDA shall be the sum of EBITDA for the two (2) fiscal quarters then ending plus $11,242,000, and

                  (iii) for the fiscal quarter ending January 31, 2004, EBITDA shall be the sum of EBITDA for the three (3) fiscal quarters then ending plus $5,332,000.


III.     CONSOLIDATED SECURED FUNDED DEBT TO CONSOLIDATED EBITDA

         Borrowers will not permit the ratio, determined as of the end of each fiscal quarter set forth in the table below of (a) Consolidated Secured Funded Debt to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters then ending, to exceed the ratio set forth opposite such quarter end date:

Period ended 7/31/03                                   2.75x
Period ended 10/31/03                                  2.50x
Period ended 1/31/04                                   2.50x
Period ended 4/30/04                                   2.50x
Period ended 7/31/04                                   2.50x
Period ended 10/31/04                                  2.50x
Period ended 1/31/05                                   2.50x
Period ended 4/30/05                                   2.25x
Period ended 7/31/05                                   2.25x
Period ended 10/31/05 and                              2.00x
each quarterly covenant test
period thereafter


IV.      MINIMUM DOMESTIC EBITDA

         Borrowers will not, for any fiscal quarter, permit the EBITDA directly generated by Borrowers and their Domestic Subsidiaries to be less than 87.5% of the Consolidated EBITDA of Borrowers and their Subsidiaries.


                            Exhibit 8.3 - Page 4